================================================================================

                                  EXHIBIT 10.59


                                 LOAN AGREEMENT


                            Dated as of July 11, 2002

                                  By and Among


             LAUGHLIN OUTLET CENTER LLC, WARRENTON OUTLET CENTER LLC
                         AND MEDFORD OUTLET CENTER LLC,
                           collectively, as Borrowers


                                       and


                    UBS WARBURG REAL ESTATE INVESTMENTS INC.,
                                    as Lender

================================================================================

                                TABLE OF CONTENTS

ARTICLE 1:  DEFINITIONS; PRINCIPLES OF CONSTRUCTION..............................................................77

      SECTION 1.1    Specific Definitions........................................................................77
      SECTION 1.2    Principles of Construction..................................................................96

ARTICLE 2:  THE LOAN.............................................................................................96

      SECTION 2.1    The Loan....................................................................................96
      SECTION 2.2    Interest Rate...............................................................................97
      SECTION 2.3    Loan Payments...............................................................................98
      SECTION 2.4    Prepayments.................................................................................99
      SECTION 2.5    Defeasance.................................................................................100

ARTICLE 3:  REPRESENTATIONS AND WARRANTIES......................................................................103

      SECTION 3.1    Borrower Representations...................................................................103
      SECTION 3.2    Survival of Representations................................................................115

ARTICLE 4:  BORROWER COVENANTS..................................................................................115

      SECTION 4.1    Borrower Affirmative Covenants.............................................................116
      SECTION 4.2    Borrower Negative Covenants................................................................123

ARTICLE 5:  INSURANCE, CASUALTY AND CONDEMNATION................................................................126

      SECTION 5.1    Insurance..................................................................................126
      SECTION 5.2    Casualty...................................................................................131
      SECTION 5.3    Condemnation...............................................................................134
      SECTION 5.4    Casualty and Condemnation Proceeds.........................................................136
      SECTION 5.5    Additional Conditions for Disbursement of Net Proceeds.....................................136

ARTICLE 6:  CASH MANAGEMENT AND RESERVE FUNDS...................................................................138

      SECTION 6.1    Cash Management Arrangements...............................................................138
      SECTION 6.2    Intentionally Omitted......................................................................139
      SECTION 6.3    Tax Funds..................................................................................139
      SECTION 6.4    Insurance Funds............................................................................140
      SECTION 6.5    Capital Expenditure Funds..................................................................140
      SECTION 6.6    Rollover Funds.............................................................................142
      SECTION 6.7    Intentionally Omitted......................................................................144
      SECTION 6.8    Intentionally Omitted......................................................................145
      SECTION 6.9    Security Interest in Reserve Funds.........................................................145
      SECTION 6.10   Property Cash Flow Allocation..............................................................145

ARTICLE 7:  PROPERTY MANAGEMENT.................................................................................147

      SECTION 7.1    The Management Agreement...................................................................147
      SECTION 7.2    Prohibition Against Termination or Modification............................................147
      SECTION 7.3    Replacement of Manager.....................................................................148

ARTICLE 8:  PERMITTED TRANSFERS.................................................................................148

      SECTION 8.1    Permitted Transfers of Interests in Borrowers..............................................148
      SECTION 8.2    Permitted Transfers of Properties..........................................................150

ARTICLE 9:  SALE AND SECURITIZATION OF MORTGAGE.................................................................150

      SECTION 9.1    Sale of Mortgage and Securitization........................................................150
      SECTION 9.2    Securitization Indemnification.............................................................153
      SECTION 9.3    Rating Surveillance........................................................................155
      SECTION 9.4    Severance Documentation....................................................................155

ARTICLE 10:  DEFAULTS...........................................................................................156

      SECTION 10.1   Events of Default..........................................................................156
      SECTION 10.2   Remedies...................................................................................159
      SECTION 10.3   Lender's Right to Perform..................................................................160
      SECTION 10.4   Remedies Cumulative........................................................................160

ARTICLE 11:  MISCELLANEOUS......................................................................................161

      SECTION 11.1   Successors and Assigns.....................................................................161
      SECTION 11.2   Lender's Discretion........................................................................161
      SECTION 11.3   Governing Law..............................................................................161
      SECTION 11.4   Modification, Waiver in Writing............................................................163
      SECTION 11.5   Delay Not a Waiver.........................................................................163
      SECTION 11.6   Notices....................................................................................163
      SECTION 11.7   Trial by Jury..............................................................................165
      SECTION 11.8   Headings...................................................................................165
      SECTION 11.9   Severability...............................................................................165
      SECTION 11.10  Preferences................................................................................165
      SECTION 11.11  Waiver of Notice...........................................................................166
      SECTION 11.12  Remedies of Borrower.......................................................................166
      SECTION 11.13  Expenses; Indemnity........................................................................166
      SECTION 11.14  Schedules Incorporated.....................................................................167
      SECTION 11.15  Offsets, Counterclaims and Defenses........................................................167
      SECTION 11.16  No Joint Venture or Partnership; No Third Party Beneficiaries..............................168
      SECTION 11.17  Publicity..................................................................................168
      SECTION 11.18  Waiver of Marshalling of Assets............................................................168
      SECTION 11.19  Waiver of Offsets/Defenses/Counterclaims...................................................169

      SECTION 11.20  Conflict; Construction of Documents; Reliance..............................................169
      SECTION 11.21  Brokers and Financial Advisors.............................................................169
      SECTION 11.22  Exculpation................................................................................169
      SECTION 11.23  Prior Agreements...........................................................................172
      SECTION 11.24  Servicer..........................................................ERROR! BOOKMARK NOT DEFINED.
      SECTION 11.25  Joint and Several Liability................................................................173
      SECTION 11.26  Creation of Security Interest..............................................................173
      SECTION 11.27  Assignments and Participations.............................................................173
      SECTION 11.28  Counterparts...............................................................................173
      SECTION 11.29  Set-Off....................................................................................174

ARTICLE 12:  MEZZANINE LOAN.....................................................................................174

      SECTION 12.1  Compliance with Mezzanine Loan Documents....................................................174
      SECTION 12.2  Mezzanine Loan Defaults.....................................................................175
      SECTION 12.3  Mezzanine Loan Estoppels....................................................................176
      SECTION 12.4  No Amendments to Mezzanine Loan; Refinancing of Mezzanine Loan, Etc.........................176
      SECTION 12.5  Acquisition of Mezzanine Loan...............................................................177
      SECTION 12.6  Deed in Lieu of Foreclosure.................................................................177
      SECTION 12.7  Intercreditor Agreement.....................................................................177

ARTICLE 13:  RELEASE OF OUTPARCELS..............................................................................177

      SECTION 13.1  Release Conditions..........................................................................178
      SECTION 13.2  Definition of Property......................................................................179
      SECTION 13.3  Release.....................................................................................179

                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT, dated as of July 11, 2002 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "AGREEMENT"), by and among UBS WARBURG REAL ESTATE INVESTMENTS INC., a Delaware corporation, having an address at 1285 Avenue of the Americas, 11th Floor, New York, New York 10019 (together with its successors and assigns, collectively, "LENDER"), and LAUGHLIN OUTLET CENTER LLC, a Delaware limited liability company, having an address at c/o Horizon Group Properties, Inc., 77 West Wacker Drive, Suite 4200, Chicago, Illinois 60601 (together with its permitted successors and assigns, collectively, "HORIZON LAUGHLIN"), WARRENTON OUTLET CENTER LLC, a Delaware limited liability company, having an address at c/o Horizon Group Properties, Inc., 77 West Wacker Drive, Suite 4200, Chicago, Illinois 60601 (together with its permitted successors and assigns, collectively, "HORIZON WARRENTON"), and MEDFORD OUTLET CENTER LLC, a Delaware limited liability company, having an address at c/o Horizon Group Properties, Inc., 77 West Wacker Drive, Suite 4200, Chicago, Illinois 60601 (together with its permitted successors and assigns, collectively, "HORIZON MEDFORD"; and together with Horizon Laughlin and Horizon Warrenton, each a "BORROWER" and collectively, "BORROWERS").

     All capitalized terms used herein shall have the respective meanings set forth in Article I hereof.

                              W I T N E S S E T H :

     WHEREAS, Borrowers desire to obtain the Loan from Lender; and

     WHEREAS, Lender is willing to make the Loan to Borrowers, subject to and in accordance with the conditions and terms of this Agreement and the other Loan Documents.

     NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:

               ARTICLE 1: DEFINITIONS; PRINCIPLES OF CONSTRUCTION

     SECTION 1.1 SPECIFIC DEFINITIONS.

     For all purposes of this Agreement, except as otherwise expressly provided:

     "ACCOUNTS" shall have the meaning set forth in SECTION 6.1.

     "ACT" shall have the meaning set forth in SECTION 3.1.24(s).

     "ACQUIRED PROPERTY STATEMENTS" shall have the meaning set forth in SECTION 9.1(c)(i).

     "AFFILIATE" shall mean, as to any Person, any other Person that (i) owns directly or indirectly forty-nine percent (49%) or more of all equity interests in such Person, and/or (ii) is in control of, is controlled by or is under common ownership or control with such Person, and/or (iii) is a director or officer of such Person or of an Affiliate of such Person, and/or (iv) is the spouse, issue or parent of such Person or of an Affiliate of such Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of such Person, whether through ownership of voting securities, by contract or otherwise.

     "AGREEMENT" shall have the meaning set forth in the introductory paragraph hereto.

     "ALTA" shall mean American Land Title Association, or any successor thereto.

     "ALTERATION THRESHOLD" shall mean, with respect to any alterations to any Improvements at an Individual Property, the sum of Fifty Thousand and No/100 Dollars ($50,000.00).

     "ANNUAL BUDGET" shall mean the operating and capital budget for each Individual Property setting forth, on a month by month basis, in reasonable detail, each line item of the respective Borrower's good faith estimate of anticipated Gross Revenue, Operating Expenses and Capital Expenditures for the applicable Fiscal Year.

     "APPROVED ANNUAL BUDGET" shall have the meaning set forth in Section 4.1.7(e).

     "APPROVED CAPITAL EXPENDITURES" shall mean Capital Expenditures incurred by each Borrower and either included in the Approved Annual Budget or (ii) approved by Lender, which approval shall not be unreasonably withheld or delayed.

     "APPROVED LEASING EXPENSES" shall mean actual out-of-pocket expenses which may include fees and expenses of a leasing group owned by a Borrower Affiliate if in compliance with the Approved Annual Budget incurred by each Borrower in leasing space at the respective Individual Property pursuant to Leases entered into in accordance with the Loan Documents, including brokerage commissions and tenant improvements, which expenses (i) are (A) specifically approved by Lender in connection with approving the applicable Lease, (B) incurred in the ordinary course of business and on market terms and conditions in connection with Leases which do not require Lender's approval under the Loan Documents, and Lender shall have received and approved, which approval shall not be unreasonably withheld or delayed, a budget for such tenant improvement costs and a schedule of leasing commissions payments payable in connection therewith, or (C) otherwise approved by Lender, which approval shall not be unreasonably withheld or delayed, and (ii) are substantiated by executed Lease documents and brokerage agreements. Notwithstanding the foregoing, in no event shall Lender approve or be deemed to approve any of the foregoing expenses arising out of or in connection with any Lease with a term of less than three (3) years; PROVIDED, HOWEVER, that, in connection with any Lease with a term of less than three (3) years, Lender's approval shall not be unreasonably withheld with respect to customary brokerage commissions listed on a schedule delivered to Lender and incurred in the ordinary course of business and on market terms and conditions in connection with brokerage agreements entered into with any Person which is not a leasing group owned by a Borrower Affiliate.

     "ASSIGNMENT OF LEASES" shall mean, with respect to each Individual Property, that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from the applicable Borrower, as assignor, to Lender, as assignee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "ASSIGNMENT OF MANAGEMENT AGREEMENT" shall mean, with respect to each Individual Property, that certain Assignment of Management Agreement and Subordination of Management Fees dated as of the date hereof among the applicable Borrower, Manager and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "AWARD" shall have the meaning set forth in SECTION 5.3(b).

     "BANKRUPTCY CODE" shall mean Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors' rights.

     "BORROWER" and "BORROWERS" shall have the meaning set forth in the introductory paragraph hereto.

     "BROKER" shall have the meaning set forth in SECTION 11.21.

     "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business in (i) the State of New York, (ii) the state where the corporate trust office of the Trustee is located, or (iii) the state where the servicing offices of the Servicer are located.

     "CAPITAL EXPENDITURE ACCOUNT" shall have the meaning set forth in SECTION 6.5.1.

     "CAPITAL EXPENDITURE FUNDS" shall have the meaning set forth in SECTION 6.5.1.

     "CAPITAL EXPENDITURES" for any period shall mean amounts expended for replacements and alterations to each Individual Property (excluding tenant improvements) and required to be capitalized according to GAAP.

     "CAPITAL EXPENDITURES WORK" shall mean any labor performed or materials installed in connection with any Capital Expenditure.

     "CASH MANAGEMENT AGREEMENT" shall mean that certain Cash Management Agreement of even date herewith among Lender, Borrowers, Manager and Deposit Bank.

     "CASUALTY" shall have the meaning set forth in SECTION 5.2(a).

     "CASUALTY AND CONDEMNATION ACCOUNT" shall have the meaning set forth in the Cash Management Agreement.

     "CASUALTY CONSULTANT" shall have the meaning set forth in SECTION 5.5(a).

     "CASUALTY RETAINAGE" shall have the meaning set forth in SECTION 5.5(b).

     "CLEARING ACCOUNT" shall have the meaning set forth in SECTION 6.1.

     "CLEARING ACCOUNT AGREEMENT" shall mean, with respect to each of the Laughlin Loan, the Warrenton Loan and the Medford Loan, that certain Clearing Account Agreement dated the date hereof by and among the applicable Borrower, Lender, Manager and LaSalle Bank National Association.

     "CLEARING BANK" shall have the meaning set forth in SECTION 6.1.

     "CLOSING DATE" shall mean the date of the funding of the Loan.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

     "CONDEMNATION" shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any Individual Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting such Individual Property or any part thereof.

     "CONSOLIDATED SUBSIDIARIES" shall mean as to any Person each Subsidiary of such a person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with Guarantor GAAP.

     "DEBT" shall mean the Outstanding Principal Balance together with all interest accrued and unpaid thereon and all other sums (including the Yield Maintenance Premium, if applicable) due to Lender in respect of the Loan under the Notes, this Agreement, the Mortgages, the Environmental Indemnity or any other Loan Document.

     "DEBT SERVICE" shall mean, with respect to any particular period of time, the aggregate amount of scheduled principal and interest payments due and payable under the Note at any given time in respect of the applicable Individual Property and the applicable Mezzanine Notes during such period.

     "DEBT SERVICE ACCOUNT" shall have the meaning set forth in the Cash Management Agreement.

     "DEBT SERVICE COVERAGE RATIO" shall mean, a ratio for the applicable period in which:

     (a)  the numerator is the Net Cash Flow for such period; and

     (b)  the denominator is the Debt Service.

     "DEFAULT" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would constitute an Event of Default.

     "DEFAULT RATE" shall mean, with respect to the Loan, a rate per annum equal to the lesser of (i) the Maximum Legal Rate or (ii) five percent (5%) above the Interest Rate.

     "DEFEASANCE" shall have the meaning set forth in SECTION 2.5.1.

     "DEFEASANCE COLLATERAL" shall have the meaning set forth in SECTION 2.5.1(c)(i).

     "DEFEASANCE SECURITY AGREEMENT" shall have the meaning set forth in SECTION 2.5.1(c)(ii).

     "DEPOSIT ACCOUNT" shall have the meaning set forth in SECTION 6.1.

     "DEPOSIT BANK" shall mean Wachovia Bank, National Association, a national banking association, and any successor Eligible Institution thereto.

     "DISCLOSURE DOCUMENT" shall have the meaning set forth in SECTION 9.2(a).

     "DISCLOSURE DOCUMENT DATE" shall have the meaning set forth in SECTION 9.1(c)(iv).

     "EASEMENTS" shall have the meaning set forth in SECTION 3.1.12.

     "ELIGIBLE ACCOUNT" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital and surplus of at least $50,000,000.00 and subject to supervision or examination by federal and state authorities. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

     "ELIGIBLE INSTITUTION" shall mean a depository institution insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody's, and F-1+ by Fitch in the case of accounts in which funds are held for thirty (30) days or less or, in the case of Letters of Credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least "AA" by Fitch and S&P and "Aa2" by Moody's.

     "EMBARGOED PERSON" shall have the meaning set forth in SECTION 4.2.15.

     "ENVIRONMENTAL INDEMNITY" shall mean that certain Environmental Indemnity Agreement dated as of the date hereof executed by Borrowers and Guarantors in connection with the Loan for the benefit of Lender.

     "EQUIPMENT" shall have the meaning set forth in the granting clause of the related Mortgages with respect to each Individual Property.

     "ERISA" shall have the meaning set forth in SECTION 4.2.13.

     "EVENT OF DEFAULT" shall have the meaning set forth in SECTION 10.1.

     "EXCHANGE ACT" shall have the meaning set forth in SECTION 9.2(a).

     "EXCHANGE ACT FILING" shall have the meaning set forth in SECTION
9.1(c)(vi).

     "EXTRAORDINARY EXPENSES" shall have the meaning set forth in SECTION 4.1.7(e).

     "FIXTURES" shall have the meaning set forth in the granting clauses of the related Mortgages with respect to each Individual Property.

     "FIRST MONTH PAYMENT RESERVE FUNDS" shall have the meaning set forth in
SECTION 6.7.1.

     "FIRST MORTGAGE" shall mean, with respect to each Individual Property, that certain first priority Mortgage (or Deed of Trust or Deed to Secure Debt), Assignment of Leases and Rents and Security Agreement, dated as of the date hereof, executed and delivered by the applicable Borrower as security for the Laughlin Loan, the Medford Loan or the Warrenton Loan, as the case may be, and encumbering such Borrower's Individual Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, and, collectively, the "FIRST MORTGAGES."

     "FISCAL YEAR" shall mean each twelve month period commencing on January 1 and ending on December 31 during each year of the Term.

     "FITCH" shall mean Fitch IBCA, Inc.

     "FULL REPLACEMENT COST" shall have the meaning set forth in SECTION 5.1.1(a)(i).

     "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public

Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.

     "GOVERNMENTAL AUTHORITY" shall mean any court, board, agency, commission, office or authority of any nature whatsoever or any governmental unit (federal, state, commonwealth, county, district, municipal, city or otherwise) whether now or hereafter in existence.

     "GROSS REVENUE" shall mean, with respect to each Individual Property, all revenue derived from the ownership and operation of such Individual Property from whatever source, including Rents and any Insurance Proceeds, but only if and to the extent Lender elects to treat any such Insurance Proceeds as business or rental interruption Insurance Proceeds pursuant to SECTION 5.4 hereof.

     "GUARANTOR GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those used in preparation of the consolidated financial statements of each Guarantor dated July 11, 2002.

     "GUARANTORS" shall mean, collectively, Horizon Group Properties, Inc., a Maryland corporation, and Horizon Group Properties, L.P., a Delaware limited partnership.

     "GUARANTY" shall mean that certain Guaranty of Recourse Obligations of even date herewith from Guarantors for the benefit of Lender.

     "HEDGE LOSSES" shall mean all actual losses incurred by Lender in connection with the hedge positions taken by Lender in order to fix the Interest Rate on the Loan. Each Borrower acknowledges that in order for Lender to fix the Interest Rate on the Loan, Lender entered into hedging transactions by selling U.S. Obligations, which hedging transactions would have to be "unwound" if all or any portion of the Loan is paid down.

     "HORIZON LAUGHLIN" shall have the meaning set forth in the introductory paragraph hereto.

     "HORIZON MEDFORD" shall have the meaning set forth in the introductory paragraph hereto.

     "HORIZON WARRENTON" shall have the meaning set forth in the introductory paragraph hereto.

     "IMPROVEMENTS" shall have the meaning set forth in the granting clause of the related Mortgages with respect to each Individual Property.

     "INDEBTEDNESS" shall mean, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (iv) all indebtedness guaranteed by such Person, (v) all obligations under leases that constitute capital leases for which such Person is liable, and (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

     "INDEMNIFIED LIABILITIES" shall have the meaning set forth in SECTION 11.13(b).

     "INDEPENDENT DIRECTOR" shall have the meaning set forth in SECTION
3.1.24(o).

     "INDIVIDUAL PROPERTY" shall mean, as applicable, each of the Laughlin Property, the Medford Property and the Warrenton Property.

     "INITIAL LEVERAGE RATIO" shall mean the Leverage Ratio as of July 11, 2002.

     "INSOLVENCY OPINION" shall mean that certain bankruptcy non-consolidation opinion letter dated the date hereof delivered by Schiff Hardin & Waite in connection with the Loan.

     "INSURANCE ACCOUNT" shall have the meaning set forth in SECTION 6.4.1.

     "INSURANCE FUNDS" shall have the meaning set forth in SECTION 6.4.1.

     "INSURANCE PREMIUMS" shall have the meaning set forth in SECTION 5.1.1(b).

     "INSURANCE PROCEEDS" shall have the meaning set forth in SECTION 5.2(b).

     "INTERCOMPANY INDEBTEDNESS" shall mean any Indebtedness due to the applicable Guarantor or any Subsidiary of such Guarantor from any other Subsidiary of such Guarantor.

     "INTERCREDITOR AGREEMENT" shall mean that certain Intercreditor Agreement dated as of the date hereof by and between Lender and Mezzanine Lender.

     "INTEREST PERIOD" shall have the meaning set forth in SECTION 2.3.3.

     "INTEREST RATE" shall mean a rate of 8.15% per annum.

     "JP MORGAN INDEBTEDNESS" shall mean (i) that certain indebtedness and all liabilities related thereto by and between Gretna, Sealy, Traverse City Outlet Centers, L.L.C., as borrower, and Morgan Guaranty Trust Company of New York, as lender, and (ii) that certain indebtedness and all liabilities related thereto by and between Daleville, Sommerset, Tulare Outlet Centers, L.P., as borrower, and Morgan Guaranty Trust Company of New York, as lender.

     "LAUGHLIN LOAN" shall have the meaning set forth in SECTION 2.1.1 hereof.

     "LAUGHLIN MEZZANINE BORROWER" shall mean Laughlin Holdings LLC, a Delaware limited liability company, in its capacity as a borrower under the Mezzanine Loan Documents.

     "LAUGHLIN MONTHLY DEBT SERVICE PAYMENT AMOUNT" shall mean a constant monthly payment of $85,995.71 with respect to the Laughlin Loan.

     "LAUGHLIN NOTE" shall have the meaning set forth in SECTION 2.1.3 hereof.

     "LAUGHLIN OUTSTANDING PRINCIPAL BALANCE" shall mean, as of any date, the outstanding principal balance of the Laughlin Loan.

     "LAUGHLIN PROPERTY" shall mean the real property known as Horizon Outlet Center - Laughlin in Laughlin, Nevada, as more particularly described on EXHIBIT A-1 attached hereto, the Improvements thereon, the Equipment, Personal Property, Fixtures and all personal property owned by Horizon Laughlin and encumbered by a First Mortgage and Second Mortgage, together with all rights pertaining to such property, Improvements, Fixtures and Personal Property as more particularly described in the granting clauses of such Mortgages.

     "LAUGHLIN SOLE EQUITY MEMBER" shall mean Laughlin Holdings LLC, a Delaware limited liability company, in its capacity as the sole equity member of Horizon Laughlin.

     "LEASE" shall mean any lease, sublease or sub-sublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy, all or any portion of any space in the Property, and every modification, amendment or other agreement relating to such lease, sublease, sub-sublease or other agreement entered into in connection with such lease, sublease, sub-sublease or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

     "LEASE TERMINATION PAYMENTS" shall have the meaning set forth in SECTION 6.6.1(b)(i).

     "LEGAL REQUIREMENTS" shall mean all statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting any Borrower or any Individual Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to any Borrower, at any time in force affecting any Property or any part thereof, including any which may (i) require repairs, modifications or alterations in or to any Individual Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

     "LENDER" shall have the meaning set forth in the introductory paragraph hereto.

     "LETTER OF CREDIT" shall mean an irrevocable, unconditional, transferable, clean sight draft letter of credit acceptable to Lender and the Rating Agencies (either an evergreen letter of credit or one which does not expire until at least thirty (30) Business Days after the Stated Maturity Date) in favor of Lender and entitling Lender to draw thereon in New York, New York, issued by a domestic Eligible Institution or the U.S. agency or branch of a foreign Eligible Institution. If at any time the bank issuing any such Letter of Credit shall cease to be an Eligible Institution, Lender shall have the right immediately to draw down the same in full and hold the proceeds of such draw in accordance with the applicable provisions hereof.

     "LEVERAGE RATIO" shall mean at any time the ratio, expressed as a percentage, of the Total Liabilities to Tangible Assets of each Guarantor and its respective Consolidated Subsidiaries.

     "LIABILITIES" shall have the meaning set forth in SECTION 9.2(b).

     "LIEN" shall mean, with respect to each Individual Property, any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest, or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting all or any portion of the related Individual Property or any interest therein, or any direct or indirect interest in any Borrower or Sole Equity Member, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

     "LOAN" shall have the meaning set forth in SECTION 2.1.1 hereof.

     "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Notes, the Mortgages, the Assignments of Leases, the Cash Management Agreement, the Clearing Account Agreements, the Environmental Indemnity, the Assignments of Management Agreement, the Guaranty and any other documents, agreements and instruments now or hereafter evidencing, securing or delivered to Lender in connection with the Loan.

     "MAJOR CONTRACT" shall mean (i) any property management or brokerage agreement, or (ii) any cleaning, maintenance, service or other contract or agreement of any kind (other than Leases) of a material nature (materiality for these purposes to include contracts in excess of $50,000.00 or which extend beyond one year (unless cancelable on thirty (30) days or less notice)), in either case relating to the ownership, leasing, management, use, operation, maintenance, repair or restoration of any Individual Property, whether written or oral.

     "MAJOR LEASE" shall mean any Lease which, either individually, or when taken together with any other Lease with the same Tenant or its Affiliates, (i) covers more than 7500 square feet at any Individual Property or (ii) provides any Tenant with more than $5 per square foot as a tenant improvement allowance or landlord work allowance.

     "MANAGEMENT AGREEMENT" shall mean, with respect to each Individual Property, the management agreement entered into by and between Borrower and the Manager, pursuant to which the Manager is to provide management and other services with respect to such Individual Property.

     "MANAGER" shall mean Horizon Group Properties, L.P., a Delaware limited partnership, or any other manager approved by Lender and the Rating Agencies in accordance with the terms and conditions of the Loan Documents.

     "MANAGER TERMINATION RATIO" shall have the meaning set forth in SECTION
7.3.

     "MATERIAL ALTERATION" shall have the meaning set forth in SECTION 4.1.11.

     "MATURITY DATE" shall mean the date on which the final payment of principal of the Notes becomes due and payable as therein or herein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.

     "MAXIMUM LEGAL RATE" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Notes and as provided for herein or the other Loan Documents, under the laws of such Governmental Authority whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

     "MEDFORD LOAN" shall have the meaning set forth in SECTION 2.1.1 hereof.

     "MEDFORD MEZZANINE BORROWER" shall mean Medford Holdings LLC, a Delaware limited liability company, in its capacity as a borrower under the Mezzanine Loan Documents.

     "MEDFORD MONTHLY DEBT SERVICE PAYMENT AMOUNT" shall mean a constant monthly payment of $50,815.65 with respect to the Medford Loan.

     "MEDFORD NOTE" shall have the meaning set forth in SECTION 2.1.3 hereof.

     "MEDFORD OUTPARCEL" shall mean that portion of the Medford Property more particularly described on EXHIBIT B-1 attached hereto.

     "MEDFORD OUTSTANDING PRINCIPAL BALANCE" shall mean, as of any date, the outstanding principal balance of the Medford Loan.

     "MEDFORD PROPERTY" shall mean the real property known as Medford Outlet Center in Medford, Minnesota, as more particularly described on EXHIBIT A-2 attached hereto, the Improvements thereon, the Equipment, Personal Property, Fixtures and all personal property owned by Horizon Medford and encumbered by a First Mortgage and Second Mortgage, together with all rights pertaining to such property, Improvements, Equipment, Fixtures and Personal Property, as more particularly described in the respective granting clauses of such Mortgages.

     "MEDFORD SOLE EQUITY MEMBER" shall mean Medford Holdings LLC, a Delaware limited liability company, in its capacity as the sole equity member of Horizon Medford.

     "MEZZANINE BORROWERS" shall mean, collectively, Laughlin Mezzanine Borrower, Medford Mezzanine Borrower and Warrenton Mezzanine Borrower.

     "MEZZANINE EVENT OF DEFAULT" shall mean an "Event of Default" under the Mezzanine Loan by any or all of the Borrowers under any or all of the Mezzanine Loan Documents.

     "MEZZANINE LENDER" shall mean UBS Warburg Real Estate Investments Inc., in its capacity as holder of the Mezzanine Loan.

     "MEZZANINE LOAN" shall mean a loan in the original principal amount of Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00) made by Mezzanine Lender to Mezzanine Borrowers, which Mezzanine Loan shall (i) bear interest at a rate of 17.00% per annum, (ii) have a maturity date of not earlier than July 11, 2005, and (iii) be otherwise acceptable to Mezzanine Lender.

     "MEZZANINE LOAN DOCUMENTS" shall mean all documents evidencing and/or securing the Mezzanine Loan.

     "MEZZANINE PAYMENT ACCOUNT" shall mean the Subordinate Deposit Account established under the Mezzanine Loan Documents.

     "MINIMUM DISBURSEMENT AMOUNT" shall mean, with respect to an Individual Property, Ten Thousand and No/100 Dollars ($10,000.00).

     "MONTHLY DEBT SERVICE PAYMENT AMOUNT" shall mean the aggregate of the Laughlin Monthly Debt Service Payment Amount, the Medford Monthly Debt Service Payment Amount and the Warrenton Monthly Debt Service Payment Amount.

     "MONTHLY PAYMENT DATE" shall mean the eleventh (11th) day of every calendar month occurring during the Term.

     "MOODY'S" shall mean Moody's Investors Service, Inc.

     "MORTGAGES" shall mean, collectively, the First Mortgages and the Second Mortgages.

     "NET CAPITAL EXPENDITURES" shall mean for any period the amount expended which exceeds reimbursement from the Capital Expenditure Account and/or the Rollover Account for items capitalized under generally accepted accounting principles (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements)

     "NET CASH FLOW" shall mean, for any period, the actual net cash flow of each Individual Property as reasonably determined by Lender after deducting therefrom deposits to (but not withdrawals from) the Reserve Funds.

     "NET PROCEEDS" shall mean: (i) the net amount of all Insurance Proceeds payable as a result of a Casualty to any Individual Property, after deduction of reasonable costs and expenses (including reasonable attorneys' fees and costs), if any, in collecting such Insurance Proceeds, or (ii) the net amount of the Award, after deduction of reasonable costs and expenses (including reasonable attorneys' fees and costs), if any, in collecting such Award.

     "NET PROCEEDS DEFICIENCY" shall have the meaning set forth in SECTION
5.5(d).

     "NOTE" and "NOTES" shall have the respective meanings set forth in SECTION 2.1.3.

     "NOTICE" shall have the meaning set forth in SECTION 11.6.

     "OBLIGATIONS" shall mean, collectively, each Borrower's respective obligations for the payment of the Debt and the performance of the Other Obligations.

     "OFFICER'S CERTIFICATE" shall mean a certificate delivered to Lender by each Borrower which is signed by an authorized senior officer of an Sole Equity Member.

     "OPERATING AGREEMENTS" shall mean any covenants, restrictions or agreements of record relating to the construction, operation or use of any Individual Property.

     "OPERATING EXPENSES" shall mean all costs and expenses relating to the operation, maintenance and/or management of each Individual Property, including utilities, repairs and maintenance, insurance, property taxes and assessments, advertising expenses, payroll and related taxes, equipment lease payments and management fees payable under each Management Agreement not to exceed three percent (3.0%) of the monthly Gross Revenue, but excluding actual Capital Expenditures, depreciation, amortization and deposits required to be made to the Reserve Funds.

     "OTHER CHARGES" shall mean all ground rents, maintenance charges, impositions other than Taxes and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Individual Property, now or hereafter levied or assessed or imposed against such Individual Property or any part thereof.

     "OTHER OBLIGATIONS" shall mean (a) the performance of all obligations of each Borrower contained herein; (b) the performance of each obligation of each Borrower contained in any other Loan Document; and (c) the performance of each obligation of each Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of this Agreement, the Notes or any other Loan Document.

     "OUTSTANDING PRINCIPAL BALANCE" shall mean, as of any date, the aggregate of the Laughlin Outstanding Principal Balance, the Medford Outstanding Principal Balance and the Warrenton Outstanding Principal Balance.

     "PERMITTED ENCUMBRANCES" shall mean, with respect to an Individual Property, collectively, (i) the Liens and security interests created by the Loan Documents, (ii) all encumbrances and other matters disclosed in the Title Insurance Policy relating to such Individual Property and otherwise acceptable to Lender in its sole discretion, (iii) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, (iv) any workers', mechanics' or similar Liens on such Individual Property provided any such Lien is discharged or bonded in accordance with
Section 3.6 of the applicable Mortgage, and (v) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's sole discretion.

     "PERMITTED INDEBTEDNESS" shall have the meaning set forth in SECTION 3.1.24(d).

     "PERMITTED INVESTMENTS" shall have the meaning set forth in the Cash Management Agreement.

     "PERMITTED TRANSFERS" shall have the meaning set forth in SECTION 8.1.

     "PERMITTED TRANSFEREE" shall mean a corporation, partnership or limited liability company (i) acceptable to Lender in its sole discretion, (ii) that qualifies as a single purpose, bankruptcy remote entity under criteria established by the Rating Agencies, (iii) whose counsel has delivered to Lender a non-consolidation opinion acceptable to Lender and the Rating Agencies in their sole discretion, and (iv) is a reputable Person of good character, creditworthy and with sufficient financial worth considering the obligations assumed and undertaken, as evidenced by financial statements and other information reasonably requested by Lender.

     "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any Governmental Authority and any fiduciary acting in such capacity on behalf of any of the foregoing.

     "PERSONAL PROPERTY" shall have the meaning set forth in the granting clauses of the related Mortgages with respect to each Individual Property.

     "PHYSICAL CONDITIONS REPORT" shall mean, with respect to each Individual Property, a report prepared by a company satisfactory to Lender regarding the physical condition of such Individual Property, satisfactory in form and substance to Lender in its sole discretion, which report shall, among other things, (i) confirm that such Individual Property and its use comply, in all material respects, with all applicable Legal Requirements (including zoning, subdivision and building laws), and (ii) include a copy of a final certificate of occupancy with respect to all Improvements.

     "POLICIES" shall have the meaning set forth in SECTION 5.1.1(b).

     "PREPAYMENT LOCKOUT EXPIRATION DATE" shall mean the date which is the Monthly Payment Date occurring one (1) month prior to the Stated Maturity Date.

     "PROPERTIES" shall mean, collectively, each and every Individual Property which is subject to the terms of this Agreement.

     "QUALIFIED CARRIER" shall have the meaning set forth in SECTION 5.1.1(h).

     "RATING AGENCIES" shall mean, prior to the final Securitization of the Loan, each of S&P, Moody's and Fitch or any other nationally-recognized statistical rating agency which has been designated by Lender and, after the final Securitization of the Loan, shall mean any of the foregoing that have rated any of the Securities.

     "RATING AGENCY CONFIRMATION" shall mean a written affirmation from each of the Rating Agencies that the credit rating of the Securities by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency's sole and absolute discretion.

     "RATING SURVEILLANCE CHARGE" shall have the meaning set forth in SECTION
9.3.

     "REGISTRATION STATEMENT" shall have the meaning set forth in SECTION
9.2(b).

     "RELEASE" shall have the meaning set forth in SECTION 13.1.

     "RELEASE CONDITIONS" shall have the meaning set forth in SECTION 13.1.

     "RELEASE DATE" shall have the meaning set forth in SECTION 2.5.1(a).

     "RELEASE REQUEST" shall have the meaning set forth in SECTION 13.1.

     "REMIC TRUST" shall mean a "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" within the meaning of Section 860D of the Code that holds the Notes.

     "RENTS" shall mean, with respect to each Individual Property, all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a bankruptcy proceeding) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of any Borrower, any Manager or any of their agents or employees from any and all sources arising from or attributable to such Individual Property and the Improvements, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of such Individual Property or rendering of services by any Borrower, any Manager or any of their agents or employees, and Insurance Proceeds, if any, from business interruption or other loss of income insurance, but only to the extent Lender elects to treat such Insurance Proceeds as business or rental interruption Insurance Proceeds pursuant to SECTION 5.4 hereof.

     "REPLACEMENT TENANT" shall have the meaning set forth in SECTION 6.6.1(b)

     "RESERVE FUNDS" shall mean, collectively, all funds deposited by Borrowers with Lender or Deposit Bank pursuant to ARTICLE 6 of this Agreement, including, but not limited to, the Capital Expenditure Funds, the Insurance Funds, the Tax Funds and the Rollover Funds.

     "RESTORATION" shall have the meaning set forth in SECTION 5.2(a).

     "RICO" shall have the meaning set forth in SECTION 11.22(i).

     "ROLLOVER ACCOUNT" shall have the meaning set forth in SECTION 6.6.1(a).

     "ROLLOVER FUNDS" shall have the meaning set forth in SECTION 6.6.1(a).

     "S&P" shall mean Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies.

     "SECOND MORTGAGE" shall mean, with respect to each Individual Property, that certain second priority Guarantor Mortgage (or Deed of Trust or Deed to Secure Debt), Assignment of Leases and Rents, Security Agreement and Guaranty, dated as of the date hereof, executed and delivered by the applicable Borrower as security for the Laughlin Loan, the Medford Loan or the Warrenton Loan, as the case may be, as set forth therein and encumbering such Borrower's Individual Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, and, collectively, the "SECOND MORTGAGES."

     "SECONDARY MARKET TRANSACTION" shall have the meaning set forth in SECTION 9.1(a).

     "SECURITIES" shall have the meaning set forth in SECTION 9.1(a).

     "SECURITIES ACT" shall have the meaning set forth in SECTION 9.2(a).

     "SECURITIZATION" shall have the meaning set forth in SECTION 9.1(a).

     "SERVICER" shall have the meaning set forth in SECTION 11.24.

     "SEVERED LOAN DOCUMENTS" shall have the meaning set forth in SECTION
10.2(c).

     "SIGNIFICANT CASUALTY" shall have the meaning set forth in SECTION 5.2(b).

     "SOLE EQUITY MEMBER" shall mean any or all of Laughlin Sole Equity Member, Medford Sole Equity Member and/or Warrenton Sole Equity Member, as applicable.

     "SPECIAL MEMBER" shall have the meaning set forth in SECTION 3.1.24(q).

     "STANDARD STATEMENTS" shall have the meaning set forth in SECTION
9.1(c)(i).

     "STATE" shall mean, with respect to an Individual Property, the State or Commonwealth in which such Individual Property or any part thereof is located.

     "STATED MATURITY DATE" shall mean July 11, 2009.

     "SUBSIDIARY" shall mean with respect to any Person, any corporation, association, joint venture, partnership or other business entity (whether now existing or hereafter organized) of which at least a majority of the voting stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person.

     "SURVEY" shall mean a survey of the Individual Property in question prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policy, and containing a certification of such surveyor reasonably satisfactory to Lender.

     "TAKING" shall have the meaning set forth in SECTION 5.3(b).

     "TANGIBLE ASSETS" means as at any date of determination thereof, the sum of all amounts that would be included as assets on a consolidated balance sheet of the applicable Guarantor and any Consolidated Subsidiaries of such Guarantor as at such date computed in accordance with Guarantor GAAP, PLUS (a) accumulated depreciation (as of July 11, 2002 and at any date of determination subsequent thereto), computed in accordance with Guarantor GAAP, actually included in such calculation for each fiscal period ending subsequent to July 11, 2002, for all items of real property included therein, MINUS (b) the assets which secure the JP Morgan Indebtedness, (c) the amount of any Intercompany Indebtedness, (d) the amount of any other Indebtedness owed to such Guarantor or any Subsidiary of such Guarantor, by any member, officer, director or Affiliate of such Guarantor or any Subsidiary of such Guarantor, (e) the value of any intangible assets (including any value attributable to goodwill, organizational expenses, trademarks, tradenames and similar intellectual property rights, franchises, licenses, and other items which would properly be treated as intangibles in accordance with Guarantor GAAP, (f) the unamortized cost of mortgage servicing contracts or other value attributable to mortgage servicing contracts or rights (whether or not the value of any such rights would be included in the computation of assets or net worth under Guarantor GAAP), (g) all reserves, prepaid expenses, deferred charges or unamortized debt discount and expense (except those paid or incurred in the ordinary course of business), (h) without duplication of amounts allocable to assets already excluded therefrom in accordance with Guarantor GAAP, the value of any other securities of, capital contributions to, or investments in any Affiliate of such Guarantor unless publicly traded, readily marketable, or capable of independent valuation, but not readily marketable because of, for example, restrictions on transfer or other requirements of law where such restrictions or requirements are reasonably taken into consideration in determining the value thereof), and (i) any write-up in the book value of any asset (other then readily marketable securities) resulting from a revaluation thereof subsequent to such Guarantor's fiscal year end for the most recent fiscal year end of such Guarantor.

     "TAX ACCOUNT" shall have the meaning set forth in SECTION 6.3.1.

     "TAX FUNDS" shall have the meaning set forth in SECTION 6.3.1.

     "TAXES" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any Individual Property or part thereof, together with all interest and penalties thereon.

     "TENANT" shall mean any Person obligated by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) under any Lease now or hereafter affecting all or any part of any Individual Property.

     "TERM" shall mean the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrowers pursuant to the Loan Documents.

     "TERRORISM INSURANCE CAP" shall have the meaning set forth in SECTION 5.1.1(h).

     "TITLE INSURANCE POLICY" shall mean, with respect to each Individual Property, an ALTA mortgagee title insurance policy in the form reasonably acceptable to Lender issued with respect to such Individual Property and insuring the Liens of the Mortgages encumbering such Individual Property.

     "TOTAL LIABILITIES" shall mean, as at any date of determination thereof, the sum for the applicable Guarantor and its Consolidated Subsidiaries, determined (without duplication) in accordance with the Guarantor GAAP, of all Indebtedness of such Guarantor and its Consolidated Subsidiaries, but excluding the JP Morgan Indebtedness and all accrued liabilities related thereto.

     "TRANSFER" shall have the meaning set forth in SECTION 4.2.1.

     "TRANSFER FEE" shall have the meaning set forth in SECTION 8.1(b).

     "TRANSFEROR" shall have the meaning set forth in SECTION 3.1.42.

     "TRUSTEE" shall mean any trustee holding the Loan in a Securitization.

     "UBS" shall have the meaning set forth in SECTION 9.2(b).

     "UBS GROUP" shall have the meaning set forth in SECTION 9.2(b).

     "UCC" or "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect in the State.

     "UNDERWRITER GROUP" shall have the meaning set forth in SECTION 9.2(b).

     "UPDATED INFORMATION" shall have the meaning set forth in SECTION
9.1(b)(i).

     "U.S. OBLIGATIONS" shall mean securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, and (ii) not subject to prepayment, call or early redemption.

     "U.S. PERSON" shall mean any Person that is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized under the laws of the United States or any state, commonwealth or district thereof, or (iii) any estate or trust that is subject to United States federal income taxation, regardless of the source of its income.

     "VACANT SPACE" shall have the meaning set forth in SECTION 6.6.1(b).

     "WARRENTON LOAN" shall have the meaning set forth in SECTION 2.1.1.

     "WARRENTON MEZZANINE BORROWER" shall mean Warrenton Holdings LLC, a Delaware limited liability company, in its capacity as a borrower under the Mezzanine Loan Documents.

     "WARRENTON MONTHLY DEBT SERVICE PAYMENT AMOUNT" shall mean a constant monthly payment of $35,180.06 with respect to the Warrenton Loan.

     "WARRENTON NOTE" shall have the meaning set forth in SECTION 2.1.3.

     "WARRENTON OUTPARCEL" shall mean that portion of the Warrenton Property more particularly described on EXHIBIT B-2 attached hereto.

     "WARRENTON OUTSTANDING PRINCIPAL BALANCE" shall mean, as of any date, the outstanding principal balance of the Warrenton Loan.

     "WARRENTON PROPERTY" shall mean the real property known as Warrenton Outlet Center in Warrenton, Missouri, as more particularly described on EXHIBIT A-3 attached hereto, the Improvements thereon, the Equipment, Personal Property, Fixtures and all personal property owned by Horizon Warrenton and encumbered by a First Mortgage and Second Mortgage, together with all rights pertaining to such property, Improvements, Equipment, Fixtures and Personal Property, as more particularly described in the respective granting clauses of such Mortgages.

     "WARRENTON SOLE EQUITY MEMBER" shall mean Warrenton Holdings LLC, a Delaware limited liability company, in its capacity as the sole equity member of Horizon Warrenton.

     "YIELD MAINTENANCE PREMIUM" shall mean an amount which, when added to the Outstanding Principal Balance, would be sufficient to purchase U.S. Obligations which provide payments (a) on or prior to, but as close as possible to, all successive scheduled payment dates under this Agreement through the Maturity Date and (b) in amounts equal to the Monthly Debt Service Payment Amount required under this Agreement through the Maturity Date together with the Outstanding Principal Balance as of the Maturity Date. In no event shall the Yield Maintenance Premium be less than zero.

     SECTION 1.2 PRINCIPLES OF CONSTRUCTION.

     All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and the word "including" shall mean "including but not limited to". Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

                               ARTICLE 2: THE LOAN

     SECTION 2.1 THE LOAN.

     2.1.1 AGREEMENT TO LEND AND BORROW. Subject to and upon the terms and conditions set forth herein, on the Closing Date Lender shall make a loan to (i) Horizon Laughlin shall accept a loan from Lender in the original principal sum of Eleven Million and No/100 Dollars ($11,000,000.00) (the "LAUGHLIN LOAN"),
(ii) Horizon Medford shall accept a loan from Lender in the original principal sum of Six Million Five Hundred Thousand and No/100 Dollars ($6,500,000.00) (the "MEDFORD LOAN"), and (iii) Horizon Warrenton shall accept a loan from Lender in the original principal sum of Four Million Five Hundred Thousand and No/100 Dollars ($4,500,000.00) (the "WARRENTON Loan"; and the Warrenton Loan, together with the Laughlin Loan and the Medford Loan, collectively, the "LOAN").

     2.1.2 SINGLE DISBURSEMENT TO BORROWERS. Horizon Laughlin, Horizon Medford and Horizon Warrenton shall receive only one borrowing hereunder in respect of the Laughlin Loan, the Medford Loan and the Warrenton Loan, respectively, and any amount borrowed and repaid hereunder by the applicable Borrower in respect of the Laughlin Loan, the Medford Loan and the Warrenton Loan may not be reborrowed by the applicable Borrower or any other Borrower.

     2.1.3 THE NOTES. The Laughlin Loan shall be evidenced by that certain Promissory Note of even date herewith, in the stated principal amount of Eleven Million and No/100 Dollars ($11,000,000.00) executed by Horizon Laughlin and payable to the order of Lender in evidence of the Laughlin Loan (as the same may hereafter be amended, supplemented, restated, increased, extended or consolidated from time to time, the "LAUGHLIN NOTE") and shall be repaid in accordance with the terms of this Agreement and the Laughlin Note. The Medford Loan shall be evidenced by that certain Promissory Note of even date herewith, in the stated principal amount of Six Million Five Hundred Thousand and No/100 Dollars ($6,500,000.00) executed by Horizon Medford and payable to the order of Lender in evidence of the Medford Loan (as the same may hereafter be amended, supplemented, restated, increased, extended or consolidated from time to time, the "MEDFORD NOTE") and shall be repaid in accordance with the terms of this Agreement and the Medford Note. The Warrenton Loan shall be evidenced by that certain Promissory Note of even date herewith, in the stated principal amount of Four Million Five Hundred Thousand and No/100 Dollars ($4,500,000.00) executed by Horizon Warrenton and payable to the order of Lender in evidence of the Warrenton Loan (as the same may hereafter be amended, supplemented, restated, increased, extended or consolidated from time to time, the "WARRENTON NOTE"; and the Warrenton Note, together with the Laughlin Note and the Medford Note, individually, a "NOTE" and, collectively, the "NOTES"), and shall be repaid in accordance with the terms of this Agreement and the Warrenton Note.

     2.1.4 USE OF PROCEEDS. Horizon Laughlin, Horizon Medford and Horizon Warrenton shall use proceeds of the Laughlin Loan, the Medford Loan and the Warrenton Loan, respectively, to (i) pay and discharge any existing loans relating to the applicable Individual Property, (ii) pay all past-due Taxes, Insurance Premiums and Other Charges, if any, in respect of the applicable Individual Property, (iii) make initial deposits of the Reserve Funds, (iv) pay costs and expenses incurred in connection with the closing of the Laughlin Loan, the Medford Loan and the Warrenton Loan, as applicable, as approved by Lender, and (v) fund any working capital requirements of the applicable Individual Property, as approved by Lender. Any excess proceeds may be used for any lawful purpose.

     SECTION 2.2 INTEREST RATE.

     2.2.1 INTEREST RATE. Interest on each of the Laughlin Outstanding Principal Balance, the Medford Outstanding Principal Balance and the Warrenton Outstanding Principal Balance shall accrue throughout the Term at the Interest Rate.

     2.2.2   INTENTIONALLY OMITTED.

     2.2.3 DEFAULT RATE. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the Laughlin Outstanding Principal Balance, the Medford Outstanding Principal Balance and the Warrenton Outstanding Principal Balance and, to the extent permitted by law, overdue interest in respect of the Laughlin Loan, the Medford Loan and the Warrenton Loan, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein. Interest at the Default Rate shall be paid immediately upon demand, which demand may be made as frequently as Lender shall elect.

     2.2.4 INTEREST CALCULATION. Interest on each of the Laughlin Outstanding Principal Balance, the Medford Outstanding Principal Balance and the Warrenton Outstanding Principal Balance shall be calculated by multiplying (A) the actual number of days elapsed in the period for which the calculation is being made by
(B) a daily rate based on a three hundred sixty (360) day year (that is, the Interest Rate or the Default Rate, as then applicable), expressed as an annual rate divided by 360) by (C) each of the Laughlin Outstanding Principal Balance, the Medford Outstanding Principal Balance and the Warrenton Outstanding Principal Balance, as applicable. The accrual period for calculating interest due on each Monthly Payment Date shall be the Interest Period immediately prior to such Monthly Payment Date.

     2.2.5 USURY SAVINGS. This Agreement and the other Loan Documents are subject to the express condition that at no time shall Borrowers be required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the other Loan Documents, Borrowers are at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

     SECTION 2.3 LOAN PAYMENTS.

     2.3.1 PAYMENTS BEFORE STATED MATURITY DATE. Horizon Laughlin shall pay to Lender on each Monthly Payment Date beginning on August 11, 2002 and thereafter throughout the Term, a payment of principal and interest in an amount equal to the Laughlin Monthly Debt Service Payment Amount, which payments shall be applied first to accrued and unpaid interest and the balance to the Laughlin Outstanding Principal Balance, and (iii) all amounts required in respect of Reserve Funds as set forth in ARTICLE 6 hereof.

             (b) Horizon Medford shall pay to Lender on each Monthly Payment Date beginning on August 11, 2002 and thereafter throughout the Term, a payment of principal and interest in an amount equal to the Medford Monthly Debt Service Payment Amount, which payments shall be applied first to accrued and unpaid interest and the balance to the Medford Outstanding Principal Balance, and (iii) all amounts required in respect of Reserve Funds as set forth in ARTICLE 6 hereof.

             (c) Horizon Warrenton shall pay to Lender on each Monthly Payment Date beginning on August 11, 2002 and thereafter throughout the Term, a payment of principal and interest in an amount equal to the Warrenton Monthly Debt Service Payment Amount, which payments shall be applied first to accrued and unpaid interest and the balance to the Warrenton Outstanding Principal Balance, and (iii) all amounts required in respect of Reserve Funds as set forth in
ARTICLE 6 hereof.

     2.3.2   INTENTIONALLY OMITTED.

     2.3.3 PAYMENTS GENERALLY. Each interest accrual period (each, an "INTEREST PERIOD") shall commence on the eleventh (11th) day of each calendar month during the term of the Loan and shall end on and include the tenth (10th) day of the next occurring calendar month. For purposes of making payments hereunder, but not for purposes of calculating interest accrual periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day. Lender shall have the right from time to time, in its sole discretion, upon not less than thirty
(30) days prior written notice to Borrowers, to change the Monthly Payment Date to a different calendar day each month which is not more than five (5) days earlier nor more than five (5) days later than the eleventh day of each calendar month; provided, however, that if Lender shall have elected to change the Monthly Payment Date as aforesaid, Lender shall adjust the Interest Period accordingly. With respect to payments of principal due on the

Maturity Date, interest shall be payable at the Interest Rate or the Default Rate, as the case may be, through and including the day immediately preceding such Maturity Date. All amounts due pursuant to this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.

     2.3.4 PAYMENT ON MATURITY DATE. Horizon Laughlin, Horizon Medford and Horizon Warrenton shall pay to Lender on the Maturity Date the Laughlin Outstanding Principal Balance, the Medford Outstanding Principal Balance and the Warrenton Outstanding Principal Balance, respectively, all accrued and unpaid interest and all other amounts due hereunder and under the Notes, the Mortgages and the other Loan Documents.

     2.3.5 LATE PAYMENT CHARGE. If any principal, interest or any other sum due under the Loan Documents, including the payment of principal due on the Maturity Date, is not paid by any Borrower on the date on which it is due, such Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the applicable Mortgages and the other Loan Documents.

     2.3.6   METHOD AND PLACE OF PAYMENT.

             (a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Notes shall be made to Lender not later than 1:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender's office or at such other place as Lender shall from time to time designate in writing, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

             (b) Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal due on the Maturity Date, interest shall be payable at the Interest Rate or the Default Rate, as the case may be, during such extension.

             (c) All payments required to be made by any of the Borrowers hereunder or under the Notes or the other Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto.

             (d) Nothing contained herein shall be deemed a waiver of or amendment to the joint and several liability of Borrowers for the Obligations nor the method of or description of payments to be made hereunder.

     SECTION 2.4 PREPAYMENTS.

     2.4.1 VOLUNTARY PREPAYMENTS. Except as otherwise provided herein, Borrowers shall not have the right to prepay the Loan in whole or in part prior to the Stated Maturity Date. On the

Prepayment Lockout Expiration Date, Borrowers may, at their option and upon thirty (30) days prior notice to Lender, prepay the Outstanding Principal Balance in whole only without payment of the Yield Maintenance Premium.

     2.4.2 MANDATORY PREPAYMENTS. If Lender is not obligated to make Net Proceeds available to any Borrower for Restoration in respect of an Individual Property, on the next occurring Monthly Payment Date following the date on which
(a) Lender actually receives any Net Proceeds, and (b) Lender has determined that such Net Proceeds shall be applied against the Laughlin Outstanding Principal Balance, the Medford Outstanding Principal Balance or the Warrenton Outstanding Principal Balance, as applicable, such Borrower shall prepay, or authorize Lender to apply Net Proceeds as a prepayment of, the Laughlin Outstanding Principal Balance, the Medford Outstanding Principal Balance or the Warrenton Outstanding Principal Balance, as applicable, in an amount equal to one hundred percent (100%) of such Net Proceeds. So long as no Event of Default has occurred and is continuing (other than as the result of a Casualty), no Yield Maintenance Premium shall be due in connection with any prepayment made pursuant to this SECTION 2.4.2. Any partial prepayment under this SECTION 2.4.2 shall be applied to the last payments of principal due under the Laughlin Loan, the Medford Loan or the Warrenton Loan, as applicable.

     2.4.3 PREPAYMENTS AFTER DEFAULT. If, after the occurrence and during the continuance of an Event of Default, payment of all or any part of the Debt is tendered by any of the Borrowers or otherwise recovered by Lender (including through application of any Reserve Funds), such tender or recovery shall be deemed (a) to have been made on the next occurring Monthly Payment Date together with the Monthly Debt Service Payment Amount, and (b) to be a voluntary prepayment by Borrowers in violation of the prohibition against prepayment set forth in SECTION 2.4.1 hereof, and Borrowers shall pay, in addition to the Debt,
(i) an amount equal to the greater of (x) five percent (5%) of the Outstanding Principal Balance, or portion thereof, being prepaid or satisfied, and (y) the Yield Maintenance Premium that would be required if a Defeasance Event had occurred in an amount equal to the Outstanding Principal Balance, or portion thereof, being prepaid or satisfied, and (ii) if such repayment occurs prior to the final sale of the Loan in a Secondary Market Transaction, Hedge Losses.

     SECTION 2.5 DEFEASANCE.

     2.5.1 CONDITIONS TO DEFEASANCE. Provided no Event of Default has occurred and is continuing, at any time after the date which is (i) two (2) years after the "startup day," within the meaning of Section 860G(a)(9) of the Code, of a "real estate mortgage investment conduit," within the meaning of Section 860D of the Code, that holds the Notes or (ii) four (4) years after the date hereof, whichever shall occur later, and before the Stated Maturity Date, Borrowers may cause the release of all of the Properties (and only all of the Properties) from the Liens of the Mortgages and the other Loan Documents upon the satisfaction of the following conditions:

             (a) not less than thirty (30) days prior written notice shall be given to Lender specifying a date (the "RELEASE DATE") on which the Defeasance Collateral is to be delivered, such Release Date to occur only on a Monthly Payment Date;

             (b) all accrued and unpaid interest and all other sums due under the Notes and under the other Loan Documents up to the Release Date, including, without limitation, all costs and expenses incurred by Lender or its agents in connection with such release (including, without limitation, the reasonable fees and expenses incurred by attorneys and accountants in connection with the review of the proposed Defeasance Collateral and the preparation of the Defeasance Security Agreement and related documentation), shall be paid in full on or prior to the Release Date; and

             (c)  Borrowers shall deliver to Lender on or prior to the Release
Date:

                  (i) an amount equal to that which is sufficient to purchase U.S. Obligations that provide for payments (1) on or prior to, but as close as possible to and including, all successive scheduled Monthly Payment Dates after the Release Date through the Stated Maturity Date, and
     (2) in amounts equal to or greater than the Monthly Debt Service Payment Amount through and including the Stated Maturity Date together with payment in full of the Outstanding Principal Balan ce as of the Stated Maturity Date (the "DEFEASANCE COLLATERAL"), each of which shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance wholly satisfactory to Lender (including, without limitation, such instruments as may be required by the depository institution holding such securities to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to create a first priority security interest therein in favor of the Lender in conformity with all applicable state and federal laws governing granting of such security interests;

                  (ii) a pledge and security agreement, in form and substance satisfactory to Lender in its sole discretion, creating a first priority security interest in favor of Lender in the Defeasance Collateral (the "DEFEASANCE SECURITY AGREEMENT"), which shall provide, among other things, that any excess received by Lender from the Defeasance Collateral over the amounts payable by Borrowers hereunder shall be refunded to Borrowers promptly after each Monthly Payment Date;

                  (iii) a certificate of each Borrower certifying that all of the requirements set forth in this SECTION 2.5 have been satisfied;

                  (iv) an opinion of counsel for each Borrower in form and substance and delivered by counsel satisfactory to Lender in its reasonable discretion stating, among other things, that (1) Lender has a perfected first priority security interest in the Defeasance Collateral and that the Defeasance Security Agreement is enforceable against each Borrower in accordance with its terms; and (2) that any REMIC Trust formed pursuant to a Securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code as a result of such defeasance;

                  (v) Borrowers shall deliver evidence in writing from the applicable Rating Agencies to the effect that the collateral substitution will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to such defeasance event for any securities issued in connection with the Securitization which are then outstanding;

                  (vi) a certificate from a firm of independent public accountants reasonably acceptable to Lender certifying that the Defeasance Collateral is sufficient to satisfy the provisions of SECTION 2.5.1(c)(i) above; and

                  (vii) such other certificates, documents or instruments as Lender may reasonably require.

                  (viii) In connection with the conditions set forth in SECTION 2.5.1(c) above, each Borrower hereby appoints Lender as its agent and attorney in fact for the purpose of using the amounts delivered pursuant to
     SECTION 2.5.1(c)(i) above to purchase the Defeasance Collateral.

     2.5.2 RELEASE OF PROPERTIES. Upon compliance with the requirements of this SECTION 2.5.2, the Properties shall be released from the Liens of the Mortgages and the other Loan Documents, and the Defeasance Collateral shall constitute the only collateral which shall secure the Notes and all other Obligations. Lender will, at Borrowers' expense, execute and deliver any agreements reasonably requested by Borrowers to release the Liens of the Mortgages on the Properties. Each Borrower, pursuant to the Defeasance Security Agreement, shall authorize and direct that the payments received from Defeasance Collateral be made directly to Lender and applied to satisfy the Obligations, including payment in full of the Outstanding Principal Balance as of the Stated Maturity Date.

     2.5.3 SUCCESSOR BORROWERS. Upon the release of the Properties in accordance with SECTION 2.5.2, Borrowers may, or at option of Lender shall, assign all their Obligations, together with the pledged Defeasance Collateral, to a successor entity or entities designated by Borrowers and approved by Lender in its sole discretion. Such successor entity shall execute an assumption agreement in form and substance satisfactory to Lender in its sole discretion pursuant to which it shall assume Borrowers' Obligations and the Defeasance Security Agreement. As conditions to such assignment and assumption, each Borrower shall (i) deliver to Lender an opinion of counsel in form and substance and delivered by counsel satisfactory to Lender in its reasonable discretion stating, among other things, that such assumption agreement is enforceable against such Borrower and such successor entity in accordance with its terms and that the applicable Note, the Defeasance Security Agreement and the other Loan Documents, as so assumed, are enforceable against such successor entity in accordance with their respective terms, and (ii) pay all costs and expenses incurred by Lender or its agents in connection with such assignment and assumption (including, without limitation, the review of the proposed transferee and the preparation of the assumption agreement and related documentation). Upon such assumption, Borrowers shall be relieved of their Obligations hereunder, under the other Loan Documents and under the Defeasance Security Agreement other than those Obligations which are specifically intended to survive the termination, satisfaction or assignment of this Agreement or the exercise of Lender's rights and remedies hereunder.

     2.5.4 APPOINTMENT AS ATTORNEY IN FACT. Upon the release of the Properties in accordance with SECTION 2.5.2, Borrowers shall have no further right to prepay the Notes pursuant to the other provisions of this SECTION 2.5 or otherwise. In connection with the conditions set forth in this SECTION 2.5, each Borrower hereby appoints Lender as its agent and attorney-in-fact for the purpose of purchasing the Defeasance Collateral with funds provided by Borrowers. Borrowers shall pay any and all expenses incurred in the purchase of the Defeasance Collateral and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Notes or otherwise required to accomplish the agreements of this paragraph.

                    ARTICLE 3: REPRESENTATIONS AND WARRANTIES

     SECTION 3.1 BORROWER REPRESENTATIONS.

     As an inducement to Lender to enter into this Agreement and to make the Loan, each Borrower hereby represents and warrants as follows (except to the extent (if any) disclosed on SCHEDULE III with reference to a specific Section of this ARTICLE 3), which representations and warranties shall be true and correct as of the date hereof and shall survive the Closing Date hereunder and each Borrower shall, to the extent reasonably in such Borrower's control, unless otherwise permitted hereunder (including, without limitation, in connection with a Permitted Transfer) or agreed to in writing by Lender, cause such representations and warranties to remain true and correct until all of the Obligations are repaid in full:

     3.1.1 ORGANIZATION. Each Borrower and each Sole Equity Member is duly organized, validly existing and in good standing with full power and authority to own its assets and conduct its business, and is duly qualified in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on its ability to perform its Obligations hereunder, and each Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents by it, and has the power and authority to execute, deliver and perform under this Agreement, the other Loan Documents and all the transactions contemplated hereby.

     3.1.2 PROCEEDINGS. This Agreement and the other Loan Documents have been duly authorized, executed and delivered by each Borrower and constitute a legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3.1.3 NO CONFLICTS. The execution and delivery of this Agreement and the other Loan Documents by each Borrower and the performance of its Obligations hereunder and thereunder will not conflict with any provision of any law or regulation to which any Borrower is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of any Borrower's organizational documents or any agreement or instrument to which any Borrower is a party or by which it is bound, or any order or decree applicable to any Borrower, or result in the creation or imposition of any Lien on any of any Borrower's assets or property (other than pursuant to the Loan Documents).

     3.1.4 LITIGATION. There is no action, suit, proceeding or investigation pending or, to each Borrower's best knowledge, threatened against any Borrower, any Sole Equity Member, the Manager or any Individual Property in any court or by or before any other Governmental Authority which, if adversely determined, would materially and adversely affect the condition (financial or otherwise) or business of any Borrower (including the ability of any Borrower to carry out the transactions contemplated by this Agreement), Sole Equity Member, Manager or the condition or ownership of any Individual Property.

     3.1.5 AGREEMENTS. No Borrower is in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority, which default would have consequences that would materially and adversely affect the condition (financial or other) or operations of any Borrower or its properties or might have consequences that would materially and adversely affect its performance hereunder. No Borrower is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or any Individual Property is bound.

     3.1.6 CONSENTS. No consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by any Borrower of, or compliance by any Borrower with, this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby, other than those which have been obtained by each Borrower.

     3.1.7 TITLE. Each Borrower has good, marketable and insurable fee simple title to the real property comprising part of each Individual Property and good title to the balance of such Individual Property owned by it, free and clear of all Liens whatsoever except the Permitted Encumbrances. Each First Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, first priority, perfected Lien on each Borrower's interest in the applicable Individual Property, subject only to Permitted Encumbrances, and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to Permitted Encumbrances. Each Second Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, second priority, perfected Lien on each Borrower's interest in the applicable Individual Property, subject only to Permitted Encumbrances, and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. To Borrower's best knowledge, there are no mechanics', materialman's or other similar Liens or claims which have been filed for work, labor or materials affecting any Individual Property which are or may be Liens prior to, or equal or coordinate with, the Liens of the Mortgages. None of the Permitted Encumbrances, individually or in the aggregate, (a) materially interfere with the benefits of the security intended to be provided by each Mortgage and this Agreement, (b) materially and adversely affect the value of any Individual Property, (c) impair the use or operations of any Individual Property, or (d) impair Borrower's ability to pay its obligations in a timely manner.

     3.1.8 NO PLAN ASSETS. As of the date hereof and throughout the Term (i) each Borrower is not and will not be an "employee benefit plan," as defined in
Section 3(3) of ERISA, subject to Title I of ERISA, (ii) none of the assets of any Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, (iii) each Borrower is not and will not be a "governmental plan" within the meaning of Section 3(32) of ERISA, and (iv) transactions by or with any Borrower are not and will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans.

     3.1.9 COMPLIANCE. Each Borrower and, to Borrower's best knowledge, the Properties and the use thereof comply in all material respects with all applicable Legal Requirements, including parking, building and zoning and land use laws, ordinances, regulations and codes except as may be otherwise disclosed in the Permitted Encumbrances or Title Policies. No Borrower is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which could materially adversely affect the condition (financial or otherwise) or business of any Borrower. No Borrower has committed any act which may give any Governmental Authority the right to cause any Borrower to forfeit any Individual Property or any part thereof or any monies paid in performance of any Borrower's Obligations under any of the Loan Documents. Each Individual Property is used exclusively for retail outlet center purposes and other appurtenant and related uses. In the event that all or any part of the Improvements are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits. No legal proceedings are pending or, to the best knowledge of each Borrower, threatened with respect to the zoning of any Individual Property. Neither the zoning nor any other right to construct, use or operate any Individual Property is in any way dependent upon or related to any property other than the applicable Individual Property. The use being made of each Individual Property is in conformity with the certificate of occupancy issued for such Individual Property and all other restrictions, covenants and conditions affecting such Individual Property.

     3.1.10 FINANCIAL INFORMATION. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of the Properties (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of the Properties as of the date of such reports, and (iii) have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. No Borrower has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to any Borrower and reasonably likely to have a materially adverse effect on the Property or the operation thereof, except as referred to or reflected in said financial statements. Since the date of the financial statements, there has been no material adverse change in the financial condition, operations or business of any Borrower or any Individual Property from that set forth in said financial statements.

     3.1.11 CONDEMNATION. No Condemnation or other proceeding has been commenced or, to Borrower's best knowledge, is contemplated with respect to all or any portion of any Individual Property or for the relocation of roadways providing access to any Individual Property.

     3.1.12 EASEMENTS; UTILITIES AND PUBLIC ACCESS. All easements, cross easements, licenses, air rights and rights-of-way or other similar property interests (collectively, "EASEMENTS"), if any, necessary for the full utilization of the Improvements for their intended purposes have been obtained, are described in the applicable Title Insurance Policy and, to Borrower's best knowledge, are in full force and effect without default thereunder. Each Individual Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Individual Property for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of each Individual Property are located in the public right-of-way abutting such Individual Property, and all such utilities are connected so as to serve such Individual Property without passing over other property absent a valid easement. All roads necessary for the use of each Individual Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

     3.1.13 SEPARATE LOTS. Each Individual Property is comprised of one (1) or more parcels which constitute separate tax lots and do not constitute a portion of any other tax lot not a part of such Individual Property.

     3.1.14 ASSESSMENTS. There are no pending or, to Borrower's best knowledge, proposed special or other assessments for public improvements or otherwise affecting any Individual Property, nor, to Borrower's best knowledge, are there any contemplated improvements to any Individual Property that may result in such special or other assessments.

     3.1.15 ENFORCEABILITY. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by any Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and no Borrower has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

     3.1.16 ASSIGNMENT OF LEASES. Each Assignment of Leases creates a valid assignment of, or a valid security interest in, certain rights under the Leases, subject only to a license granted to the applicable Borrower to exercise certain rights and to perform certain obligations of the lessor under the Leases, including the right to operate the applicable Individual Property. No Person other than Lender has any interest in or assignment of the Leases or any portion of the Rents due and payable or to become due and payable thereunder.

     3.1.17 INSURANCE. Each Borrower has obtained and has delivered to Lender original or certified copies of all of the Policies, with all premiums prepaid thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made under any of the Policies, and no Person, including any Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.

     3.1.18 LICENSES. All permits and approvals, including without limitation, certificates of occupancy, required by any Governmental Authority for the use, occupancy and/or operation of each Individual Property in the manner in which such Individual Property is currently being used, occupied and operated have been obtained and, to Borrower's best knowledge, are in full force and effect.

     3.1.19 FLOOD ZONE. None of the Improvements on any Individual Property is located in an area identified by the Federal Emergency Management Agency as a special flood hazard area.

     3.1.20 PHYSICAL CONDITION. Except as set forth in the applicable Physical Conditions Report, each Individual Property, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; to Borrower's best knowledge, there exists no structural or other material defects or damages in any Individual Property, whether latent or otherwise, and no Borrower has received notice from any insurance company or bonding company of any defects or inadequacies in any Individual Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

     3.1.21 BOUNDARIES. All of the Improvements which were included in determining the appraised value of each Individual Property lie wholly within the boundaries and building restriction lines of such Property, and no improvements on adjoining properties encroach upon any Individual Property, and no easements or other encumbrances affecting any Individual Property encroach upon any of the Improvements, so as to affect the value or marketability of such Individual Property, except those which are set forth on the applicable Survey and insured against by the applicable Title Insurance Policy.

     3.1.22 LEASES. Each rent roll attached hereto as SCHEDULE I is true, complete and correct in all material respects and no Individual Property is subject to any Leases other than the Leases described in SCHEDULE I. The Leases identified on SCHEDULE I are in full force and effect, there are no defaults under any Major Lease by either party and, with respect to any Leases that are not Major Leases, to Borrower's best knowledge, there are no defaults thereunder by either party. The copies of the Leases delivered to Lender are true and complete, and there are no oral agreements with respect thereto. No Rent (including security deposits) has been paid more than one (1) month in advance of its due date. All work to be performed by any Borrower under each Lease has been performed as required and has been accepted by the applicable Tenant. Any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by any Borrower to any Tenant has already been received by such Tenant. The Tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised premises and have commenced the payment of rent under the Leases. Each Borrower has delivered to Lender a true, correct and complete list of all security deposits made by Tenants at the applicable Individual Property which have not been applied (including accrued interest thereon), all of which are held by the applicable Borrower in accordance with the terms of the applicable Lease and applicable Legal Requirements. To Borrower's best knowledge, each Tenant under a Major Lease is free from bankruptcy or reorganization proceedings. To Borrower's best knowledge, no Tenant under any Lease is in default under the terms and conditions of such Lease. No Tenant under any Lease (or any sublease) is an Affiliate of any Borrower, except as may be otherwise disclosed on SCHEDULE I. The Tenants under the Leases are open for business and paying full, unabated rent. There are no brokerage fees or commissions due and payable in connection with the leasing of space at any Individual Property, except as has been previously disclosed to Lender in writing, and no such fees or commissions will become due and payable in the future in connection with the Leases, including by reason of any extension of such Lease or expansion of the space leased thereunder, except as has previously been disclosed to Lender in writing. There are no violations of any exclusivity or co-tenancy covenants which are contained in any Lease covering 5,000 or more square feet at any Individual Property.

     3.1.23 FILING AND RECORDING TAXES. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under applicable Legal Requirements in connection with the transfer of each Individual Property to the applicable Borrower have been paid or are being paid simultaneously herewith. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including the Mortgages, have been paid or are being paid simultaneously herewith. All taxes and governmental assessments due and owing in respect of any Individual Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established hereunder or are insured against by the applicable Title Insurance Policy.

     3.1.24 SINGLE PURPOSE. Each Borrower hereby represents and warrants to, and covenants with, Lender that as of the date hereof and until such time as the Obligations shall be paid and performed in full:

             (a) Such Borrower does not own and will not own any asset or property other than (i) the applicable Individual Property, and (ii) incidental personal property necessary for the ownership or operation of such Individual Property.

             (b) Such Borrower has not engaged and will not engage in any business other than the ownership, management and operation of the applicable Individual Property and Borrower will conduct and operate its business as presently conducted and operated.

             (c) Such Borrower has not and will not enter into any contract or agreement with any Affiliate of any Borrower, any constituent party of any Borrower or any Affiliate of any constituent party, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such party.

             (d) Such Borrower has not incurred and will not incur any Indebtedness other than (i) the Debt, and (ii) unsecured trade payables and operational debt not evidenced by a note and in an aggregate amount not exceeding five percent (5.0%) of the original principal amount of the portion of the Loan relating to the applicable Individual Property at any one time; provided that any Indebtedness incurred pursuant to subclause (ii) shall be (A) not more than sixty (60) days past due, and (B) incurred in the ordinary course of business (the Indebtedness described in the foregoing clauses (i) and (ii) is referred to herein, collectively, as "PERMITTED INDEBTEDNESS"). No Indebtedness other than the Debt may be secured (subordinate or PARI PASSU) by any Individual Property.

             (e) Such Borrower has not made and will not make any loans or advances to any third party (including any Affiliate or constituent party), and has not and shall not acquire obligations or securities of its Affiliates.

             (f) Such Borrower is and will remain solvent and such Borrower will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due.

             (g) Such Borrower has done or caused to be done, and will do, all things necessary to observe organizational formalities and preserve its existence, and such Borrower will not (i) terminate or fail to comply with the provisions of its organizational documents, or (ii) unless (A) Lender has consented and (B) following a Securitization of the Loan, the applicable Rating Agencies have issued a Rating Agency Confirmation, amend, modify or otherwise change its operating agreement or other organizational documents.

             (h) Such Borrower has maintained and will maintain all of its books, records, financial statements and bank accounts, including, without limitation, the applicable Clearing Account, separate from those of its Affiliates and any other Person, including without limitation, any other Borrower. Such Borrower's assets will not be listed as assets on the financial statement of any other Person, provided, however, that such Borrower's assets may be included in a consolidated financial statement of its Affiliates provided that (i) appropriate notation shall be made on such consolidated financial statements or the notes thereto to indicate the separateness of such Borrower and such Affiliates and to indicate that such Borrower's assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person, and (ii) such assets shall be listed on such Borrower's own separate balance sheet. Such Borrower will file its own tax returns (to the extent such Borrower is required to file any tax returns) and will not file a consolidated federal income tax return with any other Person, unless required by any Legal Requirements, tax code or GAAP. Such Borrower has maintained and shall maintain its books, records, resolutions and agreements as official records.

             (i) Such Borrower will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of such Borrower or any constituent party of such Borrower), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other and shall maintain and utilize separate stationery, invoices and checks bearing its own name.

             (j) Such Borrower has maintained and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

             (k) Neither such Borrower nor any constituent party will seek or effect the liquidation, dissolution, winding up, consolidation, asset sale or merger, in whole or in part, of Borrower.

             (l) Such Borrower has not and will not commingle the funds and other assets of Borrower with those of any Affiliate or constituent party or any other Person, and has held and will hold all of its assets in its own name.

             (m) Such Borrower has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person, except as provided herein and in any other Loan Documents.

             (n) Such Borrower has not and will not assume or guarantee or become obligated for the debts of any other Person and does not and will not hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person.

             (o) The organizational documents of Borrower shall provide that the business and affairs of such Borrower shall be managed by or under the direction of a board of one or more directors designated by Sole Equity Member, and at all times there shall be at least two (2) duly appointed individuals on the board of directors (each, an "INDEPENDENT DIRECTOR") of such Borrower who are reasonably satisfactory to Lender and who shall not have been at the time of such individual's appointment or at any time (except pursuant to an express provision in such Borrower's operating agreement providing for the appointment of such Independent Director to become a "special member" upon Sole Equity Member ceasing to be a member of such Borrower) while serving as an Independent Director, and may not have been at any time during the preceding five (5) years
(i) a stockholder, director (other than as an Independent Director), officer, employee, partner, attorney or counsel of such Borrower, any Affiliate of such Borrower or any direct or indirect parent of such Borrower, (ii) a customer, supplier or other Person who derives any of its purchases or revenues from its activities with such Borrower or any Affiliate of such Borrower, (iii) a Person or other entity controlling or under common control with any such stockholder, partner, customer, supplier or other Person, or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of such Person, whether through ownership of voting securities, by contract or otherwise.

             (p) The organizational documents of such Borrower shall provide that the board of directors of such Borrower shall not take any action which, under the terms of any certificate of formation, limited liability company operating agreement or any voting trust agreement, requires an unanimous vote of the board of directors of such Borrower unless at the time of such action there shall be at least two (2) members of the board of directors who are Independent Directors (and such Independent Directors have participated in such vote). Such Borrower will not without the unanimous written consent of its board of directors including the Independent Directors (i) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, (ii) seek or consent to the appointment of a receiver, liquidator or any similar official, (iii) take any action that might cause such entity to become insolvent, or (iv) make an assignment for the benefit of creditors.

             (q) The organizational documents of such Borrower shall provide that, as long as any portion of the Obligations remains outstanding, upon the occurrence of any event that causes Sole Equity Member to cease to be a member of such Borrower (other than (i) upon an assignment by Sole Equity Member of all of its limited liability company interest in such Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of such Borrower and the Loan Documents, or (ii) the resignation of Sole Equity Member and the admission of an additional member of such Borrower, if permitted pursuant to the organizational documents of such Borrower and the Loan Documents), one of the persons acting as an Independent Director of such Borrower shall, without any action of any Person and simultaneously with Sole Equity Member ceasing to be a member of such Borrower, automatically be admitted as the Sole Equity Member of such Borrower (the "SPECIAL MEMBER") and shall preserve and continue the existence of such Borrower without dissolution. The organizational documents of such Borrower shall further provide that for so long as any portion of the Obligations is outstanding, no Special Member may resign or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to such Borrower as a Special Member, and (ii) such successor Special Member has also accepted its appointment as an Independent Director.

             (r) The organizational documents of such Borrower shall provide that, as long as any portion of the Obligations remains outstanding, except as expressly permitted pursuant to the terms of this Agreement, (i) Sole Equity Member may not resign, and (ii) no additional member shall be admitted to such Borrower.

             (s) The organizational documents of such Borrower shall provide that, as long as any portion of the Obligations remains outstanding: (i) such Borrower shall be dissolved, and its affairs shall be wound up, only upon the first to occur of the following: (A) the termination of the legal existence of the last remaining member of such Borrower or the occurrence of any other event which terminates the continued membership of the last remaining member of such Borrower in such Borrower unless the business of such Borrower is continued in a manner permitted by its operating agreement or the Delaware Limited Liability Company Act (the "ACT"), or (B) the entry of a decree of judicial dissolution under Section 18-802 of the Act; (ii) upon the occurrence of any event that causes the last remaining member of such Borrower to cease to be a member of such Borrower or that causes Sole Equity Member to cease to be a member of such Borrower (other than (A) upon an assignment by Sole Equity Member of all of its limited liability company interest in such Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of such Borrower and the Loan Documents, or (B) the resignation of Sole Equity Member and the admission of an additional member of such Borrower, if permitted pursuant to the organizational documents of such Borrower and the Loan Documents), to the fullest extent permitted by law, the personal representative of such last remaining member shall be authorized to, and shall, within ninety
(90) days after the occurrence of the event that terminated the continued membership of such member in such Borrower, agree in writing (I) to continue the existence of such Borrower, and (II) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of such Borrower, effective as of the occurrence of the event that terminated the continued membership of such member in such Borrower; (iii) the bankruptcy of Sole Equity Member or a Special Member shall not cause such Sole Equity Member or Special Member, respectively, to cease to be a member of such Borrower and upon the occurrence of such an event, the business of such Borrower shall continue without dissolution; (iv) in the event of the dissolution of such Borrower, such Borrower shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of such Borrower in an orderly manner), and the assets of such Borrower shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; and (v) to the fullest extent permitted by law, each of Sole Equity Member and the Special Members shall irrevocably waive any right or power that they might have to cause such Borrower or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of such Borrower, to compel any sale of all or any portion of the assets of such Borrower pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of such Borrower.

             (t) Such Borrower shall conduct its business so that the assumptions made with respect to such Borrower in the Insolvency Opinion shall be true and correct in all respects. In connection with the foregoing, such Borrower hereby covenants and agrees that it will comply with or cause the compliance with, (i) all of the facts and assumptions (whether regarding such Borrower or any other Person) set forth in the Insolvency Opinion, (ii) all of the representations, warranties and covenants in this SECTION 3.1.24, and (iii) all of the organizational documents of such Borrower.

             (u) Such Borrower will not permit any Affiliate or constituent party (other than Manager) independent access to its bank accounts.

             (v) Such Borrower has paid and shall pay the salaries of its own employees (if any) from its own funds and maintain a sufficient number of employees (if any) in light of its contemplated business operations.

             (w) Such Borrower has compensated and shall compensate each of its consultants and agents from its funds for services provided to it and pay from its own assets all obligations of any kind incurred.

             (x) Such Borrower has not, and without the unanimous consent of all of its directors or members (including all Independent Directors), as applicable, will not (i) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (ii) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such entity or for all or any portion of such Borrower's properties, (iii) make any assignment for the benefit of such Borrower's creditors, or (iv) take any action that might cause Borrower to become insolvent.

             (y) Such Borrower has maintained and will maintain an arm's-length relationship with its Affiliates.

             (z) Such Borrower has allocated and will allocate fairly and reasonably shared expenses, including shared office space.

             (aa) Except in connection with the Loan, such Borrower has not pledged and will not pledge its assets for the benefit of any other Person.

             (bb) Such Borrower has and will have no obligation to indemnify its officers, directors, members or Special Members, as the case may be, or has such an obligation that is fully subordinated to the Debt and will not constitute a claim against it if cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation.

             (cc) Borrower and the Independent Directors will consider the interests of Borrower's creditors in connection with all limited liability company actions.

     3.1.25 TAX FILINGS. To the extent required, each Borrower has filed (or has obtained effective extensions for filing) all federal, state, commonwealth, district and local tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state, commonwealth, district and local taxes, charges and assessments payable by such Borrower. Each Borrower believes that its tax returns (if any) properly reflect the income and taxes of such Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

     3.1.26 SOLVENCY. No Borrower has entered into the transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and each Borrower received reasonably equivalent value in exchange for its Obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of each Borrower's assets exceeds and will, immediately following the making of the Loan, exceed such Borrower's total liabilities, including subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of each Borrower's assets is, and immediately following the making of the Loan, will be, greater than such Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. No Borrower's assets do and, immediately following the making of the Loan will, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. No Borrower intends to, and believes that it will, incur Indebtedness and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by each Borrower and the amounts to be payable on or in respect of the obligations of each Borrower).

     3.1.27 FEDERAL RESERVE REGULATIONS. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

     3.1.28  ORGANIZATIONAL CHART. The organizational chart attached as
SCHEDULE II, relating to Borrowers and certain Affiliates and other parties, is true, complete and correct on and as of the date hereof. No Person other than those Persons shown on SCHEDULE II have any ownership interest in, or right of control, directly or indirectly, in any Borrower.

     3.1.29  ORGANIZATIONAL STATUS. Horizon Laughlin's exact legal name is:
Laughlin Outlet Center LLC. Horizon Laughlin is of the following organizational type: limited liability, and the jurisdiction in which Horizon Laughlin is organized is: Delaware. Horizon Laughlin's Tax I.D. number is 02-0628564 and Horizon Laughlin's Delaware Organizational I.D. number is 3544630. Horizon Medford's exact legal name is: Medford Outlet Center LLC. Horizon Medford is of the following organizational type: limited liability, and the jurisdiction in which Horizon Medford is organized is: Delaware. Horizon Medford's Tax I.D. number is 02-0628540 and Horizon Medford's Delaware Organizational I.D. number is 3544627. Horizon Warrenton's exact legal name is: Warrenton Outlet Center LLC. Horizon Warrenton is of the following organizational type: limited liability, and the jurisdiction in which Horizon Warrenton is organized is:
Delaware. Horizon Warrenton's Tax I.D. number is 02-0628543 and Horizon Warrenton's Delaware Organizational I.D. number is 3544632.

     3.1.30 BANK HOLDING COMPANY. No Borrower is a "bank holding company" or a direct or indirect subsidiary of a "bank holding company" as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

     3.1.31 NO CASUALTY. The Improvements have suffered no material casualty or damage which has not been fully repaired and the cost thereof fully paid.

     3.1.32 PURCHASE OPTIONS. Neither any Individual Property nor any part thereof are subject to any purchase options or other similar rights in favor of third parties.

     3.1.33 FIRPTA. No Borrower is a "foreign person" within the meaning of Sections 1445 or 7701 of the Code.

     3.1.34 PUHCA. No Borrower is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company", all as defined in the Public Utility Holding Company Act of 1935, as amended.

     3.1.35 INVESTMENT COMPANY ACT. No Borrower is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to any other United States federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

     3.1.36 USE OF PROPERTY. Each Individual Property consists solely of a shopping center and related operations and is used for no other purpose.

     3.1.37 FISCAL YEAR. Each fiscal year of each Borrower commences on January 1.

     3.1.38 NO OTHER FINANCING. No Borrower has borrowed any funds which have not heretofore been repaid in full, except for the Loan.

     3.1.39  CONTRACTS.

             (a) No Borrower has entered into, and no Borrower is bound by, any Major Contract which continues in existence, except those previously disclosed in writing to Lender.

             (b) Each of the Major Contracts is in full force and effect, there are no monetary or other material defaults by any Borrower thereunder and, to the best knowledge of any Borrower, there are no monetary or other material defaults thereunder by any other party thereto. None of any Borrower, Manager or any other Person acting on any Borrower's behalf has given or received any notice of default under any of the Major Contracts that remains uncured or in dispute.

             (c) Each Borrower has delivered true, correct and complete copies of the Major Contracts (including all amendments and supplements thereto) to Lender.

             (d) Except for the Manager under the applicable Management Agreement, no Major Contract has as a party an Affiliate of any Borrower. All fees and other compensation for services previously performed under the Management Agreement have been paid in full.

     3.1.40 FULL AND ACCURATE DISCLOSURE. No statement of fact made by any Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to any Borrower which has not been disclosed to Lender which materially adversely affects, nor as far as any Borrower can foresee, would materially adversely affect, any Individual Property or the business, operations or condition (financial or otherwise) of any Borrower, other than with regard to market risk inherent in projecting future operations.

     3.1.41 OTHER OBLIGATIONS AND LIABILITIES. No Borrower has liabilities or other obligations that arose or accrued prior to the date hereof that, either individually or in the aggregate, could have a material adverse effect on any Borrower, any Individual Property and/or any Borrower's ability to pay the Debt. No Borrower has known contingent liabilities.

     3.1.42 TRANSFER OF PROPERTIES. An Affiliate of Borrowers previously owned the Properties (the "TRANSFEROR"). At such time as Transferor transferred each Individual Property to the applicable Borrower, such Transferor (i) was not insolvent, (ii) was not rendered insolvent by the transfer of the Properties and
(iii) received fair consideration for the transfer of the Properties.

     SECTION 3.2 SURVIVAL OF REPRESENTATIONS.

     The representations and warranties set forth in SECTION 3.1 shall survive until the Obligations have been paid and performed in full.

                          ARTICLE 4: BORROWER COVENANTS

     SECTION 4.1 BORROWER AFFIRMATIVE COVENANTS.

     Each Borrower hereby covenants and agrees with Lender that throughout the
Term:

     4.1.1 PAYMENT AND PERFORMANCE OF OBLIGATIONS. Borrowers shall pay and otherwise perform the Obligations in accordance with the terms of this Agreement and the other Loan Documents.

     4.1.2 EXISTENCE; COMPLIANCE WITH LEGAL REQUIREMENTS. Each Borrower and each Sole Equity Member shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to it and the applicable Individual Property.

     4.1.3 TAXES AND OTHER CHARGES. Borrowers shall pay all Taxes and Other Charges now or hereafter levied, assessed or imposed as the same become due and payable, and, upon written request, shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrowers need not pay directly Taxes nor furnish such receipts for payment of Taxes to the extent that funds to pay for such Taxes have been deposited into the Tax Account pursuant to SECTION 6.3). Borrowers shall not permit or suffer (unless in connection with a contest by appropriate legal proceeding described hereinbelow) and shall promptly discharge, any Lien or charge against the Property, and shall promptly pay for all utility services provided to the Properties. After prior notice to Lender, any Borrower, at its own expense, may contest by appropriate legal proceeding, conducted in good faith and with due diligence, the amount or validity of any Taxes or Other Charges, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with all applicable statutes, laws and ordinances; (iii) no Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) such Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of Taxes or Other Charges from the applicable Individual Property; and (vi) such Borrower shall deposit with Lender cash, or other security as may be approved by Lender, in an amount equal to one hundred twenty-five percent (125%) of the contested amount, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash or other security held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

     4.1.4 LITIGATION. Borrowers shall give prompt notice to Lender of any litigation or governmental proceedings pending or threatened against any Borrower, Sole Equity Member or Guarantors which would materially adversely affect any Individual Property or any Borrower's, Sole Equity Member's or such Guarantor's condition (financial or otherwise) or business (including any Borrower's ability to perform its Obligations hereunder or under the other Loan Documents).

     4.1.5 ACCESS TO PROPERTY. Borrowers shall permit agents, representatives, consultants and employees of Lender to inspect the Properties or any part thereof at reasonable hours upon reasonable advance notice (which may be given verbally). Lender or its agents, representatives, consultants and employees as part of any inspection may take soil, air, water, building material and other samples from the Properties, subject to the rights of Tenants under Leases.

     4.1.6 FURTHER ASSURANCES; SUPPLEMENTAL MORTGAGE AFFIDAVITS. Borrowers shall, at their sole cost and expense:

             (a) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Obligations, as Lender may reasonably require; and

             (b) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

     4.1.7   FINANCIAL REPORTING.

             (a) Each Borrower shall keep and maintain or will cause to be kept and maintained proper and accurate books and records, in accordance with GAAP, reflecting the financial affairs of such Borrower. Lender shall have the right from time to time during normal business hours upon reasonable notice (which may be given verbally) to any Borrower to examine such books and records at the office of such Borrower or other Person maintaining such books and records and to make such copies or extracts thereof as Lender shall desire. After an Event of Default, Borrowers shall pay any costs incurred by Lender to examine such books, records and accounts, as Lender shall determine to be reasonably necessary or appropriate in the protection of Lender's interest.

             (b)  Each Borrower shall furnish Lender annually, within ninety
(90) days following the end of each Fiscal Year, a complete copy of Borrower's annual financial statements audited by a "Big Four" accounting firm or other independent certified public accountant acceptable to Lender prepared in accordance with GAAP covering the applicable Individual Property, including statements of income and expense and cash flow for such Borrower and the applicable Individual Property and a balance sheet for such Borrower. Such statements shall set forth Net Cash Flow, Gross Revenue and Operating Expenses for the applicable Individual Property. Each Borrower's annual financial statements shall be accompanied by (A) a current rent roll for the applicable Individual Property, and (B) an Officer's Certificate certifying (i) that such annual financial statement is true, correct, accurate and complete and fairly presents the financial condition and the results of operations of such Borrower and such Individual Property, and (ii) whether to such Borrower's best knowledge there exists an event or circumstance which constitutes a Default or Event of Default by Borrower under the Loan Documents and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

             (c) Each Borrower will furnish Lender on or before the forty-fifth (45th) day after the end of each calendar quarter throughout the Term, the following items, accompanied by an

Officer's Certificate certifying that such items are true, correct, accurate and complete and fairly present the financial condition and results of the operations of such Borrower and the applicable Individual Property in a manner consistent with GAAP, as applicable:

                  (i) quarterly and year-to-date statements of income and expense and cash flow prepared in a manner consistent with GAAP for such quarter with respect to the Individual Property, with a balance sheet for such quarter for such Borrower;

                  (ii) a calculation reflecting the Debt Service Coverage Ratio as of the last day of such quarter, for such quarter and the last four quarters; and

                  (iii)   a current rent roll for the Individual Property; and

                  (iv) quarterly and annual summary reports containing each of the following with respect to the Individual Property for the most recently completed quarter or calendar year, as the case may be: (A) aggregate sales by Tenants under Leases or other occupants of the Individual Property, both on an actual (or to the extent such information is not provided by Tenants, Manager's or such Borrower's reasonable estimate) and on a comparable store basis, (B) rent per square foot payable by each Tenant, and (C) aggregate occupancy of the Individual Property by anchor space and in-line store space as of December 31.

             (d) at any time that the Loan is not subject to a Securitization, each Borrower will furnish Lender on or before the thirtieth (30th) day after the end of each calendar month the following items, accompanied by an Officer's Certificate certifying that such items are true, correct, accurate and complete and fairly present the financial condition and results of the operations of such Borrower and the applicable Individual Property in a manner consistent with GAAP, as applicable:

                  (i) monthly and year-to-date statements of income and expense and cash flow prepared in a manner consistent with GAAP for such month with respect to the Individual Property, with a balance sheet as of such month;

                  (ii) a comparison of the budgeted income and expenses and the actual income and expenses for such month and year to date for the Individual Property, together with a detailed explanation of any variances of more than ten percent (10%) between budgeted and actual amounts for such period and year to date;

                  (iii)   a current rent roll for the Individual Property; and

                  (iv) a summary report containing each of the following with respect to the Individual Property for the most recently completed calendar month: (A) aggregate sales by Tenants under Leases or other occupants of the Individual Property, both on an actual (or to the extent such information is not provided by Tenants, Manager's or such Borrower's best estimate) and on a comparable store basis, (B) rent per square foot payable by each Tenant, and (C) aggregate occupancy of the Individual Property by anchor space and in-line store space as of the last day of the preceding month.

             (e) Each Borrower shall submit to Lender by November 15 of each year the Annual Budget for the succeeding Fiscal Year for the related Individual Property. Lender shall have the right to approve each Annual Budget (which approval shall not be unreasonably withheld or delayed) and Annual Budgets approved by Lender shall hereinafter be referred to as an "APPROVED ANNUAL BUDGET". In the event that a Borrower incurs an extraordinary operating expense or extraordinary capital expenditure not set forth in the Approved Annual Budget (each an "EXTRAORDINARY EXPENSE"), then such Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender's approval, which approval shall not be unreasonably withheld, provided that the event giving rise to such Extraordinary Expense is not within such Borrower's reasonable control, and provided further that Lender's approval shall not be required for those Extraordinary Expenses constituting, in the aggregate, a five (5.0%) percent increase in the applicable line item. Until such time that any Annual Budget has been approved by Lender, the prior Approved Annual Budget shall apply for all purposes hereunder (with such adjustments as reasonably determined by Lender (including a 10% increase in any line item of discretionary expenses and actual increases for any non-discretionary expenses)).

             (f) Each Borrower shall furnish to Lender, within five (5) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of the applicable Individual Property and/or the financial affairs of such Borrower as may be reasonably requested by Lender, including a comparison of the budgeted income and expenses and the actual income and expenses for a quarter and year to date for such Individual Property, together with a detailed explanation of any variances of more than ten percent (10%) between budgeted and actual amounts for such period and year to date.

     4.1.8 TITLE TO THE PROPERTIES. Borrowers will warrant and defend the validity and priority of the Liens of the Mortgages and the Assignments of Leases on the Properties against the claims of all Persons whomsoever, subject only to the Permitted Encumbrances.

     4.1.9   ESTOPPEL STATEMENT.

             (a) After request by Lender, each Borrower shall within ten (10) Business Days furnish Lender with a statement, duly acknowledged and certified, stating (i) the Outstanding Principal Balance of such Borrower's applicable Note, (ii) the Interest Rate for such Borrower's applicable Note, (iii) the date installments of interest and/or principal were last paid, (iv) any offsets or defenses to the payment and performance of the Obligations, if any, and (v) that this Agreement and the other Loan Documents to which such Borrower is a party have not been modified or if modified, giving particulars of such modification.

             (b) After request by any Borrower, Lender shall within ten (10) Business Days furnish such Borrower with a statement, duly acknowledged and certified, stating (i) the Outstanding Principal Balance of such Borrower's applicable Note, (ii) the Interest Rate for such Borrower's applicable Note,
(iii) the date installments of interest and/or principal were last paid, and
(iv) whether or not Lender has sent any notice of default under the Loan Documents which remains uncured in the opinion of Lender.

             (c) Each Borrower shall deliver to Lender, upon five (5) Business Days' notice from Lender, an estoppel certificate from each Tenant under any Lease at such Borrower's Individual Property (provided that such Borrower shall only be required to use commercially reasonable efforts to obtain an estoppel certificate from any Tenant not required to provide an estoppel certificate under its Lease); provided, that such certificate may be in the form required under such Lease; and provided, further, that no Borrower shall be required to deliver such certificates more frequently than two (2) times in any calendar year.

             (d) Borrowers shall deliver to Lender, upon five (5) Business Days' notice from Lender, estoppel certificates from each party under the Mezzanine Loan Documents; provided, that such certificates may be in the form required under the Mezzanine Loan Documents; and provided, further, that Borrowers shall not be required to deliver such certificates more than two (2) times during any applicable year.

     4.1.10  LEASES.

             (a) All Leases and all renewals of Leases executed after the date hereof shall (i) provide for economic terms, including rental rates, comparable to existing local market rates for similar properties, (ii) be on commercially reasonable terms, (iii) have a term of not less than three (3) years with respect to any Major Leases and one (1) year with respect to any other Lease (and no minimum term if such Lease has no allowances or incentives, so long as such Lease is not a Major Lease), (iv) provide that such Lease is subordinate to the applicable Mortgages and the applicable Assignment of Leases and that the Tenant thereunder will attorn to Lender and any purchaser at a foreclosure sale,
(v) be to Tenants that are creditworthy, (vi) be written on a commercially reasonable form of Lease, (vii) not be to an Affiliate of any Borrower or either Guarantor, and (viii) not contain any option to purchase, any right of first refusal to purchase, any right to terminate (except in the event of the destruction or condemnation of substantially all of the applicable Individual Property or in the event such right is a market standard term at the time of execution of such Lease), any requirement for a non-disturbance or recognition agreement (other than Lender's form thereof), or any other terms which would materially adversely affect Lender's rights under the Loan Documents. All Major Leases and all renewals, amendments and modifications thereof executed after the date hereof shall be subject to Lender's prior approval, which approval shall not, so long as no Event of Default is continuing, be unreasonably withheld or delayed. Lender shall execute and deliver its standard form of subordination, non-disturbance and attornment agreement to Tenants under any future Major Lease approved by Lender promptly upon request, with such commercially reasonable changes as may be requested by such Tenants and which are reasonably acceptable to Lender.

             (b) Each Borrower (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner;
(ii) shall enforce the terms, covenants and conditions contained in the Leases upon the part of the Tenants thereunder to be observed or performed in a commercially reasonable manner, provided, however, such Borrower shall not terminate or accept a surrender of a Lease without Lender's prior approval;
(iii) shall not collect any of the Rents more than one (1) month in advance (other than security deposits); (iv) shall not execute any assignment of lessor's interest in the Leases or the Rents (except as contemplated by the Loan

Documents); and (v) shall not alter, modify or change any Lease so as to change the amount of or payment date for rent, change the expiration date, grant any option for additional space or term, materially reduce the obligations of the Tenant or increase the obligations of the lessor. Upon request, such Borrower shall furnish Lender with executed copies of all Leases.

             (c) All security deposits of Tenants, whether held in cash or any other form and to the extent such security deposits for any Individual Property exceed $25,000.00 in the aggregate, shall not be commingled with any other funds of any Borrower and, if cash, shall be deposited by such Borrower at a separately designated account under such Borrower's control at the Clearing Bank. Borrower shall, upon Lender's request, if permitted by applicable Legal Requirements, cause all such security deposits (and any interest theretofore earned thereon) to be transferred into the Deposit Account (which shall then be held by Deposit Bank in a separate Account), which shall be held by Deposit Bank subject to the terms of the Leases. Any bond or other instrument which any Borrower is permitted to hold in lieu of cash security deposits under any applicable Legal Requirements (i) shall be maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as herein above described, (ii) shall be issued by an institution reasonably satisfactory to Lender, (iii) shall, if permitted pursuant to any Legal Requirements, name Lender as payee or mortgagee thereunder (or at Lender's option, be fully assignable to Lender), and (iv) shall in all respects comply with any applicable Legal Requirements and otherwise be satisfactory to Lender. Each Borrower shall, upon request, provide Lender with evidence reasonably satisfactory to Lender of such Borrower's compliance with the foregoing.

             (d)  Notwithstanding anything to the contrary contained in this
Section 4.1.10:

                  (i) whenever Lender's approval or consent is required pursuant to the provisions of this Section 4.1.10, any Borrower shall have the right to submit a term sheet of such transaction to Lender for Lender's approval, such approval not to be unreasonably withheld or delayed. Any such term sheet submitted to Lender shall set forth all material terms of the proposed transaction, including identity of tenant, square footage, term, Rent, Rent credits, abatements, work allowances and tenant improvements to be constructed by Borrower and shall contain terms consistent with the requirements for Leases set forth in Section 4.1.10(a) above. Lender shall use good faith efforts to respond within five (5) Business Days after Lender's receipt of such Borrower's written request for approval or consent of such term sheet. If Lender fails to respond to such request within five (5) Business Days, and Borrower sends a second request containing a legend clearly marked in not less than fourteen (14) point bold face type, underlined, in all capital letters "REQUEST DEEMED APPROVED IF NO RESPONSE WITHIN 5 BUSINESS DAYS", Lender shall be deemed to have approved or consented to such term sheet if Lender fails to respond to such second written request before the expiration of such five (5) Business Day period, provided that there have been no material deviations from the term sheet and that the aggregate economics of the transaction are no less favorable to such Borrower than as set forth in the term sheet;

                  (ii) in the event that Lender shall have approved (or be deemed to have approved) a term sheet submitted by such Borrower with respect to a certain Lease, Lender shall be deemed to have approved such Lease if the final form of the Lease is otherwise commercially reasonable and is consistent with the approved term sheet.

             (e) Borrowers shall have the right, without the consent or approval of Lender in any instance, to terminate or accept a surrender of any Lease that is not a Major Lease.

     4.1.11 ALTERATIONS. Lender's prior approval shall be required in connection with any alterations to any Improvements (i) that may have a material adverse effect on any Borrower's financial condition, the value of the applicable Individual Property or the ongoing revenues and expenses of such Individual Property, or (ii) the cost of which (including any related alteration, improvement or replacement) is reasonably anticipated to exceed the Alteration Threshold (either of the foregoing, a "MATERIAL ALTERATION"). If the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements shall at any time exceed the Alteration Threshold, such Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for such Borrower's Obligations under the Loan Documents any of the following: (i) cash, to the extent such costs in excess of the Alteration Threshold exceed the funds available for such alterations in the Capital Expenditure Account or the Rollover Account, as applicable, for the applicable Individual Property, provided that such amount deposited with Lender pursuant to this Section 4.1.11 shall be applied as a credit against the amount of funds required to be deposited by such Borrower in the applicable Reserve Fund on the next Monthly Payment Dates, (ii) a Letter of Credit, (iii) U.S. Obligations, (iv) other securities acceptable to Lender, provided that Lender shall have received a Rating Agency Confirmation as to the form and issuer of same, or (v) a completion bond, provided that Lender shall have received a Rating Agency Confirmation as to the form and issuer of same. Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements (other than such amounts to be paid or reimbursed by Tenants under the Leases) over the Alteration Threshold. Upon substantial completion of any Material Alteration, the applicable Borrower shall provide evidence reasonably satisfactory to Lender that (i) the Material Alteration was constructed in accordance with applicable Legal Requirements, (ii) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with the Material Alteration have been paid in full and have delivered unconditional releases of liens, and (iii) all material licenses and permits necessary for the use, operation and occupancy of the Material Alteration (other than those which depend on the performance of tenant improvement work) have been issued.

     4.1.12 APPROVAL OF MAJOR CONTRACTS. Each Borrower shall be required to obtain Lender's prior written approval of any and all Major Contracts affecting the applicable Individual Property, which approval may be granted or withheld in Lender's reasonable discretion. If any renewal or extension of a Major Contract previously approved by Lender is on substantially similar terms, Borrower shall not be required to obtain Lender's approval for any such renewal or extension.

     4.1.13 AFTER ACQUIRED PROPERTY. Each Borrower will grant to Lender a first Lien security interest in and to all equipment and other personal property owned by such Borrower, whether or not used in the construction, maintenance and/or operation of the Improvements, immediately upon acquisition of same or any part of same.

     SECTION 4.2 BORROWER NEGATIVE COVENANTS.

     Each Borrower covenants and agrees with Lender that throughout the Term:

     4.2.1 DUE ON SALE AND ENCUMBRANCE; TRANSFERS OF INTERESTS. Without the prior written consent of Lender, but, in each instance, subject to the provisions of ARTICLE 8, neither any Borrower nor Sole Equity Member nor any other Person having a direct or indirect ownership or beneficial interest in any Borrower or Sole Equity Member shall sell, convey, mortgage, grant, bargain, encumber, pledge, assign or transfer any Individual Property or any part thereof, or any interest, direct or indirect, in any Borrower, Sole Equity Member, whether voluntarily or involuntarily (a "TRANSFER"). A Transfer within the meaning of this SECTION 4.2.1 shall be deemed to include (i) an installment sales agreement wherein any Borrower agrees to sell any Individual Property or any part thereof for a price to be paid in installments; (ii) an agreement by any Borrower for the leasing of all or a substantial part of any Individual Property for any purpose other than the actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, any Borrower's right, title and interest in and to any Leases or any Rents; (iii) if any Borrower, either Guarantor or any general partner, managing member or controlling shareholder of Borrower or either Guarantor is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation's stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock in one or a series of transactions by which an aggregate of more than 10% of such corporation's stock shall be vested in a party or parties who are not now stockholders or any change in the control of such corporation, except to the extent such Transfer is a Permitted Transfer under SECTION 8.1; (iv) if any Borrower, Sole Equity Member, either Guarantor or any general partner, managing member or controlling shareholder of any Borrower, Sole Equity Member or either Guarantor is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing partner, limited partner, joint venturer or member or the transfer of the partnership interest of any general partner, managing partner or limited partner or the transfer of the interest of any joint venturer or member, except to the extent such Transfer is a Permitted Transfer under SECTION 8.1; and (v) any pledge, hypothecation, assignment, transfer or other encumbrance of any direct or indirect ownership interest in any Borrower or Sole Equity Member.

     4.2.2 LIENS. No Borrower shall create, incur, assume or suffer to exist any Lien on any direct or indirect interest in any Borrower or Sole Equity Member or any portion of any Individual Property, except for the Permitted Encumbrances.

     4.2.3 DISSOLUTION. No Borrower shall (i) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity,
(ii) engage in any business activity not related to the ownership and operation of the Properties, (iii) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of any Borrower except to the extent expressly permitted by the Loan Documents, or (iv) cause, permit or suffer Sole Equity Member to (A) dissolve, wind up or liquidate or take any action, or omit to take any action, as a result of which such Sole Equity Member would be dissolved, wound up or liquidated in whole or in part, or (B) amend, modify, waive or terminate the operating agreement of Sole Equity Member, in each case without obtaining the prior consent of Lender.

     4.2.4 CHANGE IN BUSINESS. No Borrower shall enter into any line of business other than the ownership and operation of the Properties. No Borrower shall change the current use of any Individual Property in any material respect.

     4.2.5 DEBT CANCELLATION. No Borrower shall cancel or otherwise forgive or release any claim or debt (other than the termination of Leases in accordance herewith) owed to any Borrower by any Person, except for adequate consideration and in the ordinary course of, any Borrower's business.

     4.2.6 AFFILIATE TRANSACTIONS. No Borrower shall enter into, or be a party to, any transaction with an Affiliate of any Borrower or any of the partners, members or shareholders, as applicable, of any Borrower except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to such Borrower or such Affiliate than would be obtained in a comparable arm's-length transaction with an unrelated third party.

     4.2.7 ZONING. No Borrower shall initiate or consent to any zoning reclassification of any portion of any Individual Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any Individual Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

     4.2.8 ASSETS. No Borrower shall purchase or own any property other than the applicable Individual Property and any property necessary or incidental for the operation of such Individual Property.

     4.2.9 NO JOINT ASSESSMENT. No Borrower shall suffer, permit or initiate the joint assessment of the Property (i) with any other real property constituting a tax lot separate from the Property, and (ii) with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

     4.2.10 PRINCIPAL PLACE OF BUSINESS. No Borrower shall change its principal place of business from the address set forth on the first page of this Agreement without first giving Lender thirty (30) days prior written notice.

     4.2.11 CHANGE OF NAME, IDENTITY OR STRUCTURE. No Borrower shall change its name, identity (including its trade name or names) or, if not an individual, its corporate, partnership or other structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in any Borrower's structure, without first obtaining the prior written consent of Lender. Such Borrower shall execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the written request of Lender, each Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which such

Borrower intends to operate the applicable Individual Property, and representing and warranting that such Borrower does business under no other trade name with respect to such Individual Property.

     4.2.12  SPECIAL PURPOSE. Without in any way limiting the provisions of this
ARTICLE 4, no Borrower shall take or permit any action that would result in any Borrower or Sole Equity Member not being in compliance with the representations, warranties and covenants set forth in SECTION 3.1.24.

     4.2.13  ERISA.

             (a) No Borrower shall engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Notes, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

             (b) Each Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the Term, as requested by Lender in its sole discretion, that (A) such Borrower is not and does not maintain an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (B) such Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:

                  (i) Equity interests in such Borrower are publicly offered securities, within the meaning of 29 C.F.R Section 2510.3-101(b)(2);

                  (ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in such Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R Section 2510.3-101(f)(2); or

                  (iii) Such Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R
     Section 2510.3-101(c) or (e).

     4.2.14 COMPLIANCE WITH RESTRICTIVE COVENANTS, ETC. No Borrower will modify in any material respect, waive in any material respect or release any Easements, restrictive covenants or other Permitted Encumbrances, or suffer, consent to or permit the foregoing, without Lender's prior written consent, which consent shall not be unreasonably withheld.

     4.2.15 EMBARGOED PERSON. At all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of any Borrower or either or both Guarantors shall constitute property of, or shall be beneficially owned, directly or indirectly, by any Person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any

Executive Orders or regulations promulgated thereunder, with the result that the investment in any Borrower or either or both Guarantors, as applicable (whether directly or indirectly), would be prohibited by law (each, an "EMBARGOED PERSON"), or the Loan made by Lender would be in violation of law, (b) no Embargoed Person shall have any interest of any nature whatsoever in any Borrower or either or both Guarantors, as applicable, with the result that the investment in such Borrower or either or both Guarantors, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law, and (c) none of the funds of any Borrower or either or both Guarantors, as applicable, shall be derived from any unlawful activity with the result that the investment in such Borrower or either or both Guarantors, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law.

                 ARTICLE 5: INSURANCE, CASUALTY AND CONDEMNATION

     SECTION 5.1 Insurance.

     5.1.1   INSURANCE POLICIES.

             (a) Each Borrower, at its sole cost and expense, shall obtain and maintain during the entire Term, or cause to be maintained, insurance policies for such Borrower and the applicable Individual Property providing at least the following coverages:

                  (i) Casualty insurance against loss or damage by fire, lightning and such other perils as are included in a standard "special form" policy (formerly known as an "all-risk" endorsement policy), and against loss or damage by all other risks and hazards covered by a standard extended coverage insurance policy, including riot and civil commotion, vandalism, malicious mischief, burglary and theft, in each case (A) in an amount equal to one hundred percent (100%) of the "FULL REPLACEMENT COST" of the applicable Individual Property, which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the Outstanding Principal Balance hereunder and under the Mezzanine Loan Documents; (B) containing an agreed amount endorsement with respect to the Improvements and personal property at the applicable Individual Property waiving all co-insurance provisions; (C) providing for no deductible in excess of the lesser of Ten Thousand and No/100 Dollars ($10,000.00) and five percent (5%) of the Net Cash Flow for all such insurance coverage for each Individual Property; and (D) containing an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of the applicable Individual Property shall at any time constitute legal non-conforming structures or uses, and compensating for loss of value or property resulting from operation of law and the cost of demolition and the increased cost of construction in amounts as required by Lender. In addition, Borrower shall obtain: (y) if any portion of the Improvements on any applicable Individual Property is currently or at any time in the future located in a federally designated "special flood hazard area", flood hazard insurance with respect to such Individual Property in an amount equal to the lesser of (1) the Outstanding Principal Balance or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster

     Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or such greater amount as Lender shall require; and
     (z) earthquake insurance with respect to any Individual Property in amounts and in form and substance satisfactory to Lender in the event such applicable Individual Property is located in an area with a high degree of seismic activity, provided that the insurance pursuant to clauses (y) and
     (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i);

                  (ii) commercial general liability insurance, including a broad form comprehensive general liability endorsement and coverages against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the applicable Individual Property, such insurance (A) to be on the so-called "occurrence" form and containing minimum limits per occurrence of One Million and No/100 Dollars ($1,000,000.00), with a combined limit per policy year, excluding umbrella coverage, of not less than Two Million and No/100 Dollars ($2,000,000.00);
     (B) to continue at not less than the aforesaid limit until reasonably required to be changed by Lender by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts; and (5) contractual liability covering the indemnities contained in Article 9 of the applicable Mortgages to the extent the same is available;

                  (iii) rental loss and/or business income interruption insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above and
     SECTION 5.1.1(h) below; (C) covering a period of restoration of eighteen
     (18) months and containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property located at the applicable Individual Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of eighteen (18) months from the date that the applicable Individual Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent (100%) of the reasonably projected Gross Revenue from the applicable Individual Property for a period of thirty-six (36) months from the date that the applicable Individual Property is repaired or replaced and operations are resumed. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on such Borrower's reasonable estimate of the Gross Revenue from such Individual Property for the succeeding twenty-four (24) month period. All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the Obligations secured by the Loan Documents from time to time due and payable hereunder and under the applicable Note; provided, however, that nothing herein contained shall be deemed to relieve any Borrower of its obligation to pay the Debt on the respective dates of payment provided for in the applicable Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

                  (iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements at the applicable Individual Property, and only if such Individual Property coverage form does not otherwise apply, (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above-mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy such Individual Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

                  (v) workers' compensation, subject to the statutory limits of the state in which the applicable Individual Property is located, and employer's liability insurance with limits which are reasonably required from time to time by Lender in respect of any work or operations on or about such Individual Property, or in connection with such Individual Property or its operation (if applicable);

                  (vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

                  (vii) umbrella liability insurance in addition to primary coverage in an amount not less than Twenty Five Million and No/100 Dollars ($25,000,000.00) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above and
     (viii) below;

                  (viii) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, with limits which are reasonably required from time to time by Lender;

                  (ix) windstorm insurance in an amount equal to the Outstanding Principal Balance or such lesser amount as reasonably agreed to by Lender in writing;

                  (x) insurance against employee dishonesty in an amount not less than one (1) month of Gross Revenue from the applicable Individual Property and with a deductible not greater than Ten Thousand and No/100 Dollars ($10,000.00); and

                  (xi) upon sixty (60) days' notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for properties similar to the applicable Individual Property located in or around the region in which such Individual Property is located.

             (b) All insurance provided for in SECTION 5.1.1(a) shall be obtained under valid and enforceable policies (collectively, the "POLICIES" or in the singular, the "POLICY") and shall be subject to the approval of Lender as to form and substance, including deductibles, loss payees and insureds. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums then due thereunder (the "INSURANCE PREMIUMS"), shall be delivered by each Borrower to Lender.

             (c) Any blanket insurance Policy shall specifically allocate to the applicable Individual Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only such Individual Property in compliance with the provisions of SECTION 5.1.1(a).

             (d)  All Policies of insurance provided for or contemplated by
SECTION 5.1.1(a), except for the Policy referenced in SECTION 5.1.1(a)(v), shall name the applicable Borrower as the insured and Lender and its successors and/or assigns as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender. Additionally, if any Borrower obtains property insurance coverage in addition to or in excess of that required by SECTION 5.1.1(a)(i), then such insurance policies shall also contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

             (e) All Policies of insurance provided for in SECTION 5.1.1(a), except for the Policies referenced in SECTION 5.1.1(a)(v) and (a)(viii) shall contain clauses or endorsements to the effect that:

                  (i) no act or negligence of any Borrower, or anyone acting for any Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

                  (ii) the Policy shall not be canceled without at least thirty (30) days' written notice to Lender and any other party named therein as an additional insured and, if obtainable by Borrowers using commercially reasonable efforts, shall not be materially changed (other than to increase the coverage provided thereby) without such a thirty (30) day notice; and

                  (iii) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

             (f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrowers, to take such action as Lender deems necessary to protect its interest in the Properties, including the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate and all premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrowers to Lender upon demand and until paid shall be secured by the Mortgages and shall bear interest at the Default Rate.

             (g) In the event of foreclosure of any Mortgage or other transfer of title to any or all of the Properties in extinguishment in whole or in part of the Debt, all right, title and interest of the applicable Borrower(s) in and to the Policies that are not blanket Policies then in force concerning the applicable Individual Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

             (h) Notwithstanding anything in SECTION 5.1.1(a)(i) to the contrary, Borrowers shall be required to obtain and maintain Policies which do not contain exclusions for loss, cost, damage or liability caused by "terrorism" or "terrorist acts", no matter how defined in such Policies and provided that such terrorism coverage is available. If any of the Policies include any such terrorism exclusion(s), Borrower shall obtain and maintain terrorism coverage to cover such exclusion(s) from a carrier which otherwise satisfies the rating criteria specified in SECTION 5.1.2 (a "QUALIFIED CARRIER") or, in the event /that such terrorism coverage is not available from a Qualified Carrier, Borrower shall obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage. If such terrorism coverage is available as aforesaid, each Borrower with respect to the applicable Individual Property shall obtain and maintain such terrorism coverage in an amount equal to 100% of the Full Replacement Cost of the applicable Individual Property (but in no event shall Borrowers be required to obtain terrorism coverage in an aggregate amount exceeding $30,000,000.00), provided that such Borrower shall not be required to incur a cost for such terrorism coverage that is in excess of three (3) times the cost for all other insurance coverage required pursuant to this SECTION 5.1.1 (the "TERRORISM INSURANCE CAP") for the immediately preceding annual policy period. In the event that, with respect to any Individual Property, the annual premium for terrorism coverage in an amount equal to the Full Replacement Cost coverage exceeds the Terrorism Insurance Cap, such Borrower shall be required to maintain as much terrorism coverage as is available for a premium equal to the Terrorism Insurance Cap.

     5.1.2   INSURANCE COMPANY. All Policies required pursuant to SECTION 5.1.1
(i) shall be issued by companies licensed to do business in the state where the applicable Individual Property is located, with a financial strength and claims paying ability rating of at least A:X from A.M. Best Company and at least "AA" or better by S & P; (ii) shall, with respect to all property insurance policies, name Lender and its successors and/or assigns as their interest may appear as the Lender and Mortgagee; (iii) shall, with respect to all property insurance policies and rental loss and/or business interruption insurance policies, contain a Standard Mortgagee Clause and a Lender's Loss Payable Endorsement, or their equivalents, naming Lender as the person to whom all payments made by such insurance company shall be paid; (iv) shall, with respect to all liability policies, name Lender and its successors and/or assigns as an additional insured; (v) shall contain a waiver of subrogation against Lender; (vi) shall contain such provisions as Lender deems reasonably necessary or desirable to protect its interest including endorsements providing that neither the applicable Borrower, Lender nor any other party shall be a co-insurer under said Policies and that Lender shall receive at least thirty (30) days prior written notice of any modification, reduction or cancellation; and (vii) shall be otherwise reasonably satisfactory in form and substance to Lender and shall be approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds. Certified copies of the Policies shall be delivered to Lender, c/o UBS Warburg Real Estate Investments Inc., 1285 Avenue of the Americas, 11th Floor, New York, New York 10019, Attn: Robert Pettinato, Director, on the date hereof with respect to the current Policies and within thirty (30) days after the effective date thereof with respect to all renewal Policies. Borrowers shall pay the Insurance Premiums annually in advance as the same become due and payable and shall furnish to Lender evidence of the renewal of each of the Policies with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Lender (provided, however, that Borrowers shall not be required to pay such Insurance Premiums nor furnish such evidence of payment to Lender in the event that the amounts required to pay such Insurance Premiums have been deposited into the Insurance Account pursuant to SECTION 6.4 hereof). In addition to the insurance coverages described in SECTION 5.1.1 above, Borrowers shall obtain such other insurance as may from time to time be reasonably required by Lender in order to protect its interests. Within thirty (30) days after request by Lender, Borrowers shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like.

     SECTION 5.2 Casualty.

             (a) If an Individual Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a "CASUALTY"), Borrowers shall give prompt notice thereof to Lender. Following the occurrence of a Casualty, Borrowers, regardless of whether Insurance Proceeds are available, shall promptly proceed to restore, repair, replace or rebuild the same to be of at least equal value and of substantially the same character as prior to such damage or destruction, all to be effected in accordance with applicable law (a "RESTORATION"). The expenses incurred by Lender in the adjustment and collection of Insurance Proceeds shall become part of the Obligations and be secured by the Loan Documents and shall be reimbursed by Borrowers to Lender upon demand. Notwithstanding any Casualty, Borrowers shall continue to pay the Obligations in the time and manner set forth in the Notes and in this Agreement. Upon the occurrence of any Casualty, Borrowers shall (subject to the right of Lender to elect to do so as set forth in SECTION 5.2(b)), promptly file a proof of loss with the respective insurance company or companies insuring such Casualty.

             (b) In the event of a Casualty where the damage to an Individual Property does not exceed the lesser of (x) $250,000 and (y) ten percent (10%) of the Outstanding Principal Balance due under the Note related to such Individual Property, so long as no Event of Default has occurred, Borrowers may settle and adjust any claim without the consent of Lender and agree with the insurance company or companies on the amount to be paid upon the loss (the "INSURANCE PROCEEDS"); provided that such adjustment is carried out in a competent and timely manner. In such case, provided that no Event of Default shall have occurred and the Restoration can be completed prior to the earlier to occur of
(i) the date which is six (6) months following such Casualty, and (ii) the date which is twelve (12) months prior to the Stated Maturity Date, Borrowers are hereby authorized to collect and receipt for any such Insurance Proceeds. In the event that Borrowers fail to promptly file a proof of loss with respect to any Casualty or fail to promptly and diligently proceed to settle and adjust any claims with respect thereto as required in this clause (b), then Lender shall, at the sole cost and expense of Borrowers, have the right to file such proof of loss, settle and adjust such claim and agree with such insurance company or companies without the consent of Borrowers, and each Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest to do so. In the event of a Casualty where the damage to an Individual Property equals or exceeds the lesser of (x) $250,000 and (y) ten percent (10%) of the Outstanding Principal Balance due under the Note related to such Individual Property (a "SIGNIFICANT CASUALTY"), then notwithstanding anything set forth herein to the contrary, at the sole cost and expense of Borrower, Lender may elect to file the respective proof of loss, settle and adjust any claim without the consent of Borrowers and agree with the insurance company or companies on the amount of the Insurance Proceeds in the place and stead of Borrowers and without the consent of Borrowers, and each Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest to do so. Any Insurance Proceeds in connection with the therewith (whether or not Lender elects to settle and adjust the claim or Borrowers settle such claim) shall be due and payable solely to Lender and held by Lender in accordance with the terms of this Agreement. In the event any Borrower or any party other than Lender is a payee on any check representing Insurance Proceeds with respect to any Casualty, such Borrower shall immediately endorse, and cause all such third parties to endorse, such check payable to the order of Lender. Each Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to endorse any such check payable to the order of Lender. The expenses incurred by Lender in the adjustment and collection of Insurance Proceeds shall become part of the Obligations, shall be secured by the Loan Documents and shall be reimbursed by Borrowers to Lender upon demand. Each Borrower hereby releases Lender from any and all liability with respect to the settlement and adjustment by Lender of any claims in respect of any Casualty.

             (c) In the event of loss or damages covered by any of the Policies, the following provisions shall apply with respect to application of Insurance Proceeds:

                  (i) In the event of a Casualty to an Individual Property where less than forty percent (40%) of the rentable square footage of the Improvements thereon have been destroyed, and if, in the reasonable judgment of Lender, the Restoration can be completed prior to the earlier to occur of (A) the date which is six (6) months following such Casualty and (B) the date which is twelve (12) months prior to the Stated Maturity Date, and if, in the reasonable judgment of Lender, after completion of such Restoration the applicable Individual Property will adequately secure the Outstanding Principal Balance due under the Note related to such Individual Property and will have a value at least equal to the value immediately prior to such Casualty, then, if no Event of Default shall have occurred and be continuing, the Net Proceeds shall be applied to reimburse Borrowers for the cost of the Restoration in the manner set forth below. Each Borrower hereby covenants and agrees to commence and diligently to prosecute the Restoration; provided always, that Borrowers shall pay all costs (and if required by Lender, Borrowers shall deposit the total thereof with Lender in advance) of such Restoration in excess of the Net Proceeds made available pursuant to the terms hereof.

                  (ii) Except as provided in SECTION 5.2(c)(i) above, the Insurance Proceeds collected upon any Casualty shall, at the option of Lender in its sole discretion, be applied to the payment of the Obligations or applied to reimburse Borrowers for the cost of the Restoration in the manner set forth below. If Lender elects to apply any Net Proceeds to the payment of the Obligations prior to the final sale of the Loan in a Secondary Market Transaction, Borrowers shall immediately upon demand reimburse Lender for any and all Hedge Losses resulting, either directly or indirectly, from that portion of the Debt so paid. Additionally, throughout the term of the Loan if an Event of Default has occurred, then Borrowers shall pay to Lender, with respect to any payment of the Debt pursuant to this SECTION 5.2(c)(ii), an additional amount equal to the Yield Maintenance Premium; PROVIDED, HOWEVER, that if an Event of Default has not occurred, then the Yield Maintenance Premium shall not be payable. Any such application to the Debt shall (A) be applied to those payments of principal and interest last due under this Agreement but shall not postpone any payments otherwise required pursuant hereunder other than such last due payments and (B) not cause or result in the Monthly Debt Service Payment Amount (or any of the Laughlin Monthly Debt Service Payment Amount, the Medford Monthly Debt Service Payment Amount or the Warrenton Monthly Debt Service Payment Amount) being re-cast based upon the reduction of the Outstanding Principal Balance and the number of months remaining until the Maturity Date. In the event Lender elects to apply any Net Proceeds to the payment of the Obligations as set forth herein, Borrowers shall have the option of prepaying the Outstanding Principal Balance of the portion of the Loan applicable to the Individual Property damaged by such Casualty and obtaining a release of such Individual Property from the Liens of the Mortgages and the other Loan Documents without payment of the Yield Maintenance Premium, provided that (A) no Event of Default shall have occurred and be continuing, (B) all accrued and unpaid interest and all other sums due under the applicable Note and the other Loan Documents, including, without limitation, all costs and expenses incurred by Lender or its agents in connection with such prepayment and release of the applicable Individual Property (including, without limitation, the reasonable fees and expenses incurred by attorneys and accountants in connection with the prepayment and the release of such Individual Property) shall be paid in full on or prior to the date such Individual Property is released from the Liens of the Mortgages and the other Loan Documents, and (C) Borrowers shall have deposited with Lender sufficient funds to the effect that the aggregate amount of the Net Proceeds applied by Lender hereunder and the prepayment made by Borrowers pursuant to this section shall equal 125% of the Outstanding Principal Balance of the portion of the Loan applicable to such Individual Property as of the date of such prepayment by Borrowers, and all amounts in excess of such Outstanding Principal Balance attributable to such Individual Property shall be deposited by Lender into the Deposit Account and applied to the Reserve Funds in such order and priority as Lender shall determine in its sole discretion, provided, however, that, in the event such amounts are deposited into any subaccount(s) of the Deposit Account, such subaccount(s) shall be an interest bearing account.

                  (iii) In the event Borrowers are entitled to reimbursement out of the Net Proceeds held by Lender, such Insurance Proceeds shall be disbursed from time to time upon Lender so long as the following conditions have been satisfied:

                                   (A)  no Event of Default shall have occurred
                          and be continuing;

                                   (B)  Leases requiring payment of annual rent
                          equal to ninety percent (90%) of the Gross Revenue received by any Borrower during the twelve (12) month period immediately preceding the Casualty and all Major Leases shall remain in full force and effect during and after the completion of the Restoration without abatement of rent beyond the time required for Restoration, notwithstanding the occurrence of such Casualty;

                                   (C) Borrowers shall commence the Restoration as soon as reasonably practicable (but in no event later than sixty (60) days after such Casualty occurs) and shall diligently pursue the same to satisfactory completion;

                                   (D)  Lender shall be satisfied that any
                          operating deficits and all payments of principal and interest under the Notes will be paid during the period required for Restoration from (A) the Net Proceeds, or (B) other funds of Borrowers;

                                   (E)  Lender shall be satisfied that the
                          Restoration will be completed on or before the earliest to occur of (A) the date twelve (12) months prior to the Stated Maturity Date, (B) the earliest date required for such completion under the terms of any Lease with respect to such Individual Property,
                          (C) such time as may be required under applicable Legal Requirements in order to repair and restore the Individual Property to the condition it was in immediately prior to such Casualty or Condemnation, as applicable, or (D) six (6) months prior to the expiration of the insurance coverage referred to in
                          SECTION 5.1.1(a)(iii);

                                   (F)  the Individual Property affected by the
                          Casualty and the use thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements;

                                   (G)  the Restoration shall be done and
                          completed by Borrowers in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements; and

                                   (H)  such Casualty does not result in the
                          loss of access to the Individual Property or the related Improvements.

     SECTION 5.3 CONDEMNATION.

             (a) Borrowers shall promptly give Lender written notice of the actual or threatened commencement of any Condemnation with respect to all or any portion of any Individual

Property and shall deliver to Lender copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Borrowers, regardless of whether an Award is available, shall promptly proceed with the Restoration.

             (b) Any and all awards or payments (each, an "AWARD") for any taking accomplished through a Condemnation (a "TAKING") are hereby assigned by Borrowers to Lender and Lender is hereby authorized to make any compromise or settlement in connection with such Condemnation, subject to the provisions of this Agreement.

             (c) In the event of any Condemnation involving a Taking of less than forty percent (40%) of the rentable square footage of the Improvements on an Individual Property, and if, in the reasonable judgment of Lender, the Restoration can be completed prior to the earlier to occur of (i) the date which is six (6) months following such Taking and (ii) the date which is twelve (12) months prior to the Stated Maturity Date, and if, in the reasonable judgment of Lender, after the completion of such Restoration the Individual Property affected by such Condemnation will adequately secure the Outstanding Principal Balance due under the Note related to such Individual Property and will have a value at least equal to the value immediately prior to such Taking, then, if no Event of Default shall have occurred and be continuing, the Net Proceeds shall be applied to reimburse Borrowers for the cost of the Restoration, and such Award shall be disbursed in the same manner as provided in SECTION 5.2(c)(iii) for the application of Insurance Proceeds. Each Borrower hereby covenants and agrees to commence and diligently to prosecute the Restoration; provided always, that Borrowers shall pay all costs (and if required by Lender, Borrowers shall deposit the total thereof with Lender in advance) of the Restoration in excess of the Award made available pursuant to the terms hereof. Any surplus which may remain out of the Award received by Lender after payment of such costs of the Restoration shall, in the sole and absolute discretion of Lender, be retained by Lender and applied to payment of the Obligations.

             (d) Except as provided in SECTION 5.3(c) above, the Award collected upon any Condemnation shall, at the option of Lender in its sole discretion, be applied to the payment of the Obligations or applied to reimburse Borrowers for the cost of the Restoration in the same manner as provided in
SECTION 5.2(c)(iii) hereof for the application of Insurance Proceeds. If Lender elects to apply any portion of an Award to the payment of the Obligations prior to the final sale of the Loan in a Secondary Market Transaction, Borrowers shall immediately upon demand reimburse Lender for any and all Hedge Losses resulting, either directly or indirectly, from that portion of the Obligations so paid. Additionally, throughout the term of the Loan if a Default or an Event of Default has occurred then the Borrowers shall pay to Lender, with respect to any payment of the Debt pursuant to this paragraph, an additional amount equal to the Yield Maintenance Premium; PROVIDED, HOWEVER, that if a Default or an Event of Default has not occurred, then the Yield Maintenance Premium shall not be payable. Any such application to the Debt shall (i) be applied to those payments of principal and interest last due under this Agreement but shall not postpone or reduce any payments otherwise required hereunder other than such last due payments and (ii) not cause or result in the Monthly Debt Service Payment Amount to be re-cast based upon the reduction of the Outstanding Principal Balance and the number of months remaining until the Maturity Date. In the event Lender elects to apply any portion of the Award to the payment of the Obligations as set forth herein, Borrowers shall have the option of prepaying the Outstanding Principal Balance of the portion of the Loan applicable to the Individual Property as to which the Condemnation shall have occurred and obtaining a release of such Individual Property from the Liens of the Mortgages and the other Loan Documents without payment of the Yield Maintenance Premium, provided that (A) no Event of Default shall have occurred and be continuing, (B) all accrued and unpaid interest and all other sums due under the applicable Note and the other Loan Documents, including, without limitation, all costs and expenses incurred by Lender or its agents in connection with such prepayment and release of the applicable Individual Property (including, without limitation, the reasonable fees and expenses incurred by attorneys and accountants in connection with the prepayment and the release of such Individual Property) shall be paid in full on or prior to the date such Individual Property is released from the Liens of the Mortgages and the other Loan Documents, and (C) Borrowers shall have deposited with Lender sufficient funds to the effect that the aggregate amount of the portion of the Award applied by Lender hereunder and the prepayment made by Borrowers pursuant to this section shall equal 125% of the Outstanding Principal Balance of the portion of the Loan applicable to such Individual Property as of the date of such prepayment by Borrowers, and all amounts in excess of such Outstanding Principal Balance attributable to such Individual Property shall be deposited by Lender into the Deposit Account and applied to the Reserve Funds in such order and priority as Lender shall determine in its sole discretion, provided, however, that, in the event such amounts are deposited into any subaccount(s) of the Deposit Account, such subaccount(s) shall be an interest bearing account. . If any Individual Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of such Award, Lender shall have the right, whether or not a deficiency judgment on the applicable Note shall be recoverable or shall have been sought, recovered or denied, to receive all or a portion of said Award sufficient to pay the Obligations.

             (e) Notwithstanding any Taking by any Governmental Authority (including, without limitation, any transfer made in lieu of or in anticipation of such a Taking), Borrowers shall continue to pay the Obligations at the time and in the manner provided for in the Notes, in this Agreement and the other Loan Documents and the Obligations shall not be reduced unless and until any Award shall have been actually received and applied by Lender to expenses of collecting the Award and to discharge of the Obligations.

     SECTION 5.4 CASUALTY AND CONDEMNATION PROCEEDS. Payments received on account of the business interruption insurance specified in SECTION 5.1.1(a)(iii) above with respect to any Casualty or Condemnation shall be deposited directly into the Casualty and Condemnation Account. Notwithstanding anything to the contrary contained herein, if in connection with a Casualty any insurance company makes a payment under a property insurance Policy that Borrowers propose be treated as business or rental interruption insurance, then, notwithstanding any designation (or lack of designation) by the insurance company as to the purpose of such payment, as between Lender and Borrowers, such payment shall not be treated as business or rental interruption Insurance Proceeds unless Borrowers have demonstrated to Lender's reasonable satisfaction that the remaining Net Proceeds that will be received from the property insurance companies are sufficient to pay 100% of the cost of the Restoration or, if such Net Proceeds are to be applied to repay the Obligations in accordance with the terms hereof, that such remaining Net Proceeds will be sufficient to satisfy the Obligations in full.

     SECTION 5.5 ADDITIONAL CONDITIONS FOR DISBURSEMENT OF NET PROCEEDS.

             (a) All plans and specifications required in connection with the Restoration shall be subject to the prior approval of Lender and an independent architect selected by Lender (the "CASUALTY CONSULTANT") which approval shall not be unreasonably withheld. The plans and specifications shall require that the Restoration be completed in a first-class workmanlike manner at least equivalent to the quality and character of the original work in the Improvements at the Individual Property affected by the Condemnation (provided, however, that in the case of a partial Condemnation, the Restoration shall be done to the extent reasonably practicable after taking into account the consequences of such partial Condemnation), so that upon completion thereof, such Individual Property shall be at least equal in value and general utility to such Individual Property prior to the Casualty or Condemnation, as applicable; it being understood, however, that Borrower shall not be obligated to restore the Individual Property to the precise condition of such Individual Property prior to such Casualty or Condemnation, as applicable, provided such Individual Property is restored, to the extent practicable, to be of at least equal value and of substantially the same character as prior to the Casualty or Condemnation, as applicable. Borrowers shall restore all Improvements such that when they are fully restored and/or repaired, such Improvements and their contemplated use fully comply with all applicable material Legal Requirements. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to the reasonable approval of Lender and the Casualty Consultant. All reasonable costs and expenses actually incurred by Lender in connection with recovering, holding and advancing the Net Proceeds for the Restoration, including reasonable attorneys' fees and disbursements and the Casualty Consultant's fees and disbursements, shall be paid by Borrowers.

             (b) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, less the Casualty Retainage. The term "CASUALTY RETAINAGE" shall mean, as to each contractor, subcontractor or materialman engaged in the Restoration, an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this SECTION 5.5(b), be less than the amount actually held back by Borrowers from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this ARTICLE 5 and that all approvals necessary for the re-occupancy and use of the affected Individual Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which (i) the Casualty Consultant certifies to Lender that such contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of such contractor's, subcontractor's or materialman's contract, (ii) the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the applicable Title Insurance Policy, and (iii) Lender receives an endorsement to the applicable Title Insurance Policy insuring the continued priority of the Liens of the Mortgages and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

             (c) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

             (d) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrowers shall deposit the deficiency (the "NET PROCEEDS DEFICIENCY") with Lender (for deposit into the Casualty and Condemnation Account) before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be deposited by Lender into the Casualty and Condemnation Account and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this SECTION 5.5(d) shall constitute additional security for the Obligations.

             (e) The remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this ARTICLE 5, and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrowers, provided no Event of Default shall have occurred and shall be continuing under any of the Loan Documents. As applicable,
(i) all Net Proceeds not required to be made available for the Restoration, and/or (ii) any excess Net Proceeds remaining after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this ARTICLE 5, and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, may be retained and applied by Lender toward the payment of the Obligations, whether or not then due and payable, in such order, priority and proportions as Lender in its sole discretion shall deem proper.

                  ARTICLE 6: CASH MANAGEMENT AND RESERVE FUNDS

     SECTION 6.1 CASH MANAGEMENT ARRANGEMENTS. Each Borrower shall cause all Rents to be transmitted directly by Tenants of the applicable Individual Property into a trust account (the "Clearing Account") established and maintained by such Borrower at a local bank selected by Borrowers and reasonably approved by Lender (the "CLEARING BANK") as more fully described in the Clearing Account Agreement. Without in any way limiting the foregoing, if any Borrower or Manager receives any Gross Revenue from any Individual Property, then (i) such amounts shall be deemed to be collateral for the Obligations and shall be held in trust for the benefit, and as the property, of Lender, (ii) such amounts shall not be commingled with any other funds or property of Borrowers or Manager, and (iii) Borrowers or Manager shall deposit such amounts in the Clearing

Account within three (3) Business Days of receipt. Funds deposited into the Clearing Account shall be swept by the Clearing Bank on a daily basis into an Eligible Account at the Deposit Bank controlled by Lender (the "Deposit Account") and applied and disbursed in accordance with this Agreement and the Cash Management Agreement. Funds in the Deposit Account shall be invested in Permitted Investments, as more particularly set forth in the Cash Management Agreement. Lender may also establish subaccounts of the Deposit Account which shall at all times be Eligible Accounts (and may be ledger or book entry accounts and not actual accounts) (such subaccounts are referred to herein as "Accounts"). The Deposit Account and all other Accounts will be under the sole control and dominion of Lender, but subject to the terms of the Cash Management Agreement, and Borrowers shall have no right of withdrawal therefrom. Borrowers shall pay for all expenses of opening and maintaining all of the above accounts.

     SECTION 6.2 Intentionally Omitted.

     SECTION 6.3 TAX FUNDS.

     6.3.1 DEPOSITS OF TAX FUNDS. Borrowers shall deposit with Lender the amount of Three Hundred Eighteen Thousand Eight Hundred Forty Three and 14/100 Dollars ($318,843.14) on the Closing Date, as to which the amount of Forty Seven Thousand Five Hundred Fifty Five and 38/100 Dollars ($47,555.38) shall be deemed deposited on behalf of Horizon Laughlin, the amount of One Hundred Thirty Nine Thousand Two Hundred Seventy Nine and 17/100 Dollars ($139,279.17) shall be deemed deposited on behalf of Horizon Medford, and the amount of One Hundred Thirty Two Thousand Eight and 59/100 Dollars ($132,008.59) shall be deemed deposited on behalf of Horizon Warrenton. On each Monthly Payment Date, each Borrower shall deposit with Lender an amount equal to one-twelfth of the Taxes that Lender reasonably estimates will be payable during the next ensuing twelve
(12) months in respect of the Individual Property owned by such Borrower, in order to accumulate sufficient funds to pay all such Taxes at least ten (10) days prior to their respective due dates, which amounts shall be transferred into an Account at Deposit Bank established to hold such funds (the "TAX ACCOUNT"). Amounts deposited from time to time into the Tax Account pursuant to this SECTION 6.3.1 are referred to herein as the "TAX FUNDS". If at any time Lender reasonably determines that the Tax Funds will not be sufficient to pay the Taxes, Lender shall notify Borrowers of such determination and the monthly deposits for Taxes shall be increased by the amount that Lender reasonably estimates is sufficient to make up the deficiency at least ten (10) days prior to the respective due dates for the Taxes; provided, that if Borrowers receive notice of any deficiency after the date that is ten (10) days prior to the date that Taxes are due, Borrowers will deposit with or on behalf of Lender such amount within three (3) Business Day after its receipt of such notice.

     6.32 RELEASE OF TAX FUNDS. Provided no Event of Default shall exist and remain uncured, Lender shall direct Servicer to apply the Tax Funds in the Tax Account to payments of Taxes. In making any payment relating to Taxes, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax Funds shall exceed the amounts due for Taxes, Lender shall, in its sole discretion, either return any excess to Borrowers or credit such excess against future payments to be made to the Tax Funds. Any Tax Funds remaining in the Tax Account after the Obligations been paid in full shall be returned to Borrowers.

     SECTION 6.4 INSURANCE FUNDS.

     6.4.1 DEPOSITS OF INSURANCE FUNDS. Borrowers shall deposit with Lender the amount of Seventy Two Thousand Nine Hundred Fifty Six and 13/100 Dollars ($72,956.13) on the Closing Date, as to which the amount of Thirty Thousand Nine Hundred Thirty Four and 89/100 Dollars ($30,934.89) shall be deemed deposited on behalf of Horizon Laughlin, the amount of Nineteen Thousand Eight Hundred Forty Eight and 67/100 Dollars ($19,848.67) shall be deemed deposited on behalf of Horizon Medford, and the amount of Twenty Two Thousand One Hundred Seventy Two and 57/100 Dollars ($22,172.57) shall be deemed deposited on behalf of Horizon Warrenton. On each Monthly Payment Date, each Borrower shall deposit with Lender an amount equal to one-twelfth of the Insurance Premiums that Lender reasonably estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in respect of the Individual Property owned by such Borrower, in order to accumulate sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies, which amounts shall be transferred into an Account established at Deposit Bank to hold such funds (the "INSURANCE ACCOUNT"). Amounts deposited from time to time into the Insurance Account pursuant to this SECTION 6.4.1 are referred to herein as the "INSURANCE FUNDS". If at any time Lender reasonably determines that the Insurance Funds will not be sufficient to pay the Insurance Premiums, Lender shall notify Borrowers of such determination and the monthly deposits for Insurance Premiums shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to expiration of the Policies.

     6.4.2 RELEASE OF INSURANCE FUNDS. Provided no Event of Default shall exist and remain uncured, Lender shall direct Servicer to apply the Insurance Funds in the Insurance Account to payment of Insurance Premiums. In making any payment relating to Insurance Premiums, Lender may do so according to any bill, statement or estimate procured from the insurer or its agent, without inquiry into the accuracy of such bill, statement or estimate. If the amount of the Insurance Funds shall exceed the amounts due for Insurance Premiums, Lender shall, in its sole discretion, either return any excess to Borrowers or credit such excess against future payments to be made to the Insurance Funds. Any Insurance Funds remaining in the Insurance Account after the Obligations have been paid in full shall be returned to Borrowers.

     SECTION 6.5 CAPITAL EXPENDITURE FUNDS.

     6.5.1 DEPOSITS OF CAPITAL EXPENDITURE FUNDS. On each Monthly Payment Date, (i) Horizon Laughlin shall deposit with Lender the amount of Four Thousand Two Hundred Seventy Nine and 98/100 Dollars ($4,279.98) for annual Capital Expenditures in respect of the Laughlin Property, (ii) Horizon Medford shall deposit with Lender the amount of Three Thousand Seven Hundred Thirty Two and 67/100 Dollars ($3,732.67) for annual Capital Expenditures in respect of the Medford Property, and (iii) Horizon Warrenton shall deposit with Lender the amount of Three Thousand Three Hundred Thirty Two and 72/100 Dollars ($3,332.72) for annual Capital Expenditures in respect of the Warrenton Property, which amounts shall be transferred into an Account established at Deposit Bank to hold such funds (the "CAPITAL EXPENDITURE ACCOUNT"). Amounts deposited from time to time into the Capital Expenditure Account pursuant to this SECTION 6.5.1 are referred to herein as the "CAPITAL EXPENDITURE FUNDS". Lender may reasonably reassess its estimate of the amount necessary for Capital Expenditures from time to time and may require Borrowers to increase the monthly deposits required pursuant to this SECTION 6.5.1 upon thirty (30) days notice to Borrowers if Lender determines in its reasonable discretion that an increase is necessary to maintain proper operation of the Properties.

     6.5.2   RELEASE OF CAPITAL EXPENDITURE FUNDS.

             (a) Lender shall direct Servicer to disburse the Capital Expenditure Funds to the applicable Borrower in respect of the Individual Property owned by such Borrower out of the Capital Expenditure Account upon satisfaction by such Borrower of each of the following conditions with respect to each such disbursement: (i) such disbursement is for an Approved Capital Expenditure; (ii) such Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which such Borrower requests such payment be made, which request shall specify the Approved Capital Expenditures to be paid; (iii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, and (iv) Lender shall have received (1) an Officer's Certificate from Borrower
(A) stating that the items to be funded by the requested disbursement are Approved Capital Expenditures, and a description thereof, (B) stating that all Approved Capital Expenditures to be funded by the requested disbursement have been completed to date in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (C) identifying each Person that supplied materials or labor in excess of $25,000.00 in connection with the Approved Capital Expenditures to be funded by the requested disbursement, (D) stating that each such Person has been paid in full or will be paid in full upon such disbursement, (E) stating that the Approved Capital Expenditures to be funded have not been the subject of a previous disbursement, (F) stating that all previous disbursements of Capital Expenditure Funds have been used to pay the previously identified Approved Capital Expenses, and (G) stating that all outstanding trade payables in connection with the capital expense (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (2) a copy of any license, permit or other approval, if any, required by any Governmental Authority in connection with the Approved Capital Expenditures and not previously delivered to Lender, (3) lien waivers or other evidence of payment reasonably satisfactory to Lender, (4) at Lender's option, a title search for such Individual Property indicating that such Individual Property is free from all Liens, claims and other encumbrances not previously approved by Lender, and (5) such other evidence as Lender shall reasonably request to demonstrate that the Approved Capital Expenditures to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to such Borrower. Lender shall not be required to disburse Capital Expenditure Funds more frequently than once each calendar month, on the same day of such month as any other Reserve Funds are being disbursed in accordance with the terms hereof, and the aggregate funding of Reserve Funds in any month shall equal or exceed the Minimum Disbursement Amount.

             (b) Nothing in this SECTION 6.5.2 shall (i) make Lender responsible for performing or completing any Capital Expenditures Work; (ii) require Lender to expend funds in addition to the Capital Expenditure Funds to complete any Capital Expenditures Work; (iii) obligate Lender to proceed with any Capital Expenditures Work; or (iv) obligate Lender to demand from Borrowers additional sums to complete any Capital Expenditures Work.

             (c) Each Borrower shall permit Lender and Lender's agents and representatives (including Lender's engineer, architect or inspector) or third parties to enter onto the applicable Individual Property during normal business hours (subject to the rights of Tenants under their Leases) upon reasonable prior notice to inspect the progress of any Capital Expenditures Work and all materials being used in connection therewith and to examine all plans and shop drawings relating to such Capital Expenditures Work. Such Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender's representatives or such other Persons described above in connection with inspections described in this SECTION 6.5.2(c).

             (d) If any disbursement of Capital Expenditure Funds will exceed $50,000.00 for any Individual Property, Lender may require an inspection of such Individual Property at Borrowers' expense prior to making a disbursement of Capital Expenditure Funds in order to verify completion of the Capital Expenditures Work for which reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and may require a certificate of completion by an independent qualified professional architect acceptable to Lender prior to the disbursement of Capital Expenditure Funds. Borrowers shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional architect.

             (e) In addition to any insurance required under the Loan Documents, each Borrower shall provide or cause to be provided workmen's compensation insurance, builder's risk insurance, public liability insurance and other insurance to the extent required under applicable law in connection with the Capital Expenditures Work. All such policies shall be in form and amount satisfactory to Lender.

     SECTION 6.6 ROLLOVER FUNDS.

     6.6.1   DEPOSITS OF ROLLOVER FUNDS.

             (a) On each Monthly Payment Date, (i) Horizon Laughlin shall deposit with Lender the sum of Eighteen Thousand Nine Hundred Ninety Seven and 58/100 Dollars ($18,997.58) for tenant improvements and leasing commissions that may be incurred following the date hereof in respect of the Laughlin Property,
(ii) Horizon Medford shall deposit with Lender the sum of Twelve Thousand Seven Hundred Ninety Two and 83/100 Dollars ($12,792.83) for tenant improvements and leasing commissions that may be incurred following the date hereof in respect of the Medford Property, and (iii) Horizon Warrenton shall deposit with Lender the sum of Thirteen Thousand Seven Hundred Thirty Six and 67/100 Dollars ($13,736.67), for tenant improvements and leasing commissions that may be incurred following the date hereof in respect of the Warrenton Property, which amounts shall be transferred into an Account established at Deposit Bank to hold such funds (the "ROLLOVER ACCOUNT"). Lender may from time to time reasonably reassess its estimate of the required monthly amount necessary for tenant improvements and leasing commissions and, upon notice to Borrowers, Borrowers shall be required to deposit with or on behalf of Lender each month such reassessed amount, which shall be transferred into the Rollover Account. Amounts deposited from time to time into the Rollover Account pursuant to this
SECTION 6.6.1 are referred to herein as the "ROLLOVER FUNDS".

             (b) In addition to the required monthly deposits set forth in subsection (a) above, the following items shall be deposited into the Rollover Account and held as Rollover Funds and shall be disbursed and released as set forth in SECTION 6.6.2 below, and each Borrower shall advise Lender at the time of receipt thereof of the nature of such receipt so that Lender shall have sufficient time to instruct the Deposit Bank to deposit and hold such amounts in the Rollover Account pursuant to the Cash Management Agreement:

                  (i) All sums paid with respect to (A) a modification of any Lease or otherwise paid in connection with any Borrower taking any action under any Lease (e.g., granting a consent) or waiving any provision thereof, (B) any settlement of claims of any Borrower against third parties in connection with any Lease, (C) any rejection, termination, surrender or cancellation of any Lease (including in any bankruptcy case) or any lease buy-out or surrender payment from any Tenant (including any payment relating to unamortized tenant improvements and/or leasing commissions) (collectively, "LEASE TERMINATION PAYMENTS"), and (D) any sum received from any Tenant to obtain a consent to an assignment or sublet or otherwise, or any holdover rents or use and occupancy fees from any Tenant or former Tenant (to the extent not being paid for use and occupancy or holdover rent); and

                  (ii) Any other extraordinary event pursuant to which any Borrower receives payments or income (in whatever form) derived from or generated by the use, ownership or operation of the Property not otherwise covered by this Agreement or the Cash Management Agreement;

     PROVIDED, HOWEVER, if any Borrower receives any Lease Termination Payments as a result of the rejection, termination, surrender or cancellation of any Lease, which renders certain space on an Individual Property vacant (a "VACANT SPACE"), then Lender shall release such Lease Termination Payments, or any portion thereof that have not already been applied to Rent and other sums that have become due under any such Lease (or would have become due if not for the rejection, termination, surrender or cancellation of such lease) upon the occurrence of (a) such Borrower's execution of a Lease for such Vacant Space for at least as much aggregate rent as was payable under the former lease for the Vacant Space with a new tenant (a "REPLACEMENT TENANT") or which is reasonably acceptable to Lender, (b) a Replacement Tenant's actual occupancy of the applicable Vacant Space for conducting business, and (c) a Replacement Tenant's commencing payment of full, unabated rent for the applicable Vacant Space.

     6.6.2 RELEASE OF ROLLOVER FUNDS. Lender shall direct Servicer to disburse the Rollover Funds to the applicable Borrower in respect of the Individual Property owned by such Borrower out of the Rollover Account upon satisfaction by such Borrower of each of the following conditions with respect to each such disbursement: (i) such disbursement is for an Approved Leasing Expense; (ii) such Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which such Borrower requests such payment be made, which request shall specify the Approved Leasing Expense to be paid; (iii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured; (iv) Lender shall have reviewed and approved the Lease giving rise to the Approved Leasing Expense to the extent required under SECTION 4.1.10(d); and (v) Lender shall have received (1) an Officer's Certificate from such Borrower (A) stating that the items to be funded by the requested disbursement are Approved Leasing Expenses, and a description thereof, (B) stating that all tenant improvements at such Individual Property to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (C) identifying each Person that supplied materials or labor in connection with the tenant improvements to be funded by the requested disbursement or the broker entitled to the leasing commissions, (D) stating that each such Person has been paid in full or will be paid in full upon such disbursement, (E) stating that the Approved Leasing Expenses to be funded have not been the subject of a previous disbursement, (F) stating that all previous disbursements of Rollover Funds have been used to pay the previously identified Approved Leasing Expenses, and (G) stating that all outstanding trade payables in connection with the Approved Leasing Expenses to be funded (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (2) a copy of any license, permit or other approval by any Governmental Authority, if any, required in connection with the tenant improvements and not previously delivered to Lender, (3) lien waivers or other evidence of payment reasonably satisfactory to Lender, (4) at Lender's option, a title search for such Individual Property indicating that such Individual Property is free from all Liens, claims and other encumbrances not previously approved by Lender, and (5) such other evidence as Lender shall reasonably request to demonstrate that the Approved Leasing Expenses to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to such Borrower. Lender shall not be required to disburse Rollover Funds more frequently than once each calendar month, on the same day of such month as any other Reserve Funds are being disbursed in accordance with the terms hereof, and the aggregate funding of Reserve Funds in any month shall equal or exceed the Minimum Disbursement Amount.

     SECTION 6.7 FIRST MONTH PAYMENT RESERVE FUNDS.

     6.7.1 DEPOSITS OF FIRST MONTH PAYMENT RESERVE FUNDS. Borrowers shall deposit with Lender the amount of One Hundred Seventy One Thousand Nine Hundred Ninety One and 42/100 ($171,991.42) on the Closing Date, as to which (i) Eighty Five Thousand Nine Hundred Ninety Five and 71/100 Dollars ($85,995.71) shall be deemed deposited on behalf of Horizon Laughlin, representing the Laughlin Monthly Debt Service Payment Amount due and payable August 11, 2002, (ii) the amount of Fifty Thousand Eight Hundred Fifteen and 65/100 Dollars ($50,815.65) shall be deemed deposited on behalf of Horizon Medford, representing the Medford Monthly Debt Service Payment Amount due and payable August 11, 2002, and (iii) the amount of Thirty Five Thousand One Hundred Eighty and 06/100 Dollars ($35,180.06) shall be deemed deposited on behalf of Horizon Warrenton, representing the Warrenton Monthly Debt Service Payment Amount due and payable August 11, 2002, which amounts shall be transferred into the Debt Service Account (as defined in the Cash Management Agreement) established at Deposit Bank. The amounts deposited into the Debt Service Account pursuant to this
SECTION 6.7.1 are referred to herein as the "FIRST MONTH PAYMENT RESERVE FUNDS".

     6.7.2 RELEASE OF FIRST MONTH PAYMENT RESERVE FUNDS. Provided no Event of Default shall exist and remain uncured, on August 11, 2002 Lender shall direct Servicer to apply the First Month Payment Reserve Funds in the Debt Service Account to payment of the Monthly Debt Service Payment Amount due and payable August 11, 2002.

     SECTION 6.8 INTENTIONALLY OMITTED.

     SECTION 6.9 SECURITY INTEREST IN RESERVE FUNDS.

     6.9.1 GRANT OF SECURITY INTEREST. Each Borrower shall be the owner of the Reserve Funds relating to the Individual Property owned by such Borrower. Each Borrower hereby pledges, assigns and grants a security interest to Lender, as security for the payment and performance of the Obligations, in all of such Borrower's right, title and interest in and to the Reserve Funds. The Reserve Funds shall be under the sole dominion and control of Lender, but subject to the terms of the Cash Management Agreement. The Reserve Funds shall not constitute a trust fund and may be commingled with other monies held by Lender.

     6.9.2 INCOME TAXES; INTEREST. Each Borrower shall report on its federal, state, commonwealth, district and local income tax returns all interest or income accrued on the Reserve Funds. The Reserve Funds shall earn interest at a rate commensurate with the rate of interest paid from time to time on money market accounts at a commercial bank selected by Lender in its sole discretion from time to time, with interest credited monthly to such Reserve Funds (with the exception of the Tax Funds and Insurance Funds). All earnings or interest on each of the Reserve Funds (with the exception of the Tax Funds and Insurance Funds) shall be and become part of the respective Reserve Fund and shall be disbursed as provided in the paragraph(s) of this Agreement applicable to each such Reserve Fund. No earnings or interest on the Tax Funds or the Insurance Funds shall be payable to Borrowers.

     6.9.3 PROHIBITION AGAINST FURTHER ENCUMBRANCE. No Borrower shall, without the prior consent of Lender, further pledge, assign or grant any security interest in the Reserve Funds or permit any Lien or encumbrance to attach thereto or any levy to be made thereon or any UCC-1 financing statements to be filed with respect thereto, except those naming Lender as the secured party.

     SECTION 6.10 PROPERTY CASH FLOW ALLOCATION.

     6.10.1  ORDER OF PRIORITY OF FUNDS IN DEPOSIT ACCOUNT.

             (a) On each Monthly Payment Date during the Term, except during the continuance of an Event of Default, all funds deposited into the Deposit Account during the immediately preceding Interest Period shall be applied on such Monthly Payment Date in the following order of priority:

                  (i) First, to Lender, to make the required payments of Tax Funds into the Tax Account as required under SECTION 6.3;

                  (ii) Second, to Lender, to make the required payments of Insurance Funds into the Insurance Account as required under SECTION 6.4;

                  (iii) Third, to Lender, funds sufficient to pay the Laughlin Monthly Debt Service Payment Amount, the Medford Monthly Debt Service Payment Amount and the Warrenton Monthly Debt Service Payment Amount (in such order and priority as Lender shall determine in its sole discretion) applied first to the payment of interest computed at the Interest Rate with the remainder applied to the reduction of the Laughlin Outstanding Principal Balance, the Medford Outstanding Principal Balance and the Warrenton Outstanding Principal Balance (in such order and priority as Lender shall determine in its sole discretion);

                  (iv) Fourth, to Lender, to make the required payments of Capital Expenditure Funds into the Capital Expenditure Account as required under SECTION 6.5;

                  (v) Fifth, to Lender, to make the required payments of Rollover Funds into the Rollover Account as required under SECTION 6.6;

                  (vi) Sixth, to Lender, of any other amounts then due and payable under the Loan Documents;

                  (vii) Seventh, to Servicer, for transfer to the Mezzanine Payment Account, funds sufficient to pay any other amounts then due and payable under the Mezzanine Loan Documents; and

                  (viii) Lastly, provided no Event of Default has occurred and is continuing, payment of any excess amounts to Borrowers.

     6.10.2 FAILURE TO MAKE PAYMENTS. The failure of any Borrower to make all of the payments required under clauses (i) through (v) of SECTION 6.10.1(a) in full on each Monthly Payment Date shall constitute an Event of Default under this Agreement; provided, however, if adequate funds are available in the Deposit Account for such payments, and no Event of Default has occurred and is continuing hereunder, the failure by the Deposit Bank to allocate such funds into the appropriate Accounts shall not constitute an Event of Default.

     6.10.3 APPLICATION AFTER EVENT OF DEFAULT. Notwithstanding anything to the contrary contained in this ARTICLE 6, upon the occurrence and during the continuance of an Event of Default, Lender, at its option, may withdraw the Reserve Funds and any other funds of Borrowers then in the possession of Lender, Servicer or Deposit Bank (including any Gross Revenue) and apply such funds to the items for which the Reserve Funds were established or to the payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply any of the foregoing funds shall be in addition to all other rights and remedies provided to Lender under the Loan Documents.

     6.10.4 TRANSFER OF RESERVE FUNDS. Notwithstanding anything to the contrary contained in this ARTICLE 6, Lender may, in its reasonable discretion, upon notice to but without authorization from Borrowers, transfer funds from any Reserve Fund maintained on behalf of a Borrower to a Reserve Fund maintained on behalf of any other Borrower established for identical purposes to alleviate shortfalls in the Reserve Funds of such other Borrower. No Event of Default shall occur solely as a result of the transfer by Lender of Reserve Funds hereunder.

     6.10.5 SEPARATE CLEARING ACCOUNTS. Each Borrower covenants, acknowledges and agrees that, throughout the Term, such Borrower shall maintain its books, records, financial statements and bank accounts, including, without limitation, the applicable Clearing Account, separate from those of its Affiliates and any other Person, including, without limitation, any other Borrower, as more particularly set forth in SECTION 3.1.24(h) hereof.

                         ARTICLE 7: PROPERTY MANAGEMENT

     SECTION 7.1 THE MANAGEMENT AGREEMENT.

     Each Borrower shall (i) cause Manager to manage the applicable Individual Property in accordance with the applicable Management Agreement, (ii) diligently perform and observe in all material respects all of the terms, covenants and conditions of the Management Agreement on the part of such Borrower to be performed and observed, (iii) promptly notify Lender of any default under the Management Agreement of which it is aware, (iv) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, report and estimate received by it under the Management Agreement, and (v) promptly enforce the performance and observance in all material respects of all of the covenants required to be performed and observed by Manager under the Management Agreement. If such Borrower shall default in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of such Borrower to be performed or observed, then, without limiting Lender's other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing such Borrower from any of its Obligations hereunder or under the Management Agreement, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed or observed.

     SECTION 7.2 PROHIBITION AGAINST TERMINATION OR MODIFICATION.

     No Borrower shall (i) surrender, terminate, cancel, modify, renew or extend the Management Agreement in respect of the applicable Individual Property, (ii) enter into any other agreement relating to the management or operation of the applicable Individual Property with Manager or any other Person, (iii) consent to the assignment by the Manager of its interest under the Management Agreement, or (iv) waive or release any of its rights and remedies under the Management Agreement, in each case without the express consent of Lender, which consent shall not be unreasonably withheld; provided, however, with respect to a new manager such consent may be conditioned upon such Borrower delivering a Rating Agency Confirmation as to such new manager and management agreement. If at any time Lender consents to the appointment of a new manager, such new manager and such Borrower shall, as a condition of Lender's consent, execute a subordination of management agreement in the form then used by Lender.

     SECTION 7.3 REPLACEMENT OF MANAGER.

     Lender shall have the right to require Borrowers to replace the Manager with a Person chosen by Borrowers and approved by Lender upon the occurrence of any one or more of the following events: (i) from and after the Stated Maturity Date, (ii) at any time following the occurrence and during the continuance of an Event of Default, (iii) if at any time the Debt Service Coverage Ratio with respect to any Individual Property falls below 1.10 to 1.0 (the "MANAGER TERMINATION RATIO") for any two consecutive calendar quarters, calculated on a trailing twelve (12) month basis, as determined by Lender in its reasonable discretion, (iv) if Manager shall be in default in any material respect under any Management Agreement beyond any applicable notice and cure period, (v) if Manager shall become insolvent or a debtor in any bankruptcy or insolvency proceeding, or (vi) if at any time the Manager has engaged in gross negligence, fraud or willful misconduct.

                         ARTICLE 8: PERMITTED TRANSFERS

     SECTION 8.1 PERMITTED TRANSFERS OF INTERESTS IN BORROWERS. Notwithstanding anything to the contrary contained in SECTION 4.2.1, the following Transfers ("PERMITTED TRANSFERS") shall be deemed to be permitted upon the conditions hereinafter set forth in this SECTION 8.1:

     8.1.1 TRANSFERS RELATING TO BORROWERS. (a) Provided that no Event of Default shall have occurred and remain uncured, a Transfer of a direct or indirect interest in any Borrower, provided that (A) such Transfer shall not (y) cause the transferee (together with its Affiliates) to acquire Control of such Borrower or to increase its direct or indirect interest in such Borrower to an amount which equals or exceeds forty-nine percent (49%), or (z) result in such Borrower no longer being Controlled by Horizon Group Properties, Inc., a Maryland corporation, and Horizon Group Properties, L.P., a Delaware limited partnership, (B) after giving effect to such Transfer, Horizon Group Properties, L.P. shall continue to own at least fifty-one percent (51%) of all equity interests (direct or indirect) in such Borrower, (C) such Borrower shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer not less than ten (10) days prior to the date of such Transfer, and (D) the legal and financial structure of such Borrower and its members or partners, as applicable, and the single purpose nature and bankruptcy remoteness of such Borrower and its members or partners, as applicable, after such Transfer, shall satisfy Lender's then current applicable underwriting criteria and requirements;

     (b) Provided that no Event of Default shall have occurred and remain uncured, a Transfer of a direct or indirect interest in any Borrower which shall cause the transferee (together with its Affiliates) to increase its direct or indirect interest in such Borrower to an amount which equals or exceeds forty-nine percent (49%) or shall result in a change of Control of such Borrower, provided that (A) if such Transfer occurs prior to a Securitization, such Transfer is first approved by Lender in writing in its sole and absolute discretion, and (B) if such Transfer occurs after a Securitization, such Borrower, at Borrowers' sole cost and expense, shall first deliver (or cause to be delivered) (y) a Rating Agency Confirmation to Lender that such Transfer will not result in a qualification, downgrade or withdrawal of the then applicable ratings, and (z) a substantive non-consolidation opinion to Lender and the Rating Agencies with respect to such Borrower and such transferee in form and substance reasonably satisfactory to Lender and the Rating Agencies; and

     (c) provided that no Event of Default shall have occurred and remain uncured, a Transfer of an indirect interest in any Borrower that occurs by maintenance, devise or bequest or by operation of law upon the death of a natural person that was the holder of such interest to a member of the immediate family of such interest holder or a trust established for the benefit of such immediate family member, provided that (A) no such Transfer shall result in a change of the day-to-day operations of the applicable Individual Property, (B) such Borrower shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer not less than ten (10) days after the date of such Transfer, (C) the legal and financial structure of such Borrower and its members or partners, as applicable, and the single purpose nature and bankruptcy remoteness of such Borrower and its members or partners, as applicable after such Transfer, shall satisfy Lender's then current applicable underwriting criteria and requirements, (D) if any such Transfer would result in a change of Control of such Borrower and occurs prior to Securitization, such Transfer is approved by Lender in writing in its sole and absolute discretion within thirty (30) days after any such Transfer, and (E) if any such Transfer would result in a change of Control of such Borrower and occurs after Securitization, such Borrower, at Borrowers' sole cost and expense, shall, prior to any such Transfer, (y) deliver (or cause to be delivered) (I) a Rating Agency Confirmation to Lender that such Transfer will not result in a qualification, downgrade or withdrawal of the then applicable ratings, and (II) a substantive non-consolidation opinion to Lender and the Rating Agencies with respect to such Borrower and such transferee in form and substance reasonably satisfactory to Lender and the Rating Agencies, and (z) obtain the prior written consent of Lender, which shall not be unreasonably withheld.

     8.1.2 TRANSFERS RELATING TO GUARANTORS. Nothing contained in this Agreement or the other Loan Documents shall in any way restrict or prohibit, nor shall any notice to Lender or consent of Lender be required in connection with, the Transfer or issuance of any interests in either Guarantor; PROVIDED, THAT, immediately after giving effect to each such Transfer, (i) Horizon Group Properties, Inc., a Maryland corporation, shall continue to be the sole managing general partner of Horizon Group Properties, L.P., a Delaware limited partnership, (ii) Horizon Group Properties, Inc., a Maryland corporation, shall remain in control of the business and operations of Horizon Group Properties, L.P., a Delaware limited partnership, and shall own at least fifty percent (51%) of all equity interests (direct or indirect) in Horizon Group Properties, L.P., a Delaware limited partnership, and (iii) Horizon Group Properties, L.P., a Delaware limited partnership, shall continue to own at least fifty-one percent (51%) of all equity interests (direct or indirect) in each Borrower. Nothing contained herein shall be deemed to prohibit the sale of publicly traded shares in Horizon Group Properties, Inc., a Maryland corporation, on a nationally recognized exchange and in the ordinary course of business.

     For purposes of this Section 8.1, (i) a change of "Control" of any Person shall be deemed to have occurred if (A) there is any change in the identity of any individual or entity or any group of individuals or entities who have the right, by virtue of any partnership agreement, articles of incorporation, by-laws, articles of organization, operating agreement or any other agreement, with or without taking any formative action, to cause such Person to take some action or to prevent, restrict or impede such Person from taking some action which, in either case, such Person could take or could refrain from taking were it not for the rights of such individuals, or (B) the individual or entity or group of individuals or entities that "Control" such Person as described in clause (A) ever cease to own at least fifty-one percent (51%) of all equity interests (direct or indirect) in such Person; and (ii) an "immediate family member" shall mean a sibling, spouse or a child of any interest holder.

     SECTION 8.2 PERMITTED TRANSFERS OF PROPERTIES.

     Lender shall not withhold its consent to the one-time conveyance of all of the Properties (but not any Individual Property) to one or more Permitted Transferees provided that (a) Lender has received a Rating Agency Confirmation as to the conveyance of the Properties to the Permitted Transferee, (b) Lender has received an agreement, acceptable to it in its sole discretion, pursuant to which Permitted Transferee assumes all of Borrowers' Obligations under the Loan Documents, (c) Lender receives a transfer fee equal to 1.0% of the original principal amount of the Loan, (d) Lender shall have received such documents, certificates and legal opinions as it may reasonably request, (e) no Event of Default or event which with the giving of notice or the passage of time or both would constitute an Event of Default shall have occurred and remain uncured, (f) the Permitted Transferee and its property manager shall have sufficient experience in the ownership and management of properties similar to the Properties, and Lender shall be provided with reasonable evidence thereof (and Lender reserves the right to approve the Permitted Transferee without approving the substitution of the property manager), (h) the Permitted Transferee shall have executed and delivered to Lender an assumption agreement in form and substance acceptable to Lender, evidencing such Permitted Transferee's agreement to abide and be bound by the terms of the Notes, this Agreement and the other Loan Documents, together with such legal opinions and title insurance endorsements as may be reasonably requested by Lender, and (i) Lender may, as a condition to evaluating any requested consent to a Transfer, require that the applicable Borrower post a cash deposit with Lender in an amount equal to Lender's anticipated costs and expenses in evaluating any such request for consent.

                 ARTICLE 9: SALE AND SECURITIZATION OF MORTGAGE

     SECTION 9.1 SALE OF MORTGAGE AND SECURITIZATION.

             (a) Lender shall have the right (i) to sell or otherwise transfer the Loan (including, without limitation, the Laughlin Loan, the Medford Loan and/or the Warrenton Loan) or any portion thereof as a whole loan, (ii) to sell participation interests in the Loan (including, without limitation, the Laughlin Loan, the Medford Loan and/or the Warrenton Loan), or (iii) to securitize the Loan (including, without limitation, the Laughlin Loan, the Medford Loan and/or the Warrenton Loan) or any portion thereof in a single asset securitization or a pooled loan securitization. (The transactions referred to in clauses (i), (ii) and (iii) shall hereinafter be referred to collectively as "SECONDARY MARKET TRANSACTIONS" and the transactions referred to in clause (iii) shall hereinafter be referred to as a "SECURITIZATION". Any certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as "SECURITIES").

             (b) If requested by Lender, Borrowers shall assist Lender, at Borrowers' reasonable expense, in satisfying the market standards to which Lender customarily adheres or which may be required in the marketplace or by the Rating Agencies in connection with any Secondary Market Transactions, including to:

                  (i) (A) provide updated financial and other information with respect to the Properties, the business operated at the Properties, each Borrower and the Manager, (B) provide updated budgets relating to the Properties, and (C) provide updated appraisals, market studies, environmental reviews (Phase I's and, if appropriate, Phase II's), property condition reports and other due diligence investigations of the Properties (the "UPDATED INFORMATION"), together, if customary, with appropriate verification of the Updated Information through letters of auditors or opinions of counsel acceptable to Lender and the Rating Agencies;

                  (ii) provide opinions of counsel, which may be relied upon by Lender, the Rating Agencies and their respective counsel, agents and representatives, as to non-consolidation, fraudulent conveyance and true sale or any other opinion customary in Secondary Market Transactions or required by the Rating Agencies with respect to the Properties and Borrowers and their Affiliates, which counsel and opinions shall be satisfactory to Lender and the Rating Agencies;

                  (iii) provide updated, as of the closing date of the Secondary Market Transaction, representations and warranties made in the Loan Documents and such additional representations and warranties as the Rating Agencies may require; and

                  (iv) execute amendments to the Loan Documents and each Borrower's organizational documents requested by Lender; provided, however, that Borrowers shall not be required to modify or amend any Loan Document if such modification or amendment would (A) change the interest rate, the stated maturity or the amortization of principal as set forth herein or in the Notes, or (B) modify or amend any other material economic term of the Loan.

             (c) If requested by Lender, each Borrower shall provide Lender with the following financial statements (it being understood that Lender shall request (i) full financial statements if it anticipates that the principal amount of the Loan at the time of a Securitization may, or if the principal amount of the Loan at any time during which the Loan is included in a Securitization does, equal or exceed 20% of the aggregate principal amount of all mortgage loans included in the Securitization, and (ii) summaries of such financial statements if the principal amount of the Loan at any such time equals or exceeds 10% of such aggregate principal amount) (all references to Regulation S-X in this SECTION 9.1(c) referring to Regulation S-X of the Securities Act):

                  (i) As of the Closing Date, a balance sheet with respect to the applicable Individual Property for the two most recent Fiscal Years, meeting the requirements of Section 210.3-01 of Regulation S-X, and statements of income and statements of cash flows with respect to such Individual Property for the three most recent Fiscal Years, meeting the requirements of Section 210.3-02 of Regulation S-X, and, to the extent that such balance sheet is more than 135 days old as of the Closing Date, interim financial statements of such Individual Property meeting the requirements of Section 210.3-01 and 210.3-02 of Regulation S-X (all of such financial statements, collectively, the "STANDARD STATEMENTS"); provided, however, that if such Individual Property would be deemed to constitute a business and not real estate under Regulation S-X that has been acquired by such Borrower from an unaffiliated third party, as to which the other conditions set forth in Section 210.3-05 of Regulation S-X for provision of financial statements in accordance with such Section have been met, at Lender's election in lieu of or in addition to the Standard Statements otherwise required by this SECTION 9.1(c)(i), such Borrower shall instead provide the financial statements required by such Section 210.3-05 of Regulation S-X ("ACQUIRED PROPERTY STATEMENTS").

                  (ii) Not later than thirty (30) days after the end of each fiscal quarter following the Closing Date, a balance sheet of the applicable Individual Property as of the end of such fiscal quarter, meeting the requirements of Section 210.3-01 of Regulation S-X, and statements of income and statements of cash flows of such Individual Property for the period commencing on the day following the last day of the most recent Fiscal Year and ending on the date of such balance sheet and for the corresponding period of the most recent Fiscal Year, meeting the requirements of Section 210.3-02 of Regulation S-X (provided, that if for such corresponding period of the most recent Fiscal Year Acquired Property Statements were permitted to be provided hereunder pursuant to paragraph
     (i) above, such Borrower shall instead provide Acquired Property Statements for such corresponding period). If requested by Lender, such Borrower shall also provide "summarized financial information," as defined in Section 210.1-02(bb) of Regulation S-X, with respect to such quarterly financial statements.

                  (iii) Not later than sixty (60) days after the end of each Fiscal Year following the Closing Date, a balance sheet of the applicable Individual Property as of the end of such Fiscal Year, meeting the requirements of Section 210.3-01 of Regulation S-X, and statements of income and statements of cash flows of the Property for such Fiscal Year, meeting the requirements of Section 210.3-02 of Regulation S-X. If requested by Lender, such Borrower shall provide summarized financial information with respect to such annual financial statements.

                  (iv) Upon ten (10) Business Days after notice from Lender in connection with the Securitization of the Loan, such additional financial statements, such that, as of the date (each a "DISCLOSURE DOCUMENT DATE") of each Disclosure Document, such Borrower shall have provided Lender with all financial statements as described in paragraph (i) above; provided that the Fiscal Year and interim periods for which such financial statements shall be provided shall be determined as of such Disclosure Document Date.

                  (v) In the event Lender determines, in connection with a Securitization, that the financial statements required in order to comply with Regulation S-X or any Legal Requirements are other than as provided herein, then notwithstanding the provisions of this

     Section, Lender may request, and such Borrower shall promptly provide, such combination of Acquired Property Statements and/or Standard Statements as may be necessary for such compliance.

                  (vi) Any other or additional financial statements, or financial, statistical or operating information, as shall be required pursuant to Regulation S-X or other Legal Requirements in connection with any Disclosure Document or any filing under or pursuant to the Exchange Act in connection with or relating to a Securitization (hereinafter an "EXCHANGE ACT FILING") or as shall otherwise be requested by Lender to meet disclosure, rating agency or marketing requirements.

All financial statements provided by Borrowers pursuant to this SECTION 9.1(c) shall be prepared in accordance with GAAP, and shall meet the requirements of Regulation S-X and other applicable Legal Requirements. All financial statements relating to a Fiscal Year shall be audited by independent accountants in accordance with generally accepted auditing standards, Regulation S-X and all other applicable Legal Requirements, shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements of Regulation S-X and all other applicable Legal Requirements, and shall be further accompanied by a manually executed written consent of the independent accountants, in form and substance acceptable to Lender, to the inclusion of such financial statements in any Disclosure Document and any Exchange Act Filing and to the use of the name of such independent accountants and the reference to such independent accountants as "experts" in any Disclosure Document and Exchange Act Filing, all of which shall be provided at the same time as the related financial statements are required to be provided. All other financial statements shall be certified by the chief financial officer of the applicable Borrower, which certification shall state that such financial statements meet the requirements set forth in the first sentence of this paragraph.

     SECTION 9.2 SECURITIZATION INDEMNIFICATION.

             (a) Each Borrower understands that information provided to Lender by such Borrower and its agents, counsel and representatives may be included in disclosure documents in connection with the Securitization, including an offering circular, a prospectus, prospectus supplement, private placement memorandum or other offering document (each, a "DISCLOSURE DOCUMENT") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and may be made available to investors or prospective investors in the Securities, the Rating Agencies and service providers relating to the Securitization.

             (b) Each Borrower shall provide in connection with each of (i) a preliminary and a final private placement memorandum or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, an agreement (A) certifying that such Borrower has examined such provisions of the Disclosure Documents as specified by Lender and that each such Disclosure Document, as it relates to such Borrower, such Borrower's Affiliates, the applicable Individual Property, Manager and all other aspects of the Loan, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided such Disclosure Documents are not materially modified after Borrower's review), (B) indemnifying Lender (and for purposes of this SECTION 9.2, Lender hereunder shall include its officers and directors), the Affiliate of UBS Warburg ("UBS") that has filed the registration statement relating to the Securitization (the "REGISTRATION STATEMENT"), each of its directors, each of its officers who have signed the Registration Statement and each Person that controls the Affiliate within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act (collectively, the "UBS GROUP"), and UBS, and any other placement agent or underwriter with respect to the Securitization, each of their respective directors and each Person who controls UBS or any other placement agent or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "UNDERWRITER GROUP") for any losses, claims, damages or liabilities (collectively, the "LIABILITIES") which Lender, the UBS Group or the Underwriter Group incur insofar as the Liabilities arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in such sections specified by Lender or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated in such sections specified by Lender or necessary in order to make the statements in such sections specified by Lender, in light of the circumstances under which they were made, not misleading, and (C) agreeing to reimburse Lender, the UBS Group and/or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the UBS Group and/or the Underwriter Group in connection with investigating or defending the Liabilities; provided, however, that Borrowers will be liable in any such case under clauses (B) or (C) above only to the extent that any such Liability arises out of, or is based upon, any such untrue statement or omission made therein in reliance upon, and in conformity with, information furnished to Lender by or on behalf of Borrowers in connection with the preparation of the Disclosure Document or in connection with the underwriting or closing of the Loan, including financial statements of Borrowers, operating statements and rent rolls with respect to the Properties. This indemnity agreement will be in addition to any liability which Borrowers may otherwise have.

             (c)  In connection with any Exchange Act Filing, Borrowers shall
(i) indemnify Lender, the UBS Group and the Underwriter Group for Liabilities to which Lender, the UBS Group and/or the Underwriter Group actually incur insofar as the Liabilities arise out of, or are based upon, the omission or alleged omission to state in the Disclosure Document a material fact required to be stated in the Disclosure Document in order to make the statements in the Disclosure Document, in light of the circumstances under which they were made, not misleading, and (ii) reimburse Lender, the UBS Group and/or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the UBS Group and/or the Underwriter Group in connection with defending or investigating the Liabilities.

             (d)  Promptly after receipt by an indemnified party under this
SECTION 9.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this SECTION 9.2, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party.

In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this SECTION 9.2, such indemnified party shall pay for any reasonable legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party at the cost of the indemnifying party. The indemnifying party shall not be liable for the expenses of more than one separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the indemnifying party.

             (e) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in SECTION 9.2(b) or
(c) is for any reason held to be unenforceable as to an indemnified party in respect of any Liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under SECTION 9.2(b) or (c), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Liabilities (or action in respect thereof); PROVIDED, HOWEVER, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered:
(i) UBS's and Borrowers' relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrowers hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

             (f) The liabilities and obligations of both Borrowers and Lender under this SECTION 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

     SECTION 9.3 RATING SURVEILLANCE.

     Lender will retain the Rating Agencies to provide rating surveillance services on any certificates issued in a Securitization. Such rating surveillance will be at the expense of Borrowers, but shall not exceed a one-time charge of $5,000.00 (the "RATING SURVEILLANCE CHARGE").

     SECTION 9.4 SEVERANCE DOCUMENTATION.

     Lender shall have the right, at any time (whether prior to or after any sale, participation or Securitization of all or any portion of the Loan), to modify the Loan (including, without limitation, the Laughlin Loan, the Medford Loan and/or the Warrenton Loan) in order to create one or more senior and subordinate notes (i.e., an A/B or A/B/C structure) and/or one or more additional components of any or all of the Notes, reduce the number of components of any or all of the Notes, revise the interest rate for each component, reallocate the principal balances of the Notes and/or the components, increase or decrease the monthly debt service payments for each component or eliminate the component structure and/or the multiple note structure of the Loan (including the elimination of the related allocations of principal and interest payments), provided that the Outstanding Principal Balance of all components immediately after the effective date of such modification equals the Outstanding Principal Balance immediately prior to such modification and the weighted average of the interest rates for all components immediately after the effective date of such modification equals the interest rate of the original Notes immediately prior to such modification and, taken as a whole, the economic and other material terms and provisions of the Loan, as so modified, are not materially less favorable to Borrowers. At Lender's election, each note comprising the Loan may be subject to one or more Securitizations. Lender shall have the right to modify any or all of the Notes and any components in accordance with this SECTION 9.4 and, provided that such modification shall comply with the terms of this SECTION 9.4, it shall become immediately effective. If requested by Lender, Borrowers shall promptly execute amendments to the Loan Documents to evidence any such modification.

                              ARTICLE 10: DEFAULTS

     SECTION 10.1 EVENTS OF DEFAULT.

             (a) Each of the following events shall constitute an event of default hereunder (an "EVENT OF DEFAULT"):

                  (i) if any monthly installment of principal and/or interest due under any of the Notes or any payment of Reserve Funds due under this Agreement or the payment of the Obligations due on the Maturity Date is not paid when due (provided that it shall not be an Event of Default if there are sufficient Reserve Funds in the applicable reserve accounts to pay such amounts when due and Servicer fails to make such payment in violation of this Agreement);

                  (ii) if any other portion of the Obligations (other than as set forth in the foregoing clause (i)) is not paid when due and such non-payment continues for five (5) days following written notice to Borrowers that the same is due and payable;

                  (iii) if any of the Taxes or Other Charges are not paid when due (provided that it shall not be an Event of Default if there are sufficient funds in the Tax Account to pay such amounts when due, no other Event of Default is then continuing and Servicer fails to make such payment in violation of this Agreement);

                  (iv) if any of the Policies are not (A) delivered to Lender and (B) kept in full force and effect in accordance with the terms and conditions hereof;

                  (v) subject to the provisions of SECTION 8.1, if any Borrower breaches or permits or suffers a breach of the provisions of
     SECTION 4.2.1;

                  (vi) if any representation or warranty made by any Borrower or either or both of Guarantors herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender, shall have been false or misleading in any material respect as of the date such representation or warranty was made;

                  (vii) if any Borrower, Sole Equity Member or either or both Guarantors shall make an assignment for the benefit of creditors;

                  (viii) if a receiver, liquidator or trustee shall be appointed for any Borrower, Sole Equity Member or either or both Guarantors or if any Borrower, Sole Equity Member or either or both Guarantors shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, any Borrower, Sole Equity Member or either or both Guarantors, or if any proceeding for the dissolution or liquidation of any Borrower, Sole Equity Member or either or both Guarantors shall be instituted; PROVIDED, HOWEVER, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by any Borrower, Sole Equity Member or either or both Guarantors, upon the same not being discharged, stayed or dismissed within thirty (30) days following its filing;

                  (ix) if any Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

                  (x) if any of the assumptions contained in the Insolvency Opinion, or in any other non-consolidation opinion delivered to Lender in connection with the Loan, or in any other non-consolidation opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

                  (xi) if any Borrower or Sole Equity Member breaches any representation, warranty or covenant contained in SECTION 3.1.24 hereof;

                  (xii) if any Event of Default has occurred and is continuing under any mortgage or security agreement covering any part of the Properties whether it be superior or junior in Lien to the Mortgages;

                  (xiii)  subject to Borrowers' right to contest as provided in
     Section 3.6 of the Mortgages, if any Individual Property becomes subject to any mechanic's, materialman's or other Lien except a Lien for local real estate taxes and assessments not then due and payable;

                  (xiv) except as permitted herein, the alteration, improvement, demolition or removal of any of the Improvements without the prior consent of Lender;

                  (xv) if, without Lender's prior written consent, (i) the Management Agreement in respect of any Individual Property is terminated,
     (ii) the ownership, management or control of Manager is transferred (subject to SECTION 8.1 hereof), (iii) there is a material change in the Management Agreement in respect of any Individual Property, or (iv) if there shall be a material default by any Borrower under the Management Agreement in respect of any Individual Property;

                  (xvi) if, without Lender's prior written consent, any Borrower ceases to continuously operate any Individual Property or any material portion thereof as a retail outlet center for any reason whatsoever (other than temporary cessation in connection with any repair or renovation thereof undertaken with the consent of Lender);

                  (xvii) if any Borrower fails to reimburse Lender in full, within ten (10) days of demand therefor, for Hedge Losses incurred as provided in SECTION 5.2(c)(ii) or SECTION 5.2(d) hereof;

                  (xviii) if any Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xvi) above, and such Default shall continue for ten (10) days after written notice to Borrowers from Lender, in the case of any such Default which can be cured by the payment of a sum of money, or for thirty (30) days after written notice to Borrowers from Lender in the case of any other such Default; PROVIDED, HOWEVER, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period, and provided further that Borrowers shall have commenced to cure such Default within such 30-day period shall and thereafter diligently and expeditiously proceed to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for Borrowers in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days;

                  (xix) if any Borrower breaches the negative covenant contained in SECTION 4.2.15 hereof or acts or neglects to act in such a manner as to be considered a default under the Operating Agreements;

                  (xx) if there shall be an Event of Default under any of the other Loan Documents beyond any applicable notice and cure periods contained in such Loan Documents, whether as to any Borrower, either or both Guarantors or any Individual Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Obligations or to permit Lender to accelerate the maturity of all or any portion of the Obligations;

                  (xxi) if at any time during the Term and subsequent to the Release of the

     Medford Outparcel and/or the Warrenton Outparcel, as applicable, Lender, in its reasonable discretion, determines that the use and/or tenancy of the Medford Outparcel and/or the Warrenton Outparcel, as applicable, causes a material adverse change in the financial condition, operations or business of the applicable Borrower and/or Individual Property; or

                  (xxii) if at any time the Leverage Ratio is more than five percent (5%) greater than the Initial Leverage Ratio.

             (b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vii), (viii) or (ix) above) and at any time thereafter, Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrowers and in and to the Properties, including declaring the Obligations to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrowers and the Properties, including all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vii), (viii) or (ix) above, the Debt and all other Obligations of Borrowers hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and each Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

     SECTION 10.2 REMEDIES.

             (a) Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrowers under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, any Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Obligations shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Properties. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, if an Event of Default is continuing (i) Lender shall not be subject to any "one action" or "election of remedies" law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties and the Mortgages have been foreclosed, sold and/or otherwise realized upon in satisfaction of the Obligations or the Obligations has been paid in full.

             (b) Lender shall have the right from time to time to partially foreclose any or all of the Mortgages in any manner and for any amounts secured by the Mortgages then due and payable as determined by Lender in its sole discretion, including the following circumstances: (i) in the event any Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose any or all of the Mortgages to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire Outstanding Principal Balance, Lender may foreclose any or all of the Mortgages to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Mortgages as Lender may elect. Notwithstanding one or more partial foreclosures, the Properties shall remain subject to the applicable Mortgages to secure payment of the sums secured by the applicable Mortgages and not previously recovered.

             (c) Lender shall have the right from time to time to sever the Notes and the other Loan Documents into one or more separate notes, mortgages and other security documents (the "SEVERED LOAN DOCUMENTS") in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Each Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other reasonable documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Each Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, each Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrowers by Lender of Lender's intent to exercise its rights under such power. Except as may be required in connection with a Securitization pursuant to SECTION 9.1 hereof,
(i) Borrowers shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents, and (ii) the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents.

             (d) Any amounts recovered from the Properties or any other collateral for the Loan after and during the continuance of an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents, in such order, priority and proportions as Lender in its sole discretion shall determine.

     SECTION 10.3 LENDER'S RIGHT TO PERFORM.

     If any Borrower fails to perform any covenant or obligation contained herein and such failure shall continue for a period of five (5) Business Days after such Borrower's receipt of written notice thereof from Lender, without in any way limiting Lender's right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Loan Documents, Lender may, but shall have no obligation to, perform, or cause the performance of, such covenant or obligation, and all costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by Borrowers to Lender upon demand and if not paid shall be added to the Obligations (and to the extent permitted under applicable laws, secured by the Mortgages and the other Loan Documents) and shall bear interest thereafter at the Default Rate. Notwithstanding the foregoing, Lender shall have no obligation to send notice to Borrowers of any such failure.

     SECTION 10.4 REMEDIES CUMULATIVE.

     The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrowers pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to any Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by any Borrower or to impair any remedy, right or power consequent thereon.

                            ARTICLE 11: MISCELLANEOUS

     SECTION 11.1 SUCCESSORS AND ASSIGNS.

     All covenants, promises and agreements in this Agreement, by or on behalf of Borrowers, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

     SECTION 11.2 LENDER'S DISCRETION.

     Whenever pursuant to this Agreement Lender exercises any right given to it to approve or disapprove any matter, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove such matter or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive. Prior to a Securitization, whenever pursuant to this Agreement the Rating Agencies are given any right to approve or disapprove any matter, or any arrangement or term is to be satisfactory to the Rating Agencies, the decision of Lender to approve or disapprove such matter or to decide whether arrangements or terms are satisfactory or not satisfactory, based upon Lender's determination of Rating Agency criteria, shall be substituted therefore.

     SECTION 11.3 GOVERNING LAW.

     (A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY BORROWERS IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTES DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE

STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED ACCORDING TO, THE LAW OF THE STATE, COMMONWEALTH OR DISTRICT, AS APPLICABLE, IN WHICH THE APPLICABLE INDIVIDUAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, COMMONWEALTH OR DISTRICT, AS APPLICABLE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTES, AND THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

     (B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR ANY OR ALL OF THE BORROWERS ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND EACH BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH BORROWER DOES HEREBY DESIGNATE AND APPOINT:

                  SCHIFF HARDIN & WAITE
                  150 EAST 52ND STREET
                  SUITE 2700
                  NEW YORK, NY 10022
                  ATTENTION: DAVID GROSSBERG, ESQ. (CHICAGO OFFICE)

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND EACH BORROWER AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO ANY OR ALL BORROWERS IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON EACH BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING

IN THE STATE OF NEW YORK. EACH BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), PROVIDED THERE SHALL ALWAYS BE THE SAME AUTHORIZED AGENT FOR ALL BORROWERS AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR PROVIDED THERE SHALL ALWAYS BE THE SAME AUTHORIZED AGENT FOR ALL BORROWERS.

     SECTION 11.4 MODIFICATION, WAIVER IN WRITING.

     No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party or parties against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on any Borrowers, shall entitle any or all Borrowers to any other or future notice or demand in the same, similar or other circumstances.

     SECTION 11.5 DELAY NOT A WAIVER.

     Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount. Lender shall have the right to waive or reduce any time periods that Lender is entitled to under the Loan Documents in its sole and absolute discretion.

     SECTION 11.6 NOTICES.

     All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a "NOTICE") required, permitted or desired to be given hereunder shall be in writing and shall be sent by telefax (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or by reputable overnight courier, addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this SECTION 11.6. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by telefax if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

If to Lender:             UBS Warburg Real Estate Investments Inc.
                          1285 Avenue of the Americas
                          11th Floor
                          New York, New York 10019
                          Attention: Andrew B. Cohen
                          Facsimile No. (212) 713-4631

with a copy to:           Brown Raysman Millstein Felder & Steiner LLP
                          900 Third Avenue
                          New York, New York 10022
                          Attention: Jeffrey B. Steiner, Esq.
                          Facsimile No. (212) 895-2900

and:                      Wachovia Bank, National Association
                          8739 Research Dr., URP4
                          Charlotte, North Carolina 28288-1075
                          Attention: David Tucker
                          Facsimile No.: (704) 593-7735]

                          or any successor Servicer of the Loan

If to Borrowers:          c/o Horizon Group Properties, Inc.
                          77 West Wacker Drive
                          Suite 4200
                          Chicago, Illinois 60601
                          Attention: Mr. David Tinkham
                          Facsimile No.: (312) 917-8440

and                       c/o Horizon Group Properties, Inc.
                          5000 Hakes Drive
                          Muskegon, Michigan  49441
                          Attention: Terri Springstead
                          Facsimile No.: (231) 798 5100

with a copy to:           Schiff Hardin & Waite
                          7300 Sears Tower
                          Chicago, Illinois 60606
                          Attention: David A. Grossberg, Esq.
                          Facsimile No.: (312) 258-5700

Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days written notice of such change to the other parties in accordance with the provisions of this SECTION 11.6. Notices shall be deemed to have been given on the date as set forth above, even if there is an inability to actually deliver any such Notice because of a changed address of which no Notice was given, or there is a rejection or refusal to accept any Notice offered for delivery. Notice for any party may be given by its respective counsel. Additionally, Notice from Lender may also be given by Servicer and Lender hereby acknowledges and agrees that Borrower shall be entitled to rely on any Notice given by Servicer as if it had been sent by Lender.

     SECTION 11.7 TRIAL BY JURY.

     EACH BORROWER AND LENDER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH BORROWER AND LENDER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

     SECTION 11.8 HEADINGS.

     The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     SECTION 11.9 SEVERABILITY.

     Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     SECTION 11.10 PREFERENCES.

     Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrowers (or any of them) to any portion of the Obligations of Borrowers hereunder. To the extent any or all Borrowers make a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

     SECTION 11.11 WAIVER OF NOTICE.

     No Borrower shall be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrowers and except with respect to matters for which Borrowers are not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Each Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrowers (or any of them).

     SECTION 11.12 REMEDIES OF BORROWER.

     In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, neither Lender nor its agents shall be liable for any monetary damages and Borrowers' (and each Borrower's) sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

     SECTION 11.13 EXPENSES; INDEMNITY.

             (a) Borrowers shall pay or, if Borrowers fail to pay, reimburse Lender upon receipt of notice from Lender, for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) Borrowers' (and each Borrower's) ongoing performance of and compliance with Borrowers' (and each Borrower's) agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including confirming compliance with environmental and insurance requirements; (ii) Lender's ongoing performance of and compliance with all agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrowers (or any of them); (iv) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (v) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrowers (or any of them), this Agreement, the other Loan Documents, the Properties (or any Individual Property) or any other security given for the Loan; and (vi) enforcing any Obligations of or collecting any payments due from Borrowers (or any of them) under this Agreement, the other Loan Documents or with respect to the Properties (or any Individual Property) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrowers shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the active gross negligence, illegal acts, fraud or willful misconduct of Lender. Any costs due and payable to Lender may be paid, at Lender's election in its sole discretion, from any amounts in the Deposit Account.

             (b) Borrowers shall indemnify, defend and hold harmless Lender from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by any or all Borrowers of its/their Obligations under, or any material misrepresentation by any or all Borrowers contained in, this Agreement or the other Loan Documents, (ii) the use or intended use of the proceeds of the Loan, (iii) any information provided by or on behalf of any or all Borrowers, or contained in any documentation approved by any or all Borrowers; (iv) ownership of the Mortgages, the Properties or any interest therein, or receipt of any Rents; (v) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about any or all of the Properties or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vi) any use, nonuse or condition in, on or about any or all of the Properties or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vii) performance of any labor or services or the furnishing of any materials or other property in respect of any or all of the Properties; (viii) any failure of any or all of the Properties to comply with any Legal Requirement; (ix) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving any or all of the Properties or any part thereof, or any liability asserted against Lender with respect thereto; and (x) the claims of any lessee of any portion of any or all of the Properties or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease (collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED, HOWEVER, that Borrowers shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the active gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrowers shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

     SECTION 11.14 SCHEDULES INCORPORATED.

     The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

     SECTION 11.15 OFFSETS, COUNTERCLAIMS AND DEFENSES.

     Any assignee of Lender's interest in and to this Agreement and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrowers may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrowers in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by each Borrower.

     SECTION 11.16 NO JOINT VENTURE OR PARTNERSHIP; NO THIRD PARTY
BENEFICIARIES.

             (a) Borrowers and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrowers and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between Borrowers and Lender nor to grant Lender any interest in the Properties other than that of mortgagee, beneficiary or lender.

             (b) This Agreement and the other Loan Documents are solely for the benefit of Lender and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender any right to insist upon or to enforce the performance or observance of any of the Obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan (and disburse Reserve Funds) hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan (or make any disbursement of Reserve Funds) in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

     SECTION 11.17 PUBLICITY.

     All news releases, publicity or advertising by Borrowers (or any of them) or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, UBS or any of their affiliates shall be subject to the prior approval of Lender, which approval shall not be unreasonably withheld.

     SECTION 11.18 WAIVER OF MARSHALLING OF ASSETS.

     To the fullest extent permitted by law, each Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of such Borrower, its members or partners, as applicable, and others with interests in such Borrower, and of the applicable Individual Property, and shall not assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the applicable Individual Property for the collection of the Obligations without any prior or different resort for collection, or of the right of Lender to the payment of the Obligations out of the net proceeds of the applicable Individual Property in preference to every other claimant whatsoever.

     SECTION 11.19 WAIVER OF OFFSETS/DEFENSES/COUNTERCLAIMS.

     Each Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments which Borrowers (or any of them) are obligated to make under any of the Loan Documents.

     SECTION 11.20 CONFLICT; CONSTRUCTION OF DOCUMENTS; RELIANCE.

     In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Each Borrower acknowledges that, with respect to the Loan, such Borrower shall rely solely on its own judgment and advisors in entering into the Loan, without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or affiliate of Lender of any equity interest any of them may acquire in any or all of the Borrowers, and each Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Each Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of such Borrower or its Affiliates.

     SECTION 11.21 BROKERS AND FINANCIAL ADVISORS.

     Borrowers hereby represent that, except for George Smith Partners ("BROKER"), they have dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrowers will pay Broker a commission pursuant to a separate agreement. Borrowers shall indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender's attorneys' fees and expenses) in any way relating to or arising from a claim by any Person (including Broker) that such Person acted on behalf of Borrowers (or any of them) or Lender in connection with the transactions contemplated herein. The provisions of this SECTION 11.21 shall survive the expiration and termination of this Agreement and the payment of the Obligations.

     SECTION 11.22 EXCULPATION.

     Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrowers to perform and observe the Obligations contained in the Notes, this Agreement, the Mortgages or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrowers (or any of them) or their members or managers, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Notes, this Agreement, the Mortgages and the other Loan Documents, or in any or all of the Properties, the Gross Revenue or any other collateral given to Lender pursuant to the Loan Documents; PROVIDED, HOWEVER, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrowers only to the extent of each Borrower's respective interest in the Properties, in the Gross Revenue and in any other collateral given to Lender, and Lender, by accepting the Notes, this Agreement, the Mortgages and the other Loan Documents, shall not sue for, seek or demand any deficiency judgment against Borrowers (or any of them) or their members or managers in any such action or proceeding under or by reason of or under or in connection with the Notes, this Agreement, the Mortgages or the other Loan Documents. The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrowers (or any of them) as a party defendant in any action or suit for foreclosure and sale under the Mortgages; (c) affect the validity or enforceability of any of the Loan Documents or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment of Leases; (f) constitute a prohibition against Lender to seek a deficiency judgment against Borrowers (or any of them) in order to fully realize the security granted by the Mortgages or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against any or all of the Properties; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation actually incurred by Lender (which shall be exclusive of any cancellation rights) (including attorneys' fees and costs reasonably incurred) arising out of or in connection with the following:

                  (i) fraud or material misrepresentation of a material fact by or on behalf of Borrowers (or any of them) or either or both Guarantors or any of their respective agents or representatives in connection with the Loan, including by reason of any claim under the Racketeer Influenced and Corrupt Organizations Act ("RICO");

                  (ii) the gross negligence or willful misconduct by or on behalf of Borrowers (or any of them) or either or both Guarantors or any of their respective agents or representatives in connection with the Loan;

                  (iii) the breach by any Borrower of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity or in any other Loan Document concerning environmental laws, hazardous substances and/or asbestos and any indemnification of Lender with respect thereto in either document;

                  (iv) wrongful removal or willful destruction of any portion of the Properties after an Event of Default;

     Properties after an Event of Default;

                  (v) any intentional, physical waste of any Individual Property resulting from the action or inaction of Borrowers (or any of them) or Manager which materially adversely affects the value of such Individual Property;

                  (vi) any Legal Requirement (including RICO) resulting in the forfeiture by Borrowers (or any of them) of any Individual Property, or any material portion thereof, because of the conduct or purported conduct of criminal activity by Borrowers (or any of them) or either or both Guarantors or any of their respective agents or representatives in connection therewith;

                  (vii) any material misrepresentation, miscertification or breach of warranty by any Borrower with respect to any representation, warranty or certification contained in this Agreement or any other Loan Document or in any document executed in connection therewith, pursuant to any of the Loan Documents or otherwise to induce Lender to make the Loan, or any advance thereof, or to release monies from any account held by Lender (including any reserve or escrow) or to take other action with respect to any of the collateral for the Loan;

                  (viii) the misapplication or conversion by or on behalf of Borrowers (or any of them) of (A) any Insurance Proceeds paid by reason of any loss, damage or destruction to any Individual Property, (B) any Awards or other amounts received in connection with the Condemnation of all or a portion of any Individual Property, or (C) any Gross Revenue (including Rents, security deposits, advance deposits or any other deposits and Lease Termination Payments);

                  (ix) failure to pay charges for labor or materials or other charges that can create Liens on any portion of any Individual Property, to the extent such Liens are not bonded over or discharged in accordance with
     Section 3.6 of the Mortgages;

                  (x) any security deposits, advance deposits or any other deposits collected with respect to any Individual Property which are not delivered to Lender in accordance with the provisions of the Loan Documents;

                  (xi) the failure to pay Taxes with respect to any Individual Property if such Individual Property generates sufficient Gross Revenue to pay such Taxes;

                  (xii) failure to obtain and maintain the fully paid for Policies in accordance with SECTION 5.1.1 hereof;

                  (xiii) the failure of any or all of the Borrowers to permit on-site inspections of any or all of the Properties as required by SECTION
     4.1.5 hereof or to provide financial information as required by SECTION
     4.1.7 hereof; and/or

                  (xiv)   Borrowers' indemnification of Lender set forth in
     SECTION 9.2 hereof.

     Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Obligations or to require that all collateral shall continue to secure all of the Obligations owing to Lender in accordance with the Loan Documents, and (B) the Obligations shall be fully recourse to Borrowers in the event that: (i) any or all of the Borrowers fail to maintain its/their status as a single purpose entity or fail to appoint a new property manager upon the request of Lender after the occurrence of any of the events set forth in SECTION 7.3, each as required by, and in accordance with the terms and provisions of, this Agreement and the Mortgages; (ii) any or all of the Borrowers fail to obtain Lender's prior consent to any subordinate financing or other voluntary Lien encumbering any Individual Property; (iii) any or all of the Borrowers fail to obtain Lender's prior consent to any Transfer of any Individual Property or any interest therein or any Transfer of any direct or indirect interest in Borrowers (or any of them), in either case as required by the Mortgages or this Agreement other than a Permitted Transfer; (iv) Borrowers (or any of them) file a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (v) an Affiliate, officer, director or representative which controls, directly or indirectly, any Borrower files, or joins in the filing of, an involuntary petition against Borrowers (or any of them) under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrowers (or any of them) from any Person;
(vi) Borrowers (or any of them) file an answer consenting to, or otherwise acquiescing in, or joining in, any involuntary petition filed against it by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person; (vii) any Affiliate, officer, director or representative which controls Borrowers (or any of them) consent to, or acquiesces in, or joins in, an application for the appointment of a custodian, receiver, trustee or examiner for Borrowers (or any of them) or any portion of any Individual Property; (viii) Borrowers (or any of them) make an assignment for the benefit of creditors or admit, in writing or in any legal proceeding, its insolvency or inability to pay its/their debts as they become due; or (ix) if either or both Guarantors (or any Person comprising either or both Guarantors), Borrowers (or any of them) or any Affiliate of any of the foregoing, in connection with any enforcement action or exercise or assertion of any right or remedy by or on behalf of Lender under or in connection with the Guaranty, the Notes, the Mortgages or any other Loan Document, seeks a defense, judicial intervention or injunctive or other equitable relief of any kind, or asserts in a pleading filed in connection with a judicial proceeding any defense against Lender or any right in connection with any security for the Loan, which the court in any such action or proceeding determines is without merit (in the case of a defense) or is unwarranted (in the case of a request for judicial intervention or injunctive or other equitable relief); provided, however, that Borrowers shall be entitled to assert a good faith defense of payment or performance of the obligations in question without incurring recourse hereunder.

     SECTION 11.23 PRIOR AGREEMENTS.

     This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including the Application Letter dated March 26, 2002 (as amended by letter dated May 23,
2002) between Horizon Group Properties, Inc. and Lender, are superseded by the terms of this Agreement and the other Loan Documents.

     SECTION 11.24 JOINT AND SEVERAL LIABILITY.

     If more than one Person has executed this Agreement as "Borrower," the representations, covenants, warranties and obligations of all such Persons hereunder shall be joint and several.

     SECTION 11.25 CREATION OF SECURITY INTEREST.

     Notwithstanding any other provision set forth in this Agreement, the Note, the Mortgages or any of the other Loan Documents, Lender may at any time create a security interest in all or any portion of its rights under this Agreement, the Notes, the Mortgages and any other Loan Document (including the advances owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

     SECTION 11.26 ASSIGNMENTS AND PARTICIPATIONS.

             (a) Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement.

             (b) Upon such execution and delivery, from and after the effective date specified in the related assignment and acceptance agreement, the assignee thereunder shall be a party hereto and shall have the rights and obligations of Lender hereunder to the extent of its interest in the Loan.

             (c) Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Agreement; PROVIDED, HOWEVER, that (i) Lender's obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Lender shall remain the holder of any Notes for all purposes of this Agreement, and (iv) Borrowers shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations under and in respect of this Agreement and the other Loan Documents.

     Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this SECTION 11.26, disclose to the assignee or participant or proposed assignees or participants, as the case may be, any information relating to Borrowers (or any of them) or any of its/their Affiliates or to any aspect of the Loan that has been furnished to Lender by or on behalf of the Borrowers (or any of them) or any of their respective Affiliates.

     SECTION 11.27 COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     SECTION 11.28 SET-OFF.

     In addition to any rights and remedies of Lender provided by this Agreement and by law, Lender shall have the right in its sole discretion, without prior notice to Borrowers, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Borrowers (or any of them) hereunder (whether at the stated maturity, by acceleration or otherwise), to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrowers. Lender agrees promptly to notify Borrowers after any such set-off and application made by Lender; PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

                           ARTICLE 12: MEZZANINE LOAN

     SECTION 12.1 COMPLIANCE WITH MEZZANINE LOAN DOCUMENTS.

             (a) Borrowers shall, or shall cause Mezzanine Borrowers to (i) pay all principal, interest and other sums required to be paid by Mezzanine Borrowers under and pursuant to the provisions of the Mezzanine Loan Documents;
(ii) diligently perform, observe and comply in all material respects with all of the terms, provisions, covenants and obligations of Mezzanine Borrowers under all of the Mezzanine Loan Documents as and when required under the Mezzanine Loan Documents, unless such performance or observance shall be waived in writing by Mezzanine Lender.

             (b) Borrowers shall cause Mezzanine Borrowers to fund all reserves required to be funded pursuant to the Mezzanine Loan Documents. In the event of a refinancing of the Mezzanine Loan permitted by the terms of this Agreement, Borrowers will cause all reserves on deposit with Mezzanine Lender to be utilized by Mezzanine Borrowers to reduce the amount due and payable to Lender or alternatively shall be remitted to Mezzanine Lender as a mandatory prepayment of the Loan.

             (c)  Promptly (and, in any event, no later than three (3) Business
Days) after receipt, Borrowers will deliver to Lender a true, correct and complete copy of all material notices, demands, requests or material correspondence (including electronically transmitted items) received from Mezzanine Lender by Mezzanine Borrowers or any guarantor under the Mezzanine Loan Documents.

             (d) Unless otherwise delivered to Lender pursuant to the provisions of Section 4.1.6, Borrowers will deliver (or cause Mezzanine Borrowers to deliver) to Lender all of the financial statements, reports, certificates and related items delivered or required to be delivered by Mezzanine Borrowers to Mezzanine Lender under the Mezzanine Loan Documents as and when due under the Mezzanine Loan Documents.

     SECTION 12.2 MEZZANINE LOAN DEFAULTS.

             (a) Without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrowers from any of their obligations hereunder, if there shall occur any Mezzanine Event of Default, each Borrower hereby expressly agrees that Lender shall have the immediate right, without prior notice to Borrowers, but shall be under no obligation: (i) to pay all or any part of the Mezzanine Loan and any other sums that are then due and payable, and to perform any act or take any action on behalf of Borrowers and/or Mezzanine Borrowers as may be appropriate, to cause all of the terms, covenants and conditions of the Mezzanine Loan Documents on the part of Mezzanine Borrowers to be performed or observed thereunder to be promptly performed or observed; and (ii) to pay any other amounts and take any other action as Lender, in its sole and absolute discretion, shall deem advisable to protect or preserve the rights and interests of Lender in the Loan and/or the Properties. All sums so paid and the costs and expenses incurred by Lender in exercising rights under this Section 12.2 (including reasonable attorneys' fees) (i) shall constitute additional advances of the Loan to Borrowers, (ii) shall increase the then unpaid Outstanding Principal Balance of the Loan, (iii) shall bear interest at the Default Rate for the period from the date that such costs or expenses were incurred to the date of payment to Lender, (iv) shall constitute a portion of the Obligations, and (v) shall be secured by the Mortgages.

             (b) Borrowers hereby indemnify Lender from and against all liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including reasonable attorneys' and other professional fees, whether or not suit is brought, and settlement costs) and reasonable disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Lender as a result of the foregoing actions. Lender shall have no obligation to Borrowers, their respective Affiliates, Mezzanine Borrowers or any other party to make any such payment or performance. Borrowers shall not impede, interfere with, hinder or delay, and shall not permit Mezzanine Borrowers to impede, interfere with, hinder or delay, any effort or action on the part of Lender to cure any default or asserted default under the Mezzanine Loan, or to otherwise protect or preserve Lender's interests in the Loan and the Properties following a default or asserted default under the Mezzanine Loan.

             (c) Each Borrower hereby grants Lender and any person designated by Lender the right to enter upon the Properties at any time following the occurrence and during the continuance of any Event of Default, or the assertion by Mezzanine Lender that a Mezzanine Event of Default has occurred, for the purpose of taking any such action or to appear in, defend or bring any action or proceeding to protect Borrowers', Mezzanine Borrowers' and/or Lender's interest. Lender may take such action as Lender deems reasonably necessary or desirable to carry out the intents and purposes of this subsection (including communicating with Mezzanine Lender with respect to any Mezzanine Loan defaults), without prior notice to, or consent from, Borrowers. Lender shall have no obligation to complete any cure or attempted cure undertaken or commenced by Lender.

             (d) If Lender shall receive a copy of any notice of default under the Mezzanine Loan Documents sent by Mezzanine Lender to Mezzanine Borrowers, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon. As a material inducement to Lender's making the Loan, each Borrower hereby absolutely and unconditionally releases and waives all claims against Lender arising out of Lender's exercise of its rights and remedies provided in this Section 12.2, except for Lender's gross negligence or willful misconduct. In the event that Lender makes any payment in respect of the Mezzanine Loan, Lender shall be subrogated to all of the rights of Mezzanine Lender under the Mezzanine Loan Documents against the Properties, in addition to all other rights it may have under the Loan Documents.

     SECTION 12.3 MEZZANINE LOAN ESTOPPELS.

     After written request by Lender, Borrowers shall (or shall cause Mezzanine Borrowers to) from time to time, use reasonable efforts to obtain from Mezzanine Lender such estoppel certificates with respect to the status of the Mezzanine Loan and compliance by Mezzanine Borrowers with the terms of the Mezzanine Loan Documents as may reasonably be requested by Lender. In the event or to the extent that Mezzanine Lender is not legally obligated to deliver such estoppel certificates and is unwilling to deliver the same, or is legally obligated to deliver such estoppel certificates but breaches such obligation, then Borrowers shall not be in breach of this provision so long as Borrowers furnish to Lender estoppels executed by Borrowers and Mezzanine Borrowers expressly representing to Lender, to Borrower's best knowledge, the information requested by Lender regarding the status of the Mezzanine Loan and the compliance by Mezzanine Borrowers with the terms of the Mezzanine Loan Documents. Borrowers hereby indemnify Lender from and against all liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including reasonable attorneys' and other professional fees, whether or not suit is brought and settlement costs) and reasonable disbursements of any kind or nature whatsoever which may be imposed on, actually incurred by, or asserted against Lender based in whole or in part upon any fact, event, condition, or circumstances relating to the Mezzanine Loan which was misrepresented in any material respect by Borrower in, or which warrants disclosure and was omitted from such estoppel executed by Borrowers and Mezzanine Borrowers.

     SECTION 12.4 NO AMENDMENTS TO MEZZANINE LOAN; REFINANCING OF MEZZANINE LOAN, ETC.

             (a) Without obtaining the prior written consent of Lender, Borrowers shall not cause or permit Mezzanine Borrowers to (i) amend or modify the Mezzanine Loan Documents in any material respect, (ii) refinance the Mezzanine Loan unless such refinancing is in an amount sufficient to repay the Mezzanine Loan (including all interest, the Yield Maintenance Premium and all other amounts due to Lender) in its entirety and such proceeds are used to so repay the Loan or (iii) take any action in violation in any material respect of the terms of the Mezzanine Loan Documents.

             (b) Borrowers will not permit Mezzanine Borrowers to make any elections or request any consents or waivers or exercise any right, election or remedy under any of the Mezzanine

Loan Documents outside the ordinary course of operations of the Property without first obtaining the prior written approval of Lender. Borrowers shall cause Mezzanine Borrowers to provide Lender with a copy of any amendment or modification to the Mezzanine Loan Documents within two Business Days after the execution thereof.

     SECTION 12.5 ACQUISITION OF MEZZANINE LOAN.

     Neither Borrowers, Sole Equity Member, Mezzanine Borrowers or any Affiliate of any of them shall acquire or agree to acquire the Mezzanine Loan, or any portion thereof or any interest therein, or any direct or indirect Mezzanine Borrowers ownership interest in the holder of the Mezzanine Loan, via purchase, transfer, exchange or otherwise, and any breach or attempted breach of this provision shall constitute an Event of Default hereunder. If, solely by operation of applicable subrogation law, Borrowers, Sole Equity Member, Mezzanine Borrowers or any Affiliate of any of them shall have failed to comply with the foregoing, then Borrowers: (i) shall immediately notify Lender of such failure; (ii) shall cause any and all such prohibited parties acquiring any interest in the Mezzanine Loan Documents: (A) not to enforce the Mezzanine Loan Documents; and (B) upon the request of Lender, to the extent any of such prohibited parties has or have the power or authority to do so, to promptly: (1) cancel the promissory note evidencing the Mezzanine Loan, (2) reconvey and release the lien securing the Mezzanine Loan and any other Properties under the Mezzanine Loan Documents, and (3) discontinue and terminate any enforcement proceeding(s) under the Mezzanine Loan Documents.

     SECTION 12.6 DEED IN LIEU OF FORECLOSURE.

     No Borrower shall, and no Borrower shall cause, suffer or permit Mezzanine Borrowers to, enter into any deed-in-lieu or consensual foreclosure with or for the benefit of Mezzanine Lender or any of its affiliates. Without the express prior written consent of Lender, no Borrower shall, and no Borrower shall cause, suffer or permit Mezzanine Borrowers to, enter into any consensual sale or other transaction in connection with the Mezzanine Loan which could diminish, modify, terminate, impair or otherwise adversely affect the interests of Lender or Borrowers, the Properties or any portion thereof or any interest therein or of Mezzanine Borrowers in the Properties or any portion thereof or any interest therein.

     SECTION 12.7 INTERCREDITOR AGREEMENT.

     Borrowers hereby acknowledge and agree that any intercreditor agreement entered into between Lender and Mezzanine Lender will be solely for the benefit of Lender and Mezzanine Lender, and that neither Borrowers nor Mezzanine Borrowers shall be intended third-party beneficiaries of any of the provisions therein, shall have no rights thereunder and shall not be entitled to rely on any of the provisions contained therein. Lender and Mezzanine Lender shall have no obligation to disclose to Borrowers the contents of the intercreditor agreement. Borrowers' obligations hereunder are and will be independent of such intercreditor agreement and shall remain unmodified by the terms and provisions thereof.

                        ARTICLE 13: RELEASE OF OUTPARCELS

     SECTION 13.1 RELEASE CONDITIONS. Borrowers may obtain a release of the Medford Outparcel and/or the Warrenton Outparcel (a "RELEASE") from the Liens of the Mortgages and the other Loan Documents encumbering the Medford Property and the Warrenton Property, as applicable, upon satisfaction of each of the following conditions precedent (collectively, the "RELEASE CONDITIONS"):

             (a) Borrowers shall have submitted to Lender a written request for such Release (each, a "RELEASE REQUEST") at least fifteen (15) Business Days prior to the anticipated date of such Release, including therein a certification that, as of the date of the Release Request, (i) no Event of Default shall have occurred and be continuing, and (ii) simultaneously with the giving of such Release, the applicable Borrower will transfer the Medford Outparcel or the Warrenton Outparcel, as applicable;

             (b) Borrowers shall have delivered to Lender detailed information regarding Borrowers' plans for subdivision and zoning compliance with respect to the Meford Outparcel, the Medford Property, the Warrenton Parcel and the Warrenton Property, as applicable, in connection with such Release;

             (c) Borrowers shall have obtained Lender's prior written consent to the proposed use and tenancy of the Medford Outparcel and/or the Warrenton Outparcel;

             (d) No Event of Default shall have occurred and be continuing at the time of the Release;

             (e) Borrowers shall have paid all of the reasonable legal and administrative fees and expenses incurred by Lender in connection with preparing, reviewing, processing, filing and delivering such Release;

             (f) Borrowers shall have delivered to Lender a confirmation from the Rating Agencies that the proposed Release, in and of itself, shall not result in a downgrade, withdrawal or qualification of the then-current ratings assigned or to be assigned to the related Securities;

             (g) Borrowers shall comply with any terms and conditions as the Rating Agencies shall require in connection with such Release;

             (h) the Medford Property and/or the Warrenton Property, as applicable, after giving effect to the subdivision and conveyance of the Medford Outparcel and/or the Warrenton Outparcel, will (i) comply with all zoning ordinances, including, without limitation, those related to parking, lot size and density, (ii) be a separate tax parcel, and not be subject to any lien for taxes due or not yet due attributable to the Medford Outparcel and/or the Warrenton Outparcel, as applicable, (iii) comply with all subdivision ordinances and regulations and any other Legal Requirements, and (iv) have an appurtenant easement for utilities, parking and access currently crossing or located on the Medford Outparcel and/or the Warrenton Outparcel, as applicable;

             (i) the receipt by Lender of endorsements to the title policy for the applicable Individual Property insuring each of the items set forth in (h) above;

             (j) the applicable Borrower shall convey the Medford Outparcel or the Warrenton Outparcel, concurrently with the Release, to an entity other than such Borrower;

             (k) Lender, at its election, may obtain, at Borrowers' expense, after Securitization an opinion of counsel that the Release will not cause (i) any adverse tax consequences to the REMIC Trust or any holders of the Notes;
(ii) each Mortgage encumbering the Medford Outparcel and/or the Warrenton Outparcel, as applicable, to fail to be a "qualifying security instrument" under
Section 860G(a)(3) of the Code or any other applicable federal law relating to REMIC Trusts, or (iii) the taxation of the income of the Loan to the REMIC Trust or cause a loss of REMIC Trust status; and

             (l) Borrowers shall deliver or take, as the case may be, any other items or actions reasonably requested by Lender or Lender's counsel.

     SECTION 13.2 DEFINITION OF PROPERTY. Subsequent to the Release of the Medford Outparcel or the Warrenton Outparcel, as applicable, all references herein to the term "Medford Property" shall be deemed to exclude the Medford Outparcel and all references to the term "Warrenton Property" shall be deemed to exclude the Warrenton Outparcel, as applicable.

     SECTION 13.3 RELEASE. Upon satisfaction of the Release Conditions, Lender, at the sole cost and expense of Borrowers, shall execute and deliver to the applicable Borrower releases, satisfactions, discharges and/or assignments, as applicable and as reasonably requested by Borrowers, of the Mortgages and the other Loan Documents relating to the Medford Outparcel or the Warrenton Outparcel, as applicable.

                         [NO FURTHER TEXT ON THIS PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                           LENDER:

                                           UBS WARBURG REAL ESTATE INVESTMENTS
                                           INC., a Delaware corporation

                                           By:
                                               ---------------------------------
                                               Name:
                                                     ---------------------------
                                               Title:
                                                      --------------------------

                                           By:
                                               ---------------------------------
                                               Name:
                                                     ---------------------------
                                               Title:
                                                      --------------------------

                                           LAUGHLIN OUTLET CENTER LLC, a
                                           Delaware limited liability company

                                           By:
                                               ---------------------------------
                                               Name:
                                                     ---------------------------
                                               Title:
                                                      --------------------------

                                           MEDFORD OUTLET CENTER LLC, a Delaware
                                           limited liability company

                                           By:
                                               ---------------------------------
                                               Name:
                                                     ---------------------------
                                               Title:
                                                      --------------------------

                                           WARRENTON OUTLET CENTER LLC, a
                                           Delaware limited liability company

                                           By:
                                               ---------------------------------
                                               Name:
                                                     ---------------------------
                                               Title:
                                                      --------------------------

                                   SCHEDULE I

                                    RENT ROLL

                                   SCHEDULE II

                              ORGANIZATIONAL CHART

                                  SCHEDULE III

                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

                                   EXHIBIT A-1

                      LEGAL DESCRIPTION - LAUGHLIN PROPERTY

                                   EXHIBIT A-2

                      LEGAL DESCRIPTION - MEDFORD PROPERTY

                                   EXHIBIT A-3

                     LEGAL DESCRIPTION - WARRENTON PROPERTY

                                   EXHIBIT B-1

                      LEGAL DESCRIPTION - MEDFORD OUTPARCEL

                                   EXHIBIT B-2

                     LEGAL DESCRIPTION - WARRENTON OUTPARCEL

                                       188